     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2001


                                                      REGISTRATION NO. 333-52468
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   FORM S-4/A



                                AMENDMENT NO. 1
                                       TO


                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              FOSTER WHEELER LTD.

             (Exact Name of Registrant as Specified in its Charter)

               BERMUDA                                    1600                                NOT APPLICABLE
   (State or Other Jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
    Incorporation or Organization)            Classification Code Number)                  Identification No.)

                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
                           TELEPHONE: (908) 730-4000
                           FACSIMILE: (908) 730-5300
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                            THOMAS R. O'BRIEN, ESQ.
                             C/O FOSTER WHEELER LLC
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
                           TELEPHONE: (908) 730-4000
                           FACSIMILE: (908) 730-5300
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code of Agent for Service)

    Foster Wheeler Ltd. maintains its registered offices at Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda, and its principal executive offices at Perryville Corporate Park, Clinton, New Jersey 08809. The executive offices of the subsidiary which supervises Foster Wheeler Ltd.'s subsidiaries' activities are located at Perryville Corporate Park, Clinton, New Jersey 08809. The telephone number there is (908) 730-4000.
                            ------------------------

                                   COPIES TO:

                            TIMOTHY B. GOODELL, ESQ.
                           ROBERT L. CLARE III, ESQ.
                                White & Case LLP
                          1155 Avenue of the Americas
                               New York, NY 10036
                                 (212) 819-8200
                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus, have been satisfied or waived.

                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number the earlier effective registration statement for the same offering. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                           FOSTER WHEELER CORPORATION
                                ----------------


                         PROXY STATEMENT/PROSPECTUS FOR



                            40,711,560 COMMON SHARES
                             OF FOSTER WHEELER LTD.

                            ------------------------

    We are furnishing this proxy statement/prospectus to you in connection with the solicitation of proxies by the board of directors of Foster Wheeler Corporation for use at the 2001 Annual Meeting of Foster Wheeler Corporation stockholders to be held at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey on April 23, 2001 at 10:30 a.m., local time (or at any adjournments or postponements thereof). This proxy statement/prospectus relates to:


        1) the proposed corporate reorganization whereby pursuant to an Agreement and Plan of Merger, substantially in the form attached, among Foster Wheeler Corporation, Foster Wheeler LLC and Foster Wheeler Ltd., a Bermuda company, Foster Wheeler Corporation will effectively change its domicile from New York to Bermuda by merging with Foster Wheeler LLC, with Foster Wheeler LLC being the surviving entity and an indirect wholly-owned subsidiary of Foster Wheeler Ltd. and with all shares of Foster Wheeler Corporation automatically converting into shares of Foster Wheeler Ltd. with all current stockholders in Foster Wheeler Corporation becoming shareholders in Foster Wheeler Ltd. (the "Reorganization");


        2) the election of Eugene D. Atkinson, E. James Ferland, Joseph J. Melone and Richard J. Swift as directors of Foster Wheeler Corporation; and

        3) the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of Foster Wheeler Corporation for the year 2001.


    Upon consummation of the Reorganization, each outstanding share of common stock, par value $1.00, of Foster Wheeler Corporation will be automatically converted into one share of common stock, par value $1.00, of Foster
Wheeler Ltd. Foster Wheeler Ltd. will be governed in accordance with the Bermuda Companies Act 1981, and the terms of its memorandum of association and bye-laws. Foster Wheeler Corporation, along with its current subsidiaries, including Foster Wheeler Ltd. and Foster Wheeler LLC, are sometimes collectively referred to herein as "we", "us" or the "Company".



    Foster Wheeler Corporation common stock is currently traded on the NYSE under the symbol "FWC" and, immediately following the Reorganization, Foster Wheeler Ltd. common shares will be traded on the NYSE under the same symbol ("FWC"). The last reported sale price for the Foster Wheeler Corporation common stock on the NYSE on March 1, 2001 was $13.60.



    We are mailing this proxy statement/prospectus and the form of proxy to shareholders of Foster Wheeler Corporation on or about March 9, 2001.



    Foster Wheeler Corporation's board of directors recommends that you:
(i) vote "FOR" the Reorganization, (ii) elect Eugene D. Atkinson, E. James Ferland, Joseph J. Melone and Richard J. Swift as directors of Foster Wheeler Corporation, and (iii) ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Foster Wheeler Corporation for the year 2001.



    This document provides you with detailed information about the Reorganization and the shareholder meeting. We encourage you to read carefully this entire document and the documents incorporated by reference. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE REORGANIZATION DESCRIBED BEGINNING ON PAGE 9 OF THIS DOCUMENT.



                                                              [SIGNATURE]
                                                            Richard J. Swift
                                                            Chairman of the Board, President and
                                                            Chief Executive Officer



    Some financial and other information about Foster Wheeler Corporation is available on (i) the Securities and Exchange Commission's World Wide Web site located at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, and (ii) Foster Wheeler Corporation's World Wide Web site located at http://www.fwc.com. Please note that the information on these world wide web sites is not incorporated by reference into this proxy statement/prospectus.


    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.


         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MARCH 9, 2001.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE. SEE "WHERE YOU CAN FIND MORE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE. DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO THE OFFICE OF THE SECRETARY, FOSTER WHEELER CORPORATION, PERRYVILLE CORPORATE PARK, CLINTON, NEW JERSEY 08809-4000. TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 6, 2001. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS.

                                     [LOGO]


                           FOSTER WHEELER CORPORATION


                      NOTICE OF ANNUAL SHAREHOLDER MEETING
                           FOSTER WHEELER CORPORATION
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                            ------------------------

          NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2001
                            ------------------------

    The annual meeting of shareholders of Foster Wheeler Corporation will be held at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey, on Monday, April 23, 2001, at 10:30 a.m. for the following purposes:


        1. To approve and adopt an Agreement and Plan of Merger, substantially in the form attached, among Foster Wheeler Corporation, Foster Wheeler LLC and Foster Wheeler Ltd., a Bermuda company, whereby Foster Wheeler Corporation will effectively change its domicile from New York to Bermuda by merging with Foster Wheeler LLC, with Foster Wheeler LLC being the surviving entity and an indirect wholly-owned subsidiary of Foster Wheeler Ltd. and with all shares of Foster Wheeler Corporation automatically converting into shares of Foster Wheeler Ltd. with all current stockholders in Foster Wheeler Corporation becoming shareholders in Foster Wheeler Ltd. (the "Reorganization");


        2.  To elect four directors;

        3. To ratify the appointment of PricewaterhouseCoopers LLP as Foster Wheeler Corporation's independent accountants for 2001; and

        4. To address any other matters that properly come before the annual meeting and any adjournments or postponements of the annual meeting.


    The board of directors has fixed the close of business on February 28, 2001, as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting or adjournments thereof.


    Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card. The ticket attached to the proxy card will admit you to the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or a broker and you plan to attend, you may request a ticket by writing to the office of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000, and including proof of beneficial ownership, such as a bank or brokerage firm account statement or a letter from the broker, bank or nominee holding your stock.

    YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, YOU SHOULD COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. IF YOU EXPECT TO ATTEND THE ANNUAL MEETING YOU SHOULD CHECK THE APPROPRIATE BOX ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Lisa Fries Gardner
                                          VICE PRESIDENT & SECRETARY


March 9, 2001

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This document contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. This Act protects public companies from liability for forward-looking statements in private securities actions if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially. Forward-looking statements by their nature involve a degree of risk and uncertainty. All statements regarding the expected benefits of the Reorganization are forward-looking statements. The forward-looking statements may include statements for the period following completion of the Reorganization. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans" or similar expressions in this document or in the documents incorporated by reference. You should be aware that any forward-looking statements in this document only reflect current expectations and are not guarantees of performance.

    We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to:

    -- an inability to realize expected benefits of the Reorganization within the anticipated time frame, or at all;

    -- costs or difficulties related to the Reorganization and related transactions, which could be greater than expected;

    -- changes in the rate of economic growth in the United States and other major international economies;

    --  changes in investment by the energy, power and environmental industries;

    --  changes in regulatory environments;

    --  changes in project schedules;

    --  changes in trade, monetary and fiscal policies worldwide;

    --  currency fluctuations;

    --  outcomes of pending and future litigation;

    -- protection and validity of patents and other intellectual property rights;

    --  increasing competition by foreign and domestic companies;

    --  changes in capital needs; and

    --  changing rates of inflation and other economic or business conditions.

    Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of any such document.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION..............      1

SUMMARY.....................................................      4
  Parties to the Reorganization.............................      4
  The Reorganization........................................      4
  Reasons for the Reorganization............................      5
  Conditions to Consummation of the Reorganization..........      5
  U.S. Federal Income Tax Considerations....................      5
  Rights of Shareholders....................................      6
  Stock Exchange Listing....................................      6
  Market Price..............................................      6
  Rights of Dissenting Shareholders.........................      6
  Accounting Treatment of the Reorganization................      6
  Annual Meeting............................................      7
  Recommendations of the Board of Directors.................      7
  Votes Required............................................      7
  Proxies...................................................      8
  Election of Directors of Foster Wheeler Corporation.......      8
  Directors of Foster Wheeler Ltd...........................      8

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............      8

SUMMARY PRO FORMA FINANCIAL INFORMATION.....................      8

RISK FACTORS................................................      9

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.............     10

THE REORGANIZATION (ITEM 1).................................     10
  Structure of the Reorganization...........................     10
  Background and Reasons for the Reorganization.............     10
  Automatic Share Conversion................................     11
  Amendment or Termination..................................     12
  Conditions to Consummation of the Reorganization..........     12
  Effective Time............................................     13
  Management of Foster Wheeler Ltd..........................     13
  Required Vote for the Reorganization......................     13
  Rights of Dissenting Shareholders.........................     13
  Dividends.................................................     14
  Stock Compensation Plans..................................     14
  Stock Exchange Listing....................................     14
  Accounting Treatment of the Reorganization................     14
  Subsequent Restructuring..................................     14

DESCRIPTION OF AUTHORIZED SHARES OF FOSTER WHEELER LTD......     15
  Authorized Share Capital..................................     15
  Voting....................................................     15
  Changes to Rights of a Class or Series....................     15
  Quorum for General Meetings...............................     15
  Dividend Rights...........................................     16
  Rights Upon Liquidation...................................     16

                                                              PAGE
                                                              ----
  Sinking Fund..............................................     16
  Liability for Further Calls or Assessments................     16
  Pre-emptive Rights........................................     16
  Redemption and Conversion.................................     16
  Repurchase................................................     16
  Restrictions on Transfer..................................     16
  Other Classes or Series of Shares.........................     17
  Compulsory Acquisition of Shares held by Minority              17
    Holders.................................................
  Transfer Agent............................................     17
  Anti-Takeover Provisions..................................     17

COMPARISON OF RIGHTS OF SHAREHOLDERS........................     19
  Quorum; Meetings of Shareholders..........................     19
  Advance Notice Requirements for Shareholder Proposals and      19
    Director Nominations....................................
  Distributions and Dividends; Repurchases and                   20
    Redemptions.............................................
  Amendment of the Certificate of Incorporation/Memorandum       20
    of Association..........................................
  Amendment of By-laws......................................     21
  Indemnification of Directors and Officers.................     21
  Limited Liability of Directors............................     21
  Interested Director Transactions..........................     22
  Shareholders' Suits.......................................     22
  Shareholder Approval of Business Combinations.............     23
  Dissenters' Rights........................................     24
  Inspection of Books and Records...........................     24
  Removal of Directors; Vacancies on the Board of                24
    Directors...............................................
  Shareholder Rights Plans..................................     25

INCOME TAX CONSIDERATIONS...................................     27
  United States Federal Income Taxation.....................     27
  Tax Consequences of the Reorganization....................     28
  Foster Wheeler Ltd. Common Shares.........................     29
  Sale or Exchange of Common Shares.........................     29
  Bermuda Tax Consequences..................................     31

ANNUAL MEETING..............................................     32
  Time, Place and Date......................................     32
  Proposals.................................................     32
  Quorum....................................................     32
  Record Date...............................................     32
  Voting Procedure..........................................     32
  Proxies...................................................     33
  Revocation................................................     33
  Validity..................................................     33
  Solicitation of Proxies...................................     33
  Requisite Vote............................................     34

ELECTION OF DIRECTORS OF FOSTER WHEELER CORPORATION (ITEM        34
  2)........................................................
  Nominees for Election at This Meeting.....................     34
  Similar Information on Continuing Directors...............     35
  Ownership of Common Stock By Directors and Executive           36
    Officers................................................
  Amount and Nature of Beneficial Ownership.................     36
    Section 16(a) Beneficial Ownership Reporting                 36
     Compliance.............................................

                                                              PAGE
                                                              ----
    Certain Beneficial Owners...............................     37
  Compensation of Directors.................................     37
  Compensation of Executive Officers........................     38
    Report of the Compensation Committee on Executive            38
     Compensation...........................................
    Base Salary.............................................     39
    Annual Incentive........................................     39
    Long-Term Incentives....................................     39
    Incentive Plans.........................................     40
  Audit Committee Report....................................     40
    Audit Fees..............................................     41
    Financial Information Systems Design and Implementation      41
     Fees...................................................
    All Other Fees..........................................     41
  Committees of the Board...................................     41
  Summary Compensation Table................................     43
  Options Granted...........................................     44
  Performance Stock Options.................................     44
  Aggregate Options Exercises...............................     45
  Defined Benefit Plans.....................................     46
  Performance Graph.........................................     47
  Change of Control Arrangements............................     47
  Compensation Committee Interlocks and Insider                  49
    Participation...........................................

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (ITEM     49
  3)........................................................

EXPERTS.....................................................     49

LEGAL MATTERS...............................................     49

PROPOSALS OF SHAREHOLDERS...................................     50

WHERE YOU CAN FIND MORE INFORMATION.........................     50

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     51




ANNEX I -- AGREEMENT AND PLAN OF MERGER.....................     I-1

ANNEX II -- MEMORANDUM OF ASSOCIATION OF FOSTER
  WHEELER LTD...............................................    II-1

ANNEX III -- BYE-LAWS OF FOSTER WHEELER LTD.................   III-1

ANNEX IV -- AUDIT COMMITTEE CHARTER.........................    IV-1

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION


HOW WILL THE REORGANIZATION BE ACCOMPLISHED?


    Foster Wheeler Corporation will merge into Foster Wheeler LLC, with Foster Wheeler LLC surviving as a wholly-owned, indirect subsidiary of Foster
Wheeler Ltd., a Bermuda company. Pursuant to the Reorganization, the current shares of Foster Wheeler Corporation will automatically convert into shares of Foster Wheeler Ltd. This procedure allows you to become a shareholder in Foster Wheeler Ltd., the new Bermuda parent company of the entire Foster Wheeler group. After the Reorganization, you will continue to own an interest in a holding company which, together with its subsidiaries, will be engaged in the same business that Foster Wheeler Corporation and its subsidiaries were engaged in before the Reorganization. YOUR PROPORTIONATE OWNERSHIP AND RELATIVE VOTING RIGHTS WILL NOT CHANGE AS A RESULT OF THE REORGANIZATION.

WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS REORGANIZATION?

    We believe that a significant portion of our business is, and will be, generated from non-U.S. markets. The Reorganization will allow us to avail ourselves of financial and other business advantages that are not available under our current corporate structure. By aligning our structure with our business operations, we hope to promote operational efficiencies, including improvements in our global cash management. The Reorganization should provide a more favorable corporate and regulatory structure for expansion of our current business and for future business opportunities. The Reorganization may also facilitate our access to financing sources outside of the United States and broaden our investor base by making our stock more attractive to non-U.S. investors. In addition, the Reorganization will give us greater flexibility over the long-term in seeking to improve our worldwide effective tax rate. See "The Reorganization--Background and Reasons for the Reorganization" on page 10 in the accompanying proxy statement/prospectus.

WILL THE REORGANIZATION DILUTE MY OWNERSHIP INTEREST?


    No. The Reorganization will not dilute your ownership interest in the Company. After the Reorganization is consummated, you will own the same percentage of Foster Wheeler Ltd. as you currently own of Foster Wheeler Corporation.


HOW DO THE SHAREHOLDERS BENEFIT FROM THE REORGANIZATION?

    Our objective in the Reorganization is to enhance long-term shareholder value. In the short term, we cannot predict what impact, if any, the Reorganization will have.

WILL FOSTER WHEELER CORPORATION STOCKHOLDERS BE TAXED AS A RESULT OF THE
  REORGANIZATION?

    Generally, shareholders that are United States persons and certain foreign persons will recognize gain, if any, but not loss, on the receipt of Foster Wheeler Ltd. common shares in connection with the Reorganization for U.S. federal income tax purposes. Accordingly, such a holder should recognize gain equal to the difference, if any, between the fair market value of the Foster Wheeler Ltd. common shares received pursuant to the conversion of Foster Wheeler Corporation common stock and the holder's adjusted tax basis in his shares of Foster Wheeler Corporation common stock. Generally, any such gain will be capital gain. Shareholders with a loss on their shares of Foster Wheeler Corporation common stock will not be able to recognize that loss as a result of the Reorganization, but their aggregate basis in the Foster Wheeler Ltd. common shares should be equal to the aggregate basis of their shares of Foster Wheeler Corporation common stock. Thus, any loss should be preserved.

    WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

WILL FOSTER WHEELER CORPORATION BE TAXED AS A RESULT OF THE REORGANIZATION?

    Based upon our estimates of the fair market value of assets transferred in connection with the Reorganization and upon an analysis of our tax attributes, we believe the Company should not incur a material U.S. federal or foreign tax payment obligation as a result of the Reorganization or the implementation of the various steps associated with it.

HAS THE IRS RENDERED AN OPINION ON THE REORGANIZATION?
    No. We are not requesting any ruling from the IRS.

WHY DO THE REORGANIZATION NOW?


    We believe that the Reorganization will provide advantages and opportunities which are not currently available to us. Delays in consummating the Reorganization will postpone our ability to capture these benefits.


WHY WAS BERMUDA SELECTED AS THE DOMICILE OF THE NEW PARENT COMPANY?


    We chose Bermuda for its political stability, legal framework and business friendly environment. The first international (i.e., not locally-owned) company was incorporated in Bermuda in the 1930's, and there are currently many companies domiciled there which are publicly traded on U.S. and European markets. Bermuda has an established screening policy to formally check on the ownership of companies that request domicile there. In addition, despite certain differences, the corporate legal system, based on English law, is such that your rights as a Foster Wheeler Ltd. shareholder will be substantially unchanged from your rights as a shareholder in Foster Wheeler Corporation. We encourage you to read the section "Comparison of Rights of Shareholders" for a more detailed description of the differences between your rights under New York law and under Bermuda law.



WILL THE PROPOSAL AFFECT CURRENT OPERATIONS? WHAT ABOUT THE FUTURE?


    The Reorganization, which will move the Company's domicile from New York to Bermuda, will have no immediate impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of the business, independent of our legal domicile.


WHY IS A LIMITED LIABILITY COMPANY INVOLVED IN THE PROPOSAL?


    Under the terms of the agreements governing certain of our debt, we are subject to restrictions on our activities. Specifically, we are not allowed to merge with a foreign legal entity, unless we are the surviving entity. Therefore, as part of the process of changing our domicile from New York to Bermuda, we must merge with a U.S. legal entity. We have chosen a Delaware limited liability company because of its flexible form.

WHAT VOTE IS REQUIRED TO APPROVE THE TRANSACTION?

    In order for us to change our domicile, we need favorable votes from two-thirds of all outstanding shares. SHARES FOR WHICH NO VOTES ARE CAST WILL BE TREATED AS THOUGH THEY WERE VOTED AGAINST THE REORGANIZATION, SO IT IS VERY IMPORTANT FOR ALL SHAREHOLDERS TO VOTE. See "Annual Meeting--Requisite Vote" on page 34.

WILL THIS PROPOSAL RESULT IN A MORE COSTLY AND COMPLEX CORPORATE STRUCTURE?

    Short term, the new corporate structure may impose some organizational costs, but we do not expect these costs to be material. Long term, the Reorganization may actually simplify our structure.

IF THE REORGANIZATION IS APPROVED, WHEN WOULD IT BECOME EFFECTIVE?


    We plan to make the Reorganization effective approximately two months after the shareholders have approved the Reorganization at the Annual Meeting. See "The Reorganization--Effective Time" on page 13.


WILL I BE ABLE TO TRADE MY SHARES DURING THE TIME IT TAKES TO COMPLETE THE
  REORGANIZATION?

    Yes. You will be able to trade your shares during the time it takes to complete the Reorganization.


HOW DO I VOTE IF MY SHARES ARE REGISTERED IN MY NAME?



    After you read this document, sign and mail your proxy card in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the annual meeting. To ensure that your vote is counted, please sign and mail your proxy as instructed on your proxy card even if you currently plan to attend the annual meeting in person.



HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN STREET NAME?



    After you read this document, sign your voter instruction form and return it to your broker in accordance with their instructions.


IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR
  ME?


    NO. IF YOU DO NOT PROVIDE YOUR BROKER WITH INSTRUCTIONS ON HOW TO VOTE YOUR "STREET NAME" SHARES, YOUR BROKER WILL NOT BE PERMITTED TO VOTE THEM. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.


WHAT DO I DO IF I WANT TO CHANGE MY VOTE?


    Just send in a later-dated, signed proxy card to our transfer agent, Mellon Investor Services LLC, or you can attend the annual meeting and vote in person. You may also revoke your proxy by sending a notice of revocation to Mellon Investor Services LLC. The address for Mellon Investor Services LLC is P.O.
Box 1677, Church Street Station, New York, NY 10008-1677.


DO I HAVE TO CHANGE MY STOCK CERTIFICATES?

    No. After the merger is completed, your stock certificates will automatically represent Foster Wheeler Ltd. common shares. For further information, please see "The Reorganization--Automatic Share Conversion" on page 11.


WHO DO I CONTACT WITH FURTHER QUESTIONS?



    Please call Foster Wheeler Corporation's proxy solicitor, Georgeson Shareholder Communications Inc. at (800) 223-2064, or our transfer agent, Mellon Investor Services LLC, at (800) 851-9677, or write us at Office of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000.

                                    SUMMARY


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE REORGANIZATION MORE FULLY, AND FOR A MORE COMPLETE LEGAL DESCRIPTION OF THE REORGANIZATION, YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT/ PROSPECTUS, INCLUDING THE ANNEXES. THE AGREEMENT AND PLAN OF MERGER ATTACHED AS ANNEX I TO THIS PROXY STATEMENT/PROSPECTUS IS SUBSTANTIALLY SIMILAR TO THE LEGAL DOCUMENT THAT WILL GOVERN THE REORGANIZATION. WE ENCOURAGE YOU TO READ THAT AGREEMENT.


PARTIES TO THE REORGANIZATION

    FOSTER WHEELER CORPORATION

    Foster Wheeler Corporation, a New York corporation, is a worldwide industrial and engineering company. The business of Foster Wheeler Corporation is carried on through various subsidiaries and falls within two business groups. The Engineering and Construction Group ("E&C Group") designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities and process plants for the production of fine chemicals, pharmaceuticals, dyestuffs, fragrances, flavors, food additives and vitamins. Also, the E&C Group provides a broad range of environmental remediation services, together with related technical, design and regulatory services. The Energy Equipment Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life extension, and plant repowering. In addition, the Energy Equipment Group provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics.

    FOSTER WHEELER LTD.


    Foster Wheeler Ltd. is a Bermuda company currently owned by a trust created for the benefit of Foster Wheeler Corporation's stockholders. After the Reorganization, you will be a shareholder of Foster Wheeler Ltd. Prior to the Reorganization, Foster Wheeler Ltd. will have no significant assets or capital and will not have engaged in any business or activities other than in connection with the Reorganization. The principal registered office of Foster Wheeler Ltd. is located at Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda.


    FOSTER WHEELER LLC

    Foster Wheeler LLC is a Delaware limited liability company. It has transacted no business to date except in connection with the Reorganization and related transactions. All interests in Foster Wheeler LLC are currently held indirectly by Foster Wheeler Ltd.


    The principal executive offices of each of the parties to the Reorganization are located at Perryville Corporate Park, Clinton, New Jersey 08809-4000. The telephone number of each party at that address is (908) 730-4000. The registered office of Foster Wheeler Ltd., however, will be at Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda.


THE REORGANIZATION (SEE PAGE 10)

    The Reorganization is a transaction that will result in you owning shares in a Bermuda corporation rather than a New York corporation. The Reorganization will effectively change our place of incorporation from New York to Bermuda. After completion of the Reorganization, Foster Wheeler Ltd.'s subsidiaries will continue to conduct the business that Foster Wheeler Corporation's subsidiaries now conduct.

    The Reorganization involves the following steps:


        1. Foster Wheeler Corporation will merge with Foster Wheeler LLC. Foster Wheeler LLC, an indirect, wholly-owned subsidiary of Foster Wheeler Ltd., will be the surviving entity.

        2. The outstanding shares of Foster Wheeler Corporation will automatically convert by operation of law into shares of Foster Wheeler Ltd.

        3. The current shareholders of Foster Wheeler Corporation will own shares of Foster Wheeler Ltd. in the same percentages as they currently own in Foster Wheeler Corporation.


        4. Most of the assets previously held by Foster Wheeler Corporation will be contributed to two newly formed Delaware subsidiaries by Foster Wheeler LLC.


    We anticipate that if the Reorganization is approved at the annual shareholder meeting, it will become effective approximately two months thereafter.

    The new shareholders of Foster Wheeler Ltd. who owned shares in Foster Wheeler Corporation, will be able, at their option, to exchange their share certificates for share certificates evidencing ownership in Foster Wheeler Ltd. as set out on page 11.

    Following the Reorganization, we plan to restructure our operations in a manner that helps us achieve our business objectives.

REASONS FOR THE REORGANIZATION (SEE PAGE 10)

    International activities are a significant portion of our current business. We anticipate that a substantial portion of our future business will also be in international markets. We believe that reorganizing as a Bermuda corporation will give us advantages in pursuing and exploiting these opportunities and will be more consistent with our business operations.

    We expect that the Reorganization may increase our access to international capital markets, increase attractiveness to non-U.S. investors, improve global cash management, improve global tax position and result in a more favorable corporate structure for expansion of our current business.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION (SEE PAGE 12)

    The consummation of the Reorganization is conditioned on several factors, including the approval of shareholders holding two-thirds of the shares of Foster Wheeler Corporation's outstanding stock and that none of the parties to the Agreement and Plan of Merger is subject to any authority which prohibits the consummation of the Reorganization.

    For additional factors, please see "The Reorganization--Conditions to Consummation of the Reorganization" on page 12.

U.S. FEDERAL INCOME TAX CONSIDERATIONS (SEE PAGE 27)

    TAXATION OF SHAREHOLDERS


    Generally, shareholders that are United States persons and certain foreign persons will recognize gain, if any, but not loss, on the receipt of Foster Wheeler Ltd. common shares in connection with the Reorganization. Accordingly, each such holder should recognize gain equal to the difference, if any, between the fair market value of the Foster Wheeler Ltd. common shares received pursuant to the conversion of Foster Wheeler Corporation common stock and the holder's adjusted tax basis in such holder's Foster Wheeler Corporation common stock. Generally, any such gain will be capital gain. Such shareholders with a loss on their Foster Wheeler Corporation common stock will not be able to recognize that loss as a result of the Reorganization, but their aggregate basis in the Foster Wheeler Ltd. common shares should be equal to the aggregate basis of their Foster Wheeler Corporation common stock. Thus, any loss should be preserved.


    WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

    TAXATION OF FOSTER WHEELER CORPORATION
    For U.S. federal income tax purposes, we will be required to recognize gain, but not loss, on any assets retained by Foster Wheeler LLC and not contributed to certain newly-formed Delaware subsidiaries. Currently, we do not anticipate retaining any asset formerly held by Foster Wheeler Corporation in Foster Wheeler LLC that has a fair market value significantly in excess of the tax basis in such assets. Thus, we should not recognize any material gain with respect to the assets retained by Foster Wheeler LLC as a result of the Reorganization. In addition, if the Reorganization is approved, it is expected that we will recognize taxable gain as a result of a transfer of certain assets to an affiliate outside the United States. Based on our current estimates of the fair market value of these transferred assets and the amounts of our tax attributes, we believe that the Company will not incur a material U.S. federal income tax payment obligation as a result of this particular transaction.


    A more detailed discussion of the principal tax consequences of the Reorganization is set out under "Income Tax Considerations" on page 27.



RIGHTS OF SHAREHOLDERS (SEE PAGE 19)



    The principal attributes of the Foster Wheeler Corporation common stock and the Foster Wheeler Ltd. common shares will be similar. There are differences, however, between the rights of shareholders under New York law and Bermuda law. In addition, there are differences between our current certificate of incorporation and by-laws and Foster Wheeler Ltd.'s memorandum of association and bye-laws. We encourage you to read the section titled "Comparison of Rights of Shareholders" on page 19 for a more detailed discussion.


STOCK EXCHANGE LISTING (SEE PAGE 14)

    Immediately following the Reorganization, Foster Wheeler Ltd. shares will be listed on the New York Stock Exchange under the symbol "FWC", the same symbol under which Foster Wheeler Corporation shares are currently listed.

MARKET PRICE


    The closing price per share of our shares on the New York Stock Exchange was $13.60 on March 1, 2001. The high and low sales prices of Foster Wheeler Corporation shares on the New York Stock Exchange were $4.5625 and $4.375 on November 28, 2000, the last trading day before the public announcement of the Reorganization.


RIGHTS OF DISSENTING SHAREHOLDERS (SEE PAGE 13)

    Shareholders voting against the Reorganization will not be eligible for appraisal rights.

ACCOUNTING TREATMENT OF THE REORGANIZATION (SEE PAGE 14)

    The Reorganization will be accounted as a reorganization of entities under common control which will not result in changes in our historical carrying amount of assets, liabilities and consolidated financial statements.

ANNUAL MEETING (SEE PAGE 32)

    TIME, DATE, PLACE AND PURPOSE. The annual meeting of shareholders will be held at 10:30 a.m., local time, on April 23, 2001, at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey. At the annual meeting, you will be asked to vote on:

    1. the approval of the Reorganization, which will result in you holding shares of Foster Wheeler Ltd., a Bermuda corporation, instead of shares in Foster Wheeler Corporation, a New York corporation;


    2.  the election of four nominees as directors to serve three-year terms;


    3. the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001; and

    4.  any other matters that may properly come before the annual meeting.


    RECORD DATE. Only shareholders of record at the close of business on February 28, 2001, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the annual meeting.


    QUORUM. The presence, in person or by proxy, of shareholders holding a majority of our outstanding shares entitled to vote at the annual meeting will constitute a quorum.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF FOSTER WHEELER CORPORATION UNANIMOUSLY APPROVED THE REORGANIZATION AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE REORGANIZATION.


    THE BOARD OF DIRECTORS OF FOSTER WHEELER CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ELECT MR. ATKINSON, MR. FERLAND, MR. MELONE AND MR. SWIFT AS DIRECTORS OF FOSTER WHEELER CORPORATION.


    THE BOARD OF DIRECTORS OF FOSTER WHEELER CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS FOSTER WHEELER CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 2001.

VOTES REQUIRED (SEE PAGE 34)


    APPROVAL OF THE REORGANIZATION REQUIRES THE AFFIRMATIVE VOTE OF SHAREHOLDERS HOLDING TWO-THIRDS OF THE VOTES OF ALL OUTSTANDING SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING. ABSTENTIONS AND BROKER NON-VOTES WILL THEREFORE BE COUNTED AS VOTES AGAINST THE REORGANIZATION. As of the February 28, 2001 record date, there were 40,711,560 Foster Wheeler Corporation shares outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 207,648 Foster Wheeler Corporation shares, which represents approximately .51% of the outstanding Foster Wheeler Corporation shares. These persons have informed us that they intend to vote their shares in favor of the proposal to approve the Reorganization.


    The election of directors requires a plurality of the votes cast at the annual meeting, assuming a quorum has been reached. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

    The affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon is required to approve the ratification of the Company's independent accountants. Abstentions and broker non-votes will have no effect on the ratification of the Company's independent accountants.

PROXIES (SEE PAGE 33)


    GENERAL


    A proxy card is being sent to each holder of Foster Wheeler Corporation shares as of the record date. If you held Foster Wheeler Corporation shares on the record date, you may grant a proxy by marking the proxy card appropriately, executing it in the space provided and returning it to us. If you hold your Foster Wheeler Corporation shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the annual meeting.


    REVOCATION

    A proxy card may be revoked at any time prior to the time the proxy is voted at the annual meeting by any of the following methods:

    - giving written notice of the revocation to the transfer agent or the inspectors of election;

    - appearing and voting in person at the annual meeting; or

    - properly completing, executing and delivering a later-dated proxy to the transfer agent or the inspectors of election.


ELECTION OF DIRECTORS OF FOSTER WHEELER CORPORATION (SEE PAGE 34)


    The certificate of incorporation of Foster Wheeler Corporation divides the board of directors into three classes, with one class of directors elected each year for a three-year term. The term of directors in one class expires in 2001. The nominees for election at this meeting are: Eugene D. Atkinson, E. James Ferland, Joseph J. Melone and Richard J. Swift.

    The proxy agents for the board of directors intend to vote for the nominees named above, unless otherwise instructed.


DIRECTORS OF FOSTER WHEELER LTD. (SEE PAGE 34)


    The current directors of Foster Wheeler Corporation will be appointed as directors of Foster Wheeler Ltd., upon the approval of the Reorganization. (please see the biographies of these individuals under the headings, "Election of Directors--Nominees for Election" and "Election of Directors--Description of Continuing Directors"). Their terms as directors of Foster Wheeler Ltd. will run concurrently with their current terms as directors of Foster Wheeler Corporation.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


    We have not included data for Foster Wheeler LLC or Foster Wheeler Ltd. because these entities did not conduct business during any of the periods discussed below.


                    SUMMARY PRO FORMA FINANCIAL INFORMATION


    Pro forma consolidated financial statements for Foster Wheeler Ltd. are not presented in this proxy statement/prospectus because the historical financial statements of Foster Wheeler Corporation as of December 29, 2000 are not affected by the Reorganization. Therefore such financial statements would be identical to those of Foster Wheeler Corporation. The historical financial statements are included in Foster Wheeler Corporation's Annual Report on Form 10-K for the year ended December 29, 2000.


    Costs incurred in connection with the Reorganization have been expensed as incurred.

                                  RISK FACTORS

THE REORGANIZATION AND RELATED TRANSFERS OF ASSETS COULD RESULT IN A TAXABLE
  GAIN.

    In connection with the Reorganization and related transfers, Foster Wheeler LLC intends to contribute most of the assets that were previously held by Foster Wheeler Corporation to certain newly-formed Delaware subsidiaries. We will be subject to U.S. federal income tax on the gain, if any, on any asset that is retained by Foster Wheeler LLC. In determining the amount of gain, if any, on the assets retained by Foster Wheeler LLC, the value of those assets will be determined by the Company. Any such determination will not be binding on the tax authorities who may determine that the value of the retained assets and, thus, the taxable gain, is larger than we determined. Moreover, while we expect that the Company should not incur a material U.S. federal income tax liability as a result of the contribution of assets to certain newly-formed Delaware subsidiaries, this conclusion is not free from doubt.

    Further, if the Reorganization is approved, it is expected that we will recognize taxable gain as a result of a transfer of certain assets to an affiliate outside the United States. In determining the amount of gain on these transferred assets the value of those assets will be determined by appraisal. Any such determination will not be binding on the tax authorities who may determine that the value of the transferred assets and, thus, the taxable gain, is greater than determined.

    Finally, changes in the tax laws or Treasury regulations could adversely affect the tax consequences to all parties.

THE ENFORCEMENT OF JUDGMENTS IN SHAREHOLDER SUITS AGAINST FOSTER WHEELER LTD.
  MAY BE MORE DIFFICULT.

    Foster Wheeler Ltd. is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against Foster Wheeler Ltd. in United States courts. Foster Wheeler Ltd. will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States by having Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809-4000, be its United States agent appointed for that purpose.

    Foster Wheeler Ltd. has been advised by its Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. Foster Wheeler Ltd. has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

        (i) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

        (ii) the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

    A Bermuda court may impose civil liability on Foster Wheeler Ltd. or its directors or officers in a suit brought in the Supreme Court of Bermuda against Foster Wheeler Ltd. or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

ANTI-TAKEOVER PROVISIONS IN FOSTER WHEELER LTD.'S BYE-LAWS AND ITS SHAREHOLDERS RIGHTS PLAN WILL MAINTAIN CERTAIN EXISTING ANTI-TAKEOVER PROVISIONS OF FOSTER WHEELER CORPORATION.


    Provisions in Foster Wheeler Ltd.'s bye-laws and shareholders rights plan, which replicate current provisions of Foster Wheeler Corporation's certificate of incorporation, shareholders rights plan, by-laws and the New York Business Corporation Law could discourage unsolicited takeover bids from third parties or the removal of incumbent management. As a result, it may be less likely that you will receive premium prices for your shares in an unsolicited takeover by another party. These provisions include:


    --  two-third of all shareholders must vote in favor of any merger;

    --  a classified board of directors; and

    --  the possible dilution of a potential acquiror's interest in Foster
       Wheeler Ltd. as a result of the operation of the shareholders rights plan.


    Similar to the authority of Foster Wheeler Corporation's board of directors, the board of directors of Foster Wheeler Ltd. also may issue preferred shares and determine their rights and qualifications. The issuance of preferred shares may delay, defer or prevent a merger, amalgamation, tender offer or proxy contest involving Foster Wheeler Ltd. This may cause the market price of Foster Wheeler Ltd. shares to significantly decrease.


                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    Certain statements contained herein that are not related to historical facts may contain "forward looking" information, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company's current beliefs as to the outcome and timing of future events, and actual results may differ materially from those projected or implied in the forward looking statements. Further, certain forward looking statements are based upon assumptions of future events which may not prove to be accurate. The forward looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere herein.

                               THE REORGANIZATION

STRUCTURE OF THE REORGANIZATION

    The board of directors has unanimously approved and recommends that you approve the Reorganization. As part of the Reorganization, Foster Wheeler Corporation will merge into Foster Wheeler LLC, with Foster Wheeler LLC surviving as a wholly-owned, indirect subsidiary of Foster Wheeler Ltd. The current shares of Foster Wheeler Corporation will automatically convert into shares of Foster Wheeler Ltd. This procedure allows you to become a shareholder in Foster Wheeler Ltd., which will then be the new parent company of the entire Foster Wheeler group.


    After the Reorganization you will continue to own an interest in a holding company which, through its subsidiaries, will be engaged in the same business that Foster Wheeler Corporation and its subsidiaries were engaged in before the Reorganization. Your proportionate ownership and relative voting rights will not change as a result of the Reorganization. The Reorganization will be effected pursuant to the Agreement and Plan of Merger, which is the legal document that governs the Reorganization. The Agreement and Plan of Merger will be substantially in the form attached to this proxy statement/prospectus as ANNEX
I. We encourage you to read that agreement carefully.


BACKGROUND AND REASONS FOR THE REORGANIZATION

    International activities are a significant part of our business. We believe that a substantial portion of future opportunities for our business lie outside the United States. The Reorganization is intended to position us to benefit from those opportunities. We believe that organizing Foster Wheeler Corporation as a Bermuda company will give us competitive advantages not available to a U.S. company. In particular, we believe the
Reorganization:

    - Will align our structure with our business growth.

    - Will allow us to improve worldwide cash management.


    - May result in a more favorable corporate structure for expansion of our current business through creation of foreign joint ventures and future acquisition opportunities.


    - Will allow us the flexibility to restructure our business to achieve operational efficiencies.

    - May allow us to grow our subsidiaries' businesses in a more favorable regulatory environment.

    - May increase our access to international capital markets.


    - Could enhance our recognition by the international investment communities, including investment banks and financially oriented media, which may result in an increased level of investment by non-U.S. investors.


    Distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes under the Internal Revenue Code. In addition, estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. As we will be a non-U.S. corporation following the Reorganization, these taxes will generally no longer be applicable to non-U.S. investors. As a result, non-U.S. investors may be more receptive to an investment in Foster Wheeler Ltd. shares.

    Foster Wheeler Ltd. will be indirectly subject to U.S. tax on income earned from its U.S. business much as we are now. Also, because we plan to continue to own our existing foreign subsidiaries through U.S. entities, there will be no material savings of U.S. tax on dividends paid by existing foreign subsidiaries. However, the Reorganization:

    - Will give us greater flexibility over the long term in seeking to improve our worldwide effective tax rate.

    - May facilitate foreign tax savings through a more flexible corporate structure.

    - May provide future U.S. tax savings to the extent that new foreign businesses may be held by Foster Wheeler Ltd. without any intervening U.S. owners.

    Thus, although the transactions will not provide immediate U.S. cash tax benefits the new corporate structure will give us greater flexibility over the long term in seeking to lower our worldwide tax liability and effective tax rate.

    We cannot assure you, however, that the anticipated benefits of the Reorganization will be realized.

AUTOMATIC SHARE CONVERSION

    Our shares will automatically convert by operation of law into shares of Foster Wheeler Ltd. upon the consummation of the Reorganization. YOU DO NOT NEED TO TENDER YOUR SHARES IN ORDER TO EXERCISE YOUR RIGHTS AS A SHAREHOLDER OF FOSTER WHEELER LTD. Your share certificate representing Foster Wheeler Corporation common stock will, at the effective time, automatically represent the same number of Foster Wheeler Ltd. common shares.

    If you hold Foster Wheeler Corporation common stock, you WILL NOT be required to exchange your stock certificates as a result of the Reorganization. If you desire to sell some or all your Foster Wheeler Ltd. common shares after the effective date of the Reorganization, delivery of the stock certificate or certificates which previously represented shares of Foster Wheeler Corporation common stock will be sufficient.

    The Reorganization will not affect your right to sell shares of Foster Wheeler Corporation before its effective date.

    Following the Reorganization, certificates bearing the name of Foster Wheeler Ltd. will be issued in the normal course upon surrender of certificates bearing the name of Foster Wheeler Corporation for exchange or transfer. If you surrender a share certificate, and request the new certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the share certificate or otherwise prepare it to be in proper form for transfer. You will be required to pay Foster Wheeler Ltd. or its agents any transfer taxes or other governmental charges required by reason of the issuance of a certificate registered in a name other than that appearing on the surrendered certificate and establish to the satisfaction of Foster
Wheeler Ltd. or its agents that those taxes or other governmental charges have been paid.

AMENDMENT OR TERMINATION

    The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by our shareholders without obtaining that approval.

    Our board of directors may terminate the Agreement and Plan of Merger and abandon the Reorganization at any time prior to its effectiveness.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

    The Reorganization will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

    - the Reorganization is approved by the requisite two-thirds vote of our shareholders;

    - none of the parties to the Agreement and Plan of Merger is subject to any decree, order or injunction that prohibits the consummation of the Reorganization;

    - the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission and no stop order is in effect;

    - the Foster Wheeler Ltd. common shares to be issued pursuant to the Reorganization are authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

    - We receive all material third-party consents;


    - We receive an opinion from White & Case LLP regarding, as of the effective date of the Reorganization, certain matters discussed under "Income Tax Considerations--Tax Consequences of the Reorganization--Receipt of Foster Wheeler Ltd. Common Shares";



    - We receive an opinion from our special Bermuda legal counsel, Conyers Dill & Pearman, confirming, as of the effective date of the Reorganization, the matters discussed under "Income Tax
      Considerations--Bermuda Tax Consequences"; and



    - We receive an opinion from our special Bermuda legal counsel, Conyers Dill & Pearman, confirming, as of the effective date of the Reorganization that the Foster Wheeler Ltd. common shares to be issued pursuant to the Reorganization will be validly issued and fully paid and non-assessable.


    We are parties to agreements that require the consent of third parties prior to the implementation of the Reorganization. We believe that we will obtain all material consents required prior to the

Reorganization and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the Reorganization.

EFFECTIVE TIME


    We anticipate that the Reorganization will become effective within approximately two months after the annual meeting. We will notify our shareholders or announce as of the effective date that the Reorganization has been completed and that your shares have converted. The merger of Foster Wheeler Corporation into Foster Wheeler LLC, if approved by our shareholders and not terminated by our board of directors, will become effective upon the latest of
(i) the filing of a certificate of merger in the office of the Secretary of State of Delaware, and (ii) the filing of a certificate of merger with the New York Department of State, unless a later effective time is specified in the respective filings with those states.



MANAGEMENT OF FOSTER WHEELER LTD.



    When the Reorganization is completed, our directors and substantially all of our executive officers will become the directors and executive officers of Foster Wheeler Ltd. Assuming the Reorganization is approved, the current nominees for Foster Wheeler Corporation's board of directors will be appointed to three year terms on Foster Wheeler Ltd.'s board of directors and the current directors of Foster Wheeler Corporation will carry over their remaining terms of office to Foster Wheeler Ltd.



REQUIRED VOTE FOR THE REORGANIZATION



    Approval of the Reorganization requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock. Because of this vote requirement, ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL TO APPROVE THE REORGANIZATION. THE FAILURE OF A SHAREHOLDER TO RETURN THE FORM OF PROXY WILL ALSO HAVE THE EFFECT OF A VOTE AGAINST THE REORGANIZATION. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many "routine" proposals when they have not received instructions from beneficial owners. Under these rules, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the Reorganization. THUS, ABSENT SPECIFIC INSTRUCTIONS FROM YOU, YOUR BROKER IS NOT EMPOWERED TO VOTE YOUR SHARES WITH RESPECT TO THE APPROVAL AND ADOPTION OF THE REORGANIZATION (I.E., "BROKER NON-VOTES"). Since the affirmative vote of two-thirds of the outstanding Foster Wheeler Corporation shares is required for approval of the Reorganization, A BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION.



    As of the record date for the annual meeting, there were 40,711,560 shares of Foster Wheeler Corporation common stock outstanding and entitled to vote. As of the record date, our directors and executive officers owned, in the aggregate, approximately 207,648 shares of our common stock, which represents approximately .51 % of the outstanding Foster Wheeler Corporation common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to approve the Reorganization.



    The Reorganization also requires the affirmative vote of the holders of a majority of the outstanding Foster Wheeler LLC interests. We believe that the current officers and directors of Foster Wheeler Ltd., who are officers of Foster Wheeler Corporation, will cause a majority of Foster Wheeler LLC's interests to be voted in favor of the merger.


RIGHTS OF DISSENTING SHAREHOLDERS

    Under New York law, you will not have "dissenters' appraisal rights" in connection with the Reorganization because, among other reasons, our common stock is listed on the New York Stock Exchange.

DIVIDENDS

    We have paid quarterly cash dividends of $.06 per share since the fourth quarter of 1999. Although Foster Wheeler Ltd. expects to continue to pay these quarterly cash dividends following the Reorganization, any future declaration and payment of dividends by Foster Wheeler Ltd. will be:

    --  dependent upon its results of operations, financial condition, cash requirements and other relevant factors;
    --  subject to the discretion of its board of directors;

    --  subject to its subsidiaries ability to pay dividends; and


    -- subject to the reasonable belief by its board of directors that after the payment is made, Foster Wheeler Ltd. would not be unable to pay its liabilities as they become due or that the realizable value of Foster Wheeler Ltd.'s assets would be less than the aggregate of its liabilities and its issued share capital and share premium account.


    The share premium account is made up of the excess of the consideration paid on the issuance of shares over the aggregate par value of such shares. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.

STOCK COMPENSATION PLANS

    If the Reorganization is completed, we will amend and revise our employee and director stock option and other stock-based plans and arrangements to
(1) provide that a U.S. subsidiary of Foster Wheeler Ltd. will assume sponsorship of those plans, (2) provide that common shares of Foster
Wheeler Ltd. will be issued by Foster Wheeler Ltd. upon the exercise of any options or the payment of any other stock-based awards under those plans and arrangements and (3) otherwise appropriately reflect the substitution of common shares of Foster Wheeler Ltd. for common stock of Foster Wheeler Corporation under those plans and arrangements and related agreements. Your approval of the Reorganization will also constitute approval of those amendments and revisions to our stock option and other stock-based plans and arrangements providing for future use of Foster Wheeler Ltd. common shares in lieu of common stock of Foster Wheeler Corporation after the Reorganization.


STOCK EXCHANGE LISTING


    Our common stock is currently listed on the New York Stock Exchange. There is currently no established public trading market for the common shares of Foster Wheeler Ltd. We have made an application so that, immediately following the Reorganization, the common shares of Foster Wheeler Ltd. will be listed on the New York Stock Exchange under the symbol "FWC", the same symbol under which our common stock is currently listed.

ACCOUNTING TREATMENT OF THE REORGANIZATION


    The Reorganization will be accounted as a reorganization of entities under common control which will not result in changes in our historical carrying amounts of assets, liabilities and consolidated financial statements.


SUBSEQUENT RESTRUCTURING

    Following the Reorganization, we plan to further restructure our business operations in order to increase our ability to achieve the benefits previously described. It is not expected that these actions will require your approval.

                        DESCRIPTION OF AUTHORIZED SHARES
                             OF FOSTER WHEELER LTD.

    The following discussion is a summary of Foster Wheeler Ltd.'s share capital. This summary is not complete and is subject to the complete text of Foster Wheeler Ltd.'s memorandum of association and its bye-laws as they will be in effect on the date of the Reorganization. Foster Wheeler Ltd. is subject to The Companies Act 1981 (Bermuda) (the "Companies Act"). Foster Wheeler Ltd.'s memorandum of association is attached to this proxy statement/prospectus as ANNEX II and its bye-laws are attached as ANNEX III. We encourage you to read those documents carefully.

AUTHORIZED SHARE CAPITAL


    Foster Wheeler Ltd.'s memorandum of association will be amended to provide that its authorized share capital is US$161,500,000 divided into 160,000,000 common shares, par value $1.00, and 1,500,000 preferred shares, par value $1.00 which shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors.


VOTING

    The holders of Foster Wheeler Ltd.'s common shares (referred to as "members" or "shareholders" under the Companies Act) will be entitled to one vote per share other than on the election of directors.

    With respect to the election of directors, each holder of Foster
Wheeler Ltd.'s common shares entitled to vote at the election will have the right to vote, in person or by proxy, the number of shares held by such shareholder for as many persons as there are directors to be elected and for whose election that holder has a right to vote. The directors will be divided into three classes, with only one class being up for election each year. Directors will be elected by a plurality of the votes cast in the election. Cumulative voting, for the election of directors, is prohibited under Foster Wheeler Ltd.'s bye-laws.

    There are no limitations imposed by Bermuda law or Foster Wheeler Ltd.'s bye-laws on the right of nonresident shareholders to hold or vote their Foster Wheeler Ltd. common shares.

CHANGES TO RIGHTS OF A CLASS OR SERIES

    The rights attached to any class or series of shares of Foster
Wheeler Ltd., unless otherwise provided by the terms of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a resolution passed by three-fourths of that class or series at a separate general meeting of holders of the shares of that class or series. Unless otherwise provided, the necessary quorum for such meeting is the presence of holders of at least one-third of the shares of such class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series held. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

QUORUM FOR GENERAL MEETINGS

    The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting is a quorum for the transaction of business.

DIVIDEND RIGHTS


    Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of dividends as described in "Comparison of Rights of Shareholders--Distributions and Dividends; Repurchase and Redemptions" see page 20. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets.

RIGHTS UPON LIQUIDATION


    Upon the liquidation of Foster Wheeler Ltd., after the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Foster Wheeler Ltd.'s common shares are entitled to receive, pro rata, any remaining assets of Foster Wheeler Ltd. available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Foster Wheeler Ltd. The assets received by the holders of Foster Wheeler Ltd. common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.


SINKING FUND

    Foster Wheeler Ltd.'s common shares have no sinking fund provisions.

LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

    Foster Wheeler Ltd.'s common shares to be issued in the Reorganization will be duly and validly issued, fully paid and nonassessable.

PRE-EMPTIVE RIGHTS

    Holders of common shares will have no preemptive or preferential right to purchase any securities of Foster Wheeler Ltd.

REDEMPTION AND CONVERSION

    Foster Wheeler Ltd. common shares will not be convertible into shares of any other class or series or be subject to redemption either by Foster Wheeler Ltd. or the holder of the common shares.

REPURCHASE

    Under Foster Wheeler Ltd.'s bye-laws and subject to the solvency and minimum capital requirements of the Companies Act, Foster Wheeler Ltd. may purchase any issued common shares in the circumstances and on the terms as are agreed by Foster Wheeler Ltd. and the holder of the common shares. Foster Wheeler Ltd. may, from time to time, with the agreement of a holder, purchase all or part of the holder's common shares whether or not Foster Wheeler Ltd. has made a similar offer to all or any other of the holders of common shares.

RESTRICTIONS ON TRANSFER

    Subject to the rules of any stock exchange on which the common shares may be listed, the board of directors may refuse to recognize any instrument of transfer unless it is accompanied by a duly executed instrument of transfer and by the certificate in respect of the shares to which it relates, if a certificate has been issued by Foster Wheeler Ltd. in respect of the shares to be transferred, and by such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer.

OTHER CLASSES OR SERIES OF SHARES

    The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

    An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in one of two ways:

    - By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Foster
      Wheeler Ltd., the consent of the court and approval of the arrangement by holders of common shares (1) representing a majority in number of the shareholders present at the meeting held to consider the arrangement and
      (2) holding at least 75% of all the issued common shares. If a scheme of arrangement receives all necessary consents, all holders of common shares of a company would be compelled to sell their shares under the terms of the scheme of arrangement.

    - By acquiring pursuant to a tender offer 90% of the common shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the common shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to convince a court to enjoin the company acquisition.

TRANSFER AGENT

    The transfer agent and registrar for the common shares will be Mellon Investor Services LLC.

ANTI-TAKEOVER PROVISIONS

    Foster Wheeler Ltd.'s bye-laws have provisions that could have an anti-takeover effect. These provisions are intended to replicate provisions currently in our certificate of incorporation and by-laws or protections provided by New York law. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of Foster Wheeler Ltd.

    The bye-laws provide that Foster Wheeler Ltd.'s board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, as defined in the bye-laws, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

    The bye-laws provide that the board of directors will consist of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.



    The bye-laws of Foster Wheeler Ltd. provide that, to be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice for a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. The bye-laws also provide that, to be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting.



    Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Foster Wheeler Ltd.'s common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the bye-laws, special general meetings may only be called by a majority of the entire board of directors. Under the Companies Act, however, shareholders holding at least 10% of the outstanding voting shares of Foster Wheeler Ltd. may call a shareholder meeting without the authorization of the board of directors; however the bye-laws of Foster Wheeler Ltd. provide that any action to be taken at such shareholder meeting would require the approval of 100% of the shares able to vote at such meeting.


    The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as they consider fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this document.

    As a Bermuda company, Foster Wheeler Ltd. is not subject to Section 912 of the New York Business Corporation Law, which restricts business combinations with interested shareholders. However, the bye-laws contain provisions that largely mirror the intention of Section 912 and generally prohibit "business combinations" between Foster Wheeler Ltd. and an "interested member." Specifically, "business combinations" between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares;

    "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding stock, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

    "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

    Your rights as a shareholder of Foster Wheeler Corporation are governed by New York law and Foster Wheeler Corporation's restated certificate of incorporation, as amended and by-laws, as amended. After the Reorganization, you will become a holder of common shares of Foster Wheeler Ltd., and your rights will be governed by the Companies Act and Foster Wheeler Ltd.'s memorandum of association and bye-laws. Please note the term "member" when used under the Companies Act and the memorandum of association and bye-laws of Foster
Wheeler Ltd. is used interchangeably with the term "shareholder" herein.

    The principal attributes of Foster Wheeler Corporation common stock and Foster Wheeler Ltd. common shares will be similar; however, there are certain differences between your rights as a shareholder under New York law and Bermuda law, which is modeled after that of England. In addition, there are certain differences between Foster Wheeler Corporation's certificate of incorporation and by-laws and Foster Wheeler Ltd.'s memorandum of association and bye-laws. It is our intent that your rights as a shareholder be substantially the same before and after the Reorganization and, accordingly, the principal differences will arise as a consequence of the differences between Bermuda law and New York law.

    The following discussion is a summary of material changes in your rights as a shareholder resulting from the Reorganization. We encourage you to read this summary carefully. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from laws generally applicable to New York corporations and their shareholders and, while we believe that this summary is materially accurate, this summary is subject to the complete text of the relevant provisions of the Companies Act, the New York Business Corporation Law ("NYBCL"), Foster Wheeler Corporation's certificate of incorporation and by-laws and Foster Wheeler Ltd.'s memorandum of association and bye-laws.

QUORUM; MEETINGS OF SHAREHOLDERS

    Under the NYBCL, shareholder meetings generally must be held annually, and a special meeting of shareholders may be called only by the board of directors or by persons authorized in the certificate of incorporation or the by-laws. The certificate of incorporation of Foster Wheeler Corporation provides for the calling of a special meeting of shareholders only by a majority of the board of directors. As permitted by the NYBCL, the by-laws of Foster Wheeler Corporation provide that a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders.

    Under the Companies Act, an annual general meeting must be convened at least once in every calendar year. Under Bermuda law, a special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings. The bye-laws of Foster Wheeler Ltd., similar to the by-laws of Foster Wheeler Corporation, provide that the holders of a majority of the shares issued and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS


    The by-laws of Foster Wheeler Corporation provide that shareholders seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice thereof in writing. To be timely for inclusion in Foster Wheeler Corporation's proxy statement, a shareholder's notice must be received by the Secretary of Foster Wheeler Corporation not less than 120 days prior to the anniversary of the date Foster Wheeler Corporation's proxy statement was released to shareholders in connection with the preceding year's annual meeting. To be timely for consideration at the annual meeting, a shareholder's notice must be received by the Secretary of Foster Wheeler Corporation not less than 45 days prior to the anniversary of the date Foster Wheeler Corporation's proxy statement was released to shareholders in connection with the preceding year's annual meeting.



    The bye-laws of Foster Wheeler Ltd., similar to the by-laws of Foster Wheeler Corporation, will provide that, to be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice must be received not less than 120 days prior to the first anniversary of the date on which Foster
Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting and that to be timely for consideration at the annual meeting, a shareholder's notice must be received not less than 45 days prior to the same date.


    In addition, the Companies Act provides that shareholders totaling at least 100 or holding at least 5% of the total voting rights can, at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution which such shareholders can properly propose (and intend to propose) at the next annual general meeting or to circulate a statement prepared by such shareholders in respect of any matter referred to in a proposed resolution or any business to be dealt with at a general meeting.

    The NYBCL does not have shareholder proposal provisions similar to the Companies Act provisions described in the paragraph above. Foster Wheeler Corporation is currently, and Foster Wheeler Ltd. after the Reorganization will be, subject to the Securities and Exchange Act of 1934, as amended, which provides that a shareholder who continuously holds at least $2,000 in market value or 1% of a company's voting securities for at least one year prior to the submission of a shareholder proposal and through the shareholder meeting date may, provided that certain conditions are met, present a proposal to be voted on at a shareholder meeting.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS


    Under the NYBCL, a corporation may pay dividends only out of surplus, so that the net assets of the corporation remaining after the dividend at least equal the amount of stated capital. Surplus is defined in the NYBCL as the excess of the net assets over stated capital. A New York corporation may purchase or redeem shares of any class except when the corporation is insolvent or would thereby be made insolvent. A corporation may purchase or redeem its shares only out of surplus.


    Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, under the Companies Act, it is possible for a company to repurchase its own shares. However, the funds for such a repurchase must be either (i) capital paid-up on the shares in question; (ii) proceeds of a new issue of shares made for the purposes of the repurchase; or (iii) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION/MEMORANDUM OF ASSOCIATION

    Under the NYBCL, the certificate of incorporation may be amended if (i) the board of directors votes to authorize such amendment and (ii) the holders of at least a majority of shares of stock entitled to vote thereon at the meeting of shareholders approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

    Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments and amendments to the company's objects (i.e., business purposes) may require approval by the Bermuda Minister of Finance. Usually, the memorandum of association of a Bermuda company contains only the name, purpose, duration and total share authorization of a company.


AMENDMENT OF BY-LAWS



    Under the NYBCL, the board of directors may amend by-laws if so authorized in the certificate of incorporation or by-laws. The shareholders of a New York corporation also have the power to amend by-laws. The certificate of incorporation of Foster Wheeler Corporation authorizes the board of directors to amend, repeal or adopt new by-laws if notice is given five business days prior to the board meeting or such notice is unanimously waived by the directors.


    Under the Companies Act, the bye-laws, which contain many of the provisions found in a New York corporation's certificate of incorporation, may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster
Wheeler Ltd. bye-laws require a unanimous vote of all shareholders voting on resolutions presented without the prior approval of the board of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Companies Act and the NYBCL have substantially similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reorganization is approved, the NYBCL indemnification provisions will apply to acts or omissions that occur prior to the effective time of the Reorganization and the Companies Act indemnification provisions will apply to acts or omissions that occur after the effective time. The following is a summary of Companies Act and NYBCL indemnification provisions.

    Under the NYBCL, a corporation is permitted to provide indemnification or advancement of expenses, by certificate of incorporation or by-law provision or, when authorized in the certificate of incorporation or by-laws, by resolution of shareholders, resolution of directors or agreement, against judgments, fines, reasonable expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The by-laws of Foster Wheeler Corporation provides for indemnification to the fullest extent permitted by law.

    Under the Companies Act, a company is permitted to indemnify any officer or director, out of the funds of the company, against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, except for his or her fraud, dishonesty or willful misconduct. The bye-laws of Foster Wheeler Ltd. will provide for the indemnity by Foster Wheeler Ltd. of the officers and directors of Foster Wheeler Ltd. to the fullest extent permitted by law.

LIMITED LIABILITY OF DIRECTORS

    Under Section 402(b) of the NYBCL, a corporation's certificate of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit liability if (i) a judgment or other final adjudication establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or such acts violated certain provisions of the NYBCL or (ii) the act or omission occurred prior to the adoption of the provision in the certificate of incorporation. Foster Wheeler Corporation's certificate of incorporation limits the personal liability of its directors, except to the extent such limitation is prohibited by law.

    Under the Companies Act, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. The Foster Wheeler Ltd. bye-laws, similar to the Foster Wheeler Corporation by-laws, will provide that no officer or director of Foster Wheeler Ltd. will be personally liable to Foster Wheeler Ltd. or its shareholders for monetary damages for any breach of fiduciary duty, except to the extent that such limitation is prohibited by law.

INTERESTED DIRECTOR TRANSACTIONS

    Under the NYBCL, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation or another entity in which one or more of its directors or officers have a substantial financial interest, shall be void or voidable solely for such reason or solely because such director or officer is present at or participates in such meeting which authorizes the contract or solely because such directors' votes are counted for such purpose if (i) the material facts of the relationship or interest are known to the board and the board in good faith authorizes the contract by the affirmative vote of the disinterested directors or (ii) the material facts of the relationship or interest are disclosed in good faith and are known to the shareholders and the contract or transaction is specifically approved by shareholder vote. Common or interested directors may be counted in determining the presence of a quorum at a meeting which authorizes the contract or the transaction.

    Under the Companies Act, without the consent of the holders of shares carrying at least nine-tenths of the total voting rights or in certain other limited instances, a company may not make a loan to or enter into any guarantee or provide security in respect of any loan made to any person who is a director (or certain related persons or companies) of such company or of its holding company. In addition, a director who has an interest in any material contract or proposed material contract (or in any person that is a party to such contract) with the company or any of its subsidiaries and fails to disclose such interest at the first opportunity at a meeting of the directors or by writing to the directors commits a breach of such director's duty under Bermuda law.

SHAREHOLDERS' SUITS

    Section 626 of the NYBCL requires that the shareholder bringing a derivative suit must have been a shareholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was such a shareholder. In addition, the shareholder must be a shareholder at the time the suit is brought.

    The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence a derivative action in the name of the company to remedy a wrong done to the company only (a) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (b) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (c) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (d) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS


    Under the NYBCL, there is no statutory restriction on a New York corporation's ability to acquire the business of another corporation. Under the NYBCL as applied to Foster Wheeler Corporation, a plan of merger or consolidation must be adopted by a two-thirds vote of all outstanding shares. A sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation not in the usual and regular course of the corporation's business is required under the NYBCL to be approved by the holders of two-thirds of all outstanding shares entitled to vote thereon unless the certificate of incorporation provides otherwise.


    In addition, under the NYBCL, class voting rights exist with respect to amendments to the certificate of incorporation that adversely affect the terms of the shares of a class. Such class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise. The certificate of incorporation of Foster Wheeler Corporation does not provide otherwise. In addition, Section 912(b) of the NYBCL generally prohibits a New York corporation from engaging in a "business combination" with an "interested shareholder" for a period of five years after the time of the transaction in which the person became an interested shareholder, unless prior to such time, the transaction or the business combination that resulted in the shareholder becoming an interested shareholder is approved by the board of directors of the corporation. After five years, these business combinations may occur if approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder or if specific fair price requirements are met. The fair price requirements allow a corporation to engage in a business combination with any interested shareholder when the cash and other consideration to be received by the other shareholders is the higher of (x) the highest per share price paid by the interested shareholder at a time when such shareholder beneficially owned at least five percent of the outstanding voting stock and within five years immediately prior to the date the business combination is first announced, (y) the highest price paid by the interested shareholder within the five years immediately prior to, or in, the transaction in which he become an interested shareholder, and (z) the market value per share of common stock on the date when the business combination is first announced or on the date of the transaction in which the person became an interested shareholder, plus, in each case, any accrued interest, and less, in each case, any paid dividends. Such "business combinations" include mergers, consolidations, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who, directly or indirectly, beneficially owns (or within five years, did own) 20% or more of the corporation's voting stock.

    The Companies Act permits an amalgamation between two or more Bermuda companies (or between one or more Bermuda exempted companies and one or more foreign corporations) subject, unless the bye-laws otherwise provide, to obtaining a vote of three-fourths of the shareholders of each such company and each class of such shares present and voting in person or by proxy at a meeting called for that purpose at which the quorum shall be one-third of the issued shares of the company or the class, as the case may be. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation (other than one to which the following sentence applies) requires the vote of the holders of two-thirds of the issued shares present in person or by proxy and entitled to vote at a meeting where the holders of a majority of all issued shares entitled to vote thereat constitutes a quorum. The bye-laws also contain provisions regarding "business combinations" with "interested members" that are substantially similar in effect to the provisions of Section 912 of the NYBCL.

    The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may give such order as it thinks fit.

DISSENTERS' RIGHTS

    Under the NYBCL, a dissenting shareholder has the right to receive the fair value for his or her shares if such shareholder objects to certain (i) mergers or consolidations, (ii) disposition of assets regarding shareholder approval,
(iii) share exchanges or (iv) amendments or changes to the certificate of incorporation adversely affecting his or her shares. Dissenters' rights are also available to any shareholder not entitled to vote with respect to a plan of merger or consolidation, whose shares will be canceled or exchanged in the merger or consolidation for cash or consideration other than shares of the surviving or consolidating corporation or another corporation. However, no dissenters' rights are available with respect to shares that, at the applicable record date, were listed on a national securities exchange or designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc., as is presently the case with Foster Wheeler Corporation.

    Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares.

INSPECTION OF BOOKS AND RECORDS

    Under the NYBCL, any shareholder may inspect the corporation's books and records for a proper purpose. Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general shareholders' meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.

REMOVAL OF DIRECTORS; VACANCIES ON THE BOARD OF DIRECTORS

    Under the certificate of incorporation of Foster Wheeler Corporation, any director or the entire board may be removed only for cause by the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. Vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining directors.

    Under the Companies Act, unless otherwise specified in the bye-laws of the company, the shareholders of a company may, at a special meeting called for that purpose, remove a director provided that such director must receive at least fourteen days notice of such meeting and is entitled to be heard thereat. The bye-laws of Foster Wheeler Ltd. provide, like the Foster Wheeler Corporation by-laws, that a director may only be removed for cause by the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or in the absence of any such election by the other directors. Under the bye-laws of Foster Wheeler Ltd., like the Foster Wheeler Corporation by-laws, vacancies and (with the authorization of the shareholders in general meeting) newly created directorships resulting from any increase in the authorized number of directors may be filled by the board of directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed.

SHAREHOLDER RIGHTS PLANS

    New York law permits corporations to issue stock purchase rights or adopt a shareholder rights plan. Pursuant to its rights plan, Foster Wheeler Corporation distributed a dividend of one right to purchase one one-hundredth of a share of Foster Wheeler Corporation preferred stock for each share of Foster Wheeler Corporation common stock outstanding on October 2, 1987. The rights are attached to shares of Foster Wheeler common stock but will separate from Foster Wheeler common stock following:

    -- a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Foster Wheeler Corporation common stock; or

    -- the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Foster Wheeler Corporation common shares.


    The shareholder rights plan has been amended so that the rights will not be triggered by the Reorganization.



    The rights would also not be triggered if the acquiring person were:



    --  Foster Wheeler Corporation or any subsidiary of Foster Wheeler
       Corporation,


    -- any employee benefit plan of Foster Wheeler Corporation or any subsidiary of Foster Wheeler Corporation or any entity holding common shares for or pursuant to the terms of any such employee benefit plan,

    -- any person or group who gains beneficial ownership of 20% or more of the outstanding shares by virtue of Foster Wheeler Corporation's reduction in the total number of shares outstanding, or

    -- or any person who inadvertently trips one of the triggers set forth above and as promptly as practicable divest themselves of enough common shares so that they no longer trigger.

    When exercisable, each right will entitle its holder to buy one one-hundredths of a share of Foster Wheeler Corporation series A junior participating preferred stock at a purchase price of $175.00. If any person or group of persons becomes the beneficial owner of 20% or more of Foster Wheeler Corporation's common stock, then each right not owned by such person or group will entitle its holder to purchase, at the right's then current exercise price, shares of Foster Wheeler Corporation's common stock having a value of twice the right's exercise price. If Foster Wheeler Corporation is acquired in a merger or other business combination transaction or if 50% of Foster Wheeler Corporation's assets or earning power is sold or transferred, in some circumstances, holders of rights will be entitled to purchase a number of the acquiring company's shares having a market value equal to twice the exercise price of the rights.

    Before any person or group beneficially owns 20% or more of Foster Wheeler Corporation's common stock, the rights are redeemable for $.02 per right at the option of Foster Wheeler Corporation's board. If a person or a group becomes the beneficial owner of 20% or more of Foster Wheeler Corporation's common stock and until such person or a group beneficially owns 50% or more of Foster Wheeler Corporation's common stock, Foster Wheeler Corporation's board may exchange each right for one share of common stock of Foster Wheeler Corporation. The rights will expire on October 2, 2007, unless earlier redeemed or extended by Foster Wheeler Corporation.

    Bermuda law does not prohibit companies from issuing share purchase rights or adopting a shareholder rights plan. The Foster Wheeler Ltd. rights plan, like the Foster Wheeler Corporation rights plan, provides for the distribution of a dividend of a right to purchase one one-hundredth of a Foster Wheeler Ltd. preferred share for each outstanding Foster Wheeler Ltd. common share. The rights will be attached to Foster Wheeler Ltd. common shares but will separate from Foster Wheeler Ltd. common shares following one of the following events:

    -- a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Foster Wheeler Ltd. common stock; or

    -- the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Foster Wheeler Ltd. common shares.


    The rights will not be triggered if the acquiring person is:


    --  Foster Wheeler Ltd. or any subsidiary of Foster Wheeler Ltd.,

    -- any employee benefit plan of Foster Wheeler Ltd. or any subsidiary of Foster Wheeler Ltd. or any entity holding common shares for or pursuant to the terms of any such employee benefit plan,

    -- any person or group who gains beneficial ownership of 20% or more of the outstanding shares by virtue of Foster Wheeler Ltd.'s reduction in the total number of shares outstanding, or

    -- or any person who inadvertently trips one of the triggers set forth above and as promptly as practicable divest themselves of enough common shares so that they no longer trigger.


    When exercisable, each right will entitle its holder to buy one one-hundredths of a share of Foster Wheeler Ltd. series A junior participating preferred stock at a purchase price of $175.00. If any person or group of persons becomes the beneficial owner of 20% or more of Foster Wheeler Ltd.'s common shares, then each right not owned by such person or group will entitle its holder to purchase, at the right's then current exercise price, shares of Foster Wheeler Ltd.'s common shares having a value of twice the right's exercise price. If Foster Wheeler Ltd. is acquired in a merger or other business combination transaction or if 50% of Foster Wheeler Ltd.'s assets or earning power is sold or transferred, in some circumstances, holders of rights will be entitled to purchase a number of the acquiring company's shares having a market value equal to twice the exercise price of the rights.



    Before any person or group beneficially owns 20% or more of Foster
Wheeler Ltd.'s common shares, the rights are redeemable for $.02 per right at the option of Foster Wheeler Ltd.'s board. If a person or a group becomes the beneficial owner of 20% or more of Foster Wheeler Ltd.'s common shares and until such person or a group beneficially owns 50% or more of Foster Wheeler Ltd.'s common shares, Foster Wheeler Ltd.'s board may exchange each right for one common share of Foster Wheeler Ltd. The rights will expire on October 2, 2007, unless earlier redeemed or extended by Foster Wheeler Ltd.



    The shares of Foster Wheeler Ltd. that you receive will be issued with these rights.

                           INCOME TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAXATION

    The following is a description of the principal U.S. federal income tax consequences of (1) the receipt of Foster Wheeler Ltd. common shares by certain holders of Foster Wheeler Corporation common stock pursuant to the Reorganization and (2) the Reorganization to Foster Wheeler Corporation. This description does not purport to address all of the tax considerations that may be relevant to particular Foster Wheeler Corporation stockholders and, among others, it might not be applicable to stockholders who, for U.S. federal income tax purposes, are:

    - dealers or traders in securities or currencies;

    - tax-exempt entities;

    - banks, financial institutions or insurance companies;

    - grantor trusts;

    - real estate investment trusts or regulated investment companies;

    - holders who hold our common shares as part of a position in a straddle or as part of a hedging or conversion transaction for U.S. federal income tax purposes;

    - investors whose functional currency is not the U.S. dollar;

    - holders who acquired their Foster Wheeler Corporation common stock pursuant to the exercise of employee stock options or otherwise as compensation;

    - holders that, for U.S. federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates; and

    - holders who own, or are deemed to own, 10% or more, determined by voting power or value, of Foster Wheeler Corporation common stock or Foster Wheeler Ltd. common shares.

    Further, except where specifically stated, this description does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the Reorganization or the acquisition, ownership and disposition of Foster Wheeler Ltd. common shares.

    Each Foster Wheeler Corporation stockholder is urged to consult its own tax advisor as to the particular tax consequences of the receipt of Foster
Wheeler Ltd. common shares pursuant to the Reorganization contemplated by this proxy statement/prospectus and the ownership and disposition of Foster
Wheeler Ltd. common shares.

    The description is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described below.

    This description is also based on certain assumptions regarding the factual circumstances that will exist at the time of the Reorganization, including certain representations made or to be made by Foster Wheeler Corporation and Foster Wheeler Ltd. This description assumes that Foster Wheeler Corporation stockholders hold their Foster Wheeler Corporation common stock and will hold Foster Wheeler Ltd. common shares as capital assets.

    For purposes of this description, a U.S. holder is a beneficial owner of Foster Wheeler Corporation common stock that, for U.S. federal income tax purposes, is:

    - a citizen or resident of the United States;

    - a corporation or partnership created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

    - an estate, the income of which is subject to U.S. federal income taxation regardless of its source;
    - a trust, if such trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more United States person have the authority to control all of the substantial decisions of such trust; or

    - otherwise subject to U.S. federal income taxation on a net income basis on their shares of Foster Wheeler Corporation common stock.

TAX CONSEQUENCES OF THE REORGANIZATION

    FOSTER WHEELER CORPORATION

    The merger of Foster Wheeler Corporation into Foster Wheeler LLC will be characterized for U.S. federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. Since for U.S. federal income tax purposes Foster Wheeler LLC is disregarded as an entity separate from its owner, for tax purposes the merger will be considered to be a merger of Foster Wheeler Corporation into a subsidiary of Foster Wheeler Ltd. Under Section 367 of the Code and related Treasury regulations, Foster Wheeler Corporation will be treated as selling any assets that are retained by Foster Wheeler LLC and not contributed to certain newly-formed, wholly-owned Delaware subsidiaries. Consequently, Foster Wheeler Corporation will be required to recognize gain, but not loss, on these assets. Foster Wheeler LLC does not anticipate retaining any assets formerly held by Foster Wheeler Corporation that have a fair market value significantly in excess of the tax basis in such assets. Further, although not free from doubt, Foster Wheeler Corporation should not incur a material U.S. federal income tax liability as a result of the contributions of assets to the new subsidiaries. In addition, Foster Wheeler Corporation will recognize gain as a result of the transfer of certain assets to an affiliate outside the United States. Based on its current estimates of the fair market value of these assets and the amounts of its tax attributes, Foster Wheeler Corporation believes that it will not incur a material U.S. federal income tax payment obligation as a result of this particular transaction.

    RECEIPT OF FOSTER WHEELER LTD. COMMON SHARES

    Foster Wheeler Corporation has received an opinion from White & Case LLP, counsel to Foster Wheeler Corporation, that, assuming the Reorganization occurs as described in this proxy statement/ prospectus, and conditioned on the accuracy of certain representations made by Foster Wheeler Corporation and Foster Wheeler Ltd., for U.S federal income tax purposes:

    - gain, but not loss, should be recognized by a U.S. holder on the receipt of Foster Wheeler Ltd. common shares pursuant to the Reorganization in an amount equal to the excess, if any, of (1) their amount realized and
      (2) such U.S. holder's adjusted tax basis in its Foster Wheeler Corporation common stock exchanged for Foster Wheeler Ltd. common shares; and

    - the aggregate adjusted tax basis of Foster Wheeler Ltd. common shares received by U.S. holders with a loss on their Foster Wheeler Corporation common stock should be equal to the aggregate adjusted tax basis of the Foster Wheeler Corporation common stock exchanged therefor.

    Neither Foster Wheeler Corporation nor Foster Wheeler Ltd. will request any ruling from the Internal Revenue Service ("IRS") as to the U.S. federal income tax consequences of the Reorganization. Opinions of counsel are not binding on the IRS or the courts, and the IRS and the courts are not precluded from taking positions contrary to those set out in opinions of counsel.

    Generally, the amount realized would be the fair market value of the Foster Wheeler Ltd. common shares received pursuant to the Reorganization. Moreover, for U.S. holders that have a loss on their Foster Wheeler Corporation common stock, it is unclear whether the holding period of the Foster Wheeler Corporation common stock may be tacked on to the Foster Wheeler Ltd. common shares received pursuant to the Reorganization. Because of the lack of any clear authority, counsel is unable to render any opinion on this issue under these circumstances. Accordingly, U.S. holders are urged to consult their own tax advisors.

    Any gain recognized will be capital gain and will be long-term capital gain if the Foster Wheeler Corporation common stock has been held for more than one year at the time of the Reorganization.

FOSTER WHEELER LTD. COMMON SHARES

    DISTRIBUTION

    Subject to the discussion below under "Passive Foreign Investment Company Considerations," the gross amount of any distribution by Foster Wheeler Ltd. of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of Foster Wheeler Ltd.) with respect to common shares will be includible in income by a U.S. holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Foster Wheeler Ltd. as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders. Subject to the discussion below under "Passive Foreign Investment Company Considerations," to the extent, if any, that the amount of any distribution by Foster Wheeler Ltd. exceeds Foster Wheeler Ltd.'s current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. holder's adjusted tax basis in the common shares and thereafter as capital gain. Foster Wheeler Ltd. will maintain calculations of its earnings and profits under U.S. federal income tax principles.

    The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

    Dividends received by a U.S. holder with respect to common shares will be treated as foreign source income, which may be relevant in calculating such holder's foreign tax credit limitation. For this purpose, dividends distributed by Foster Wheeler Ltd. generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

SALE OR EXCHANGE OF COMMON SHARES

    Subject to the discussion below under "Passive Foreign Investment Company Considerations," a U.S. holder generally will recognize gain or loss on the sale or exchange of Foster Wheeler Ltd. common shares equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in the common shares. Such gain or loss will be capital gain or loss. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such common shares exceeds one year. Gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

    PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

    A non-U.S. corporation will be classified as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (i) at least
75 percent of its gross income is passive income or (ii) at least 50 percent of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.
    Based on certain estimates of its gross income and gross assets and the nature of its business, Foster Wheeler Ltd. believes that it will not be classified as a PFIC for its current taxable year. Foster Wheeler Ltd.'s status in future years will depend on its assets and activities in those years. Foster Wheeler Ltd. has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC. If Foster
Wheeler Ltd. were a PFIC, a U.S. holder of common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, the common shares.

    If Foster Wheeler Ltd. were a PFIC, a U.S. holder of common shares could make a variety of elections that may alleviate the tax consequences referred to above, and one of these elections may be made retroactively. U.S. holders should consult their own tax advisors regarding the tax consequences that would arise if Foster Wheeler Ltd. were treated as a PFIC.

    BACKUP WITHHOLDING TAX AND INFORMATION REPORTING REQUIREMENTS


    Currently, distributions with respect to Foster Wheeler Corporation common stock and proceeds from the sale or redemption of Foster Wheeler Corporation common stock are subject to United States backup withholding tax and information reporting rules. After the Reorganization, it is anticipated that the same rules will apply to distributions with respect to Foster Wheeler Ltd. common shares and to proceeds from the sale or redemption of Foster Wheeler Ltd. common shares.



    United States backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, common shares made within the United States to a holder of common shares (other than an "exempt recipient," including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons). A payor will be required to withhold 31% of any payments of dividends on, or proceeds from the sale or redemption of common shares within the United States to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. In the case of such payments by a payor or middleman within the United States to a foreign simple trust, a foreign grantor trust or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of such United States Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a United States person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

BERMUDA TAX CONSEQUENCES


    Under present law, Bermuda will not impose on Foster Wheeler Ltd. or any of its operations or the shares, debentures or other obligations of Foster
Wheeler Ltd., any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax. Foster Wheeler Ltd. will apply for and expects to obtain a written assurance from the Minister of Finance of Bermuda under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing any such tax, then the imposition of such tax shall not be applicable to Foster Wheeler Ltd. or to any of its operations or the shares, debentures or other obligations of Foster Wheeler Ltd. until March 28, 2016. The assurances are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (Foster
Wheeler Ltd. is not currently so designated) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the land, if any, leased to Foster Wheeler Ltd. Foster Wheeler Ltd. is required to pay certain annual Bermuda government and business fees. Under current rates, Foster Wheeler Ltd. will pay a maximum fixed annual fee of $16,695. In addition, all entities employing individuals in Bermuda are required to pay an employment tax. Currently there is no Bermuda withholding tax on dividends that may be paid by Foster Wheeler Ltd.


    Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends paid by Foster Wheeler Ltd. to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Foster Wheeler Ltd. common shares (other than by shareholders resident in Bermuda).

                                 ANNUAL MEETING


TIME, PLACE AND DATE

    The annual meeting of Foster Wheeler Corporation shareholders will be held at 10:30 a.m., on Monday, April 23, 2001, at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey 08827. This proxy statement/prospectus constitutes notice of the annual meeting as is required by Section 605 of the New York Business Corporation Law and our by-laws.
PROPOSALS

    At the annual meeting, you will be asked to vote upon the following:


    1. A proposal to approve the Reorganization and by doing so approve and adopt an Agreement and Plan of Merger substantially in the form attached as ANNEX I. The Agreement and Plan of Merger is the legal document that governs the Reorganization.



    2. A proposal to elect each of the four nominees as directors to serve three-year terms. These directors will be members of a class of directors that will serve until the 2004 annual meeting of shareholders and until their respective successors have been duly elected and qualified.


    3. A proposal to ratify the appointment of PricewaterhouseCoopers LLP as Foster Wheeler Corporation's independent accountants for 2001.

    4.  Any other matters that may properly come before the meeting.

    We know of no other matters that are likely to be brought before the annual meeting.

QUORUM

    The presence, in person or by proxy, of shareholders holding a majority of the outstanding shares of Foster Wheeler Corporation common stock entitled to vote at the annual meeting will constitute a quorum. Abstentions and broker "non-votes" will be counted as present for purposes of determining the presence or absence of a quorum at the annual meeting for the transaction of business.

RECORD DATE


    Only shareholders of record at the close of business on February 28, 2001, as shown in Foster Wheeler Corporation's records, will be entitled to vote, or to grant proxies to vote, at the annual meeting.


VOTING PROCEDURE

    In 1992, we adopted a confidential voting policy in connection with Annual Meetings of Stockholders. In essence, the policy provides for independent vote tabulations and inspectors, and that, with exceptions, shareholder votes not be disclosed to us.

    Pursuant to the Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on a proposal, or to withhold authority to vote for one or more of the nominees for director. New York law and the Company's amended by-laws require the presence of a quorum for the annual meeting, which is defined as a majority of the shares entitled to vote at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

PROXIES

    A proxy card was sent to each Foster Wheeler Corporation shareholder who held shares as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented above by marking your proxy card appropriately, executing it in the space provided, and returning it in the enclosed postage paid envelope to Mellon Investor Services LLC, P.O. Box 1677, Church Street Station, New York, NY 10008-1677. If you hold your Foster Wheeler Corporation shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.


    If you have timely submitted a properly executed proxy card and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not clearly indicated your votes, your shares will be voted FOR the proposal to approve the Reorganization, elect the four nominees as directors and approve the ratification of PricewaterhouseCoopers LLP as independent accountants.


    If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy card will have the discretion to vote on these matters in accordance with their best judgment. Proxies voted against the proposal to approve the Reorganization will not be voted in favor of any adjournment of the annual meeting for the purpose of soliciting additional proxies.

REVOCATION

    You may revoke your proxy card at any time prior to its exercise by:

       - giving written notice of the revocation to the transfer agent;

       - appearing and voting in person at the annual meeting; or

       - properly completing and executing a later-dated proxy and delivering it to the transfer agent or the inspectors of election.

    Your presence without voting at the annual meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your Foster Wheeler Corporation shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

VALIDITY

    The inspectors of election will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxy cards. Their determination will be final and binding. The board of directors of Foster Wheeler Corporation has the right to waive any irregularities or conditions as to the manner of voting. Foster Wheeler Corporation may accept your proxy by any form of communication permitted by New York law so long as Foster Wheeler Corporation is reasonably assured that the communication is authorized by you.

SOLICITATION OF PROXIES


    The expense of preparing, printing and mailing this proxy statement/prospectus and the accompanying material will be borne by the Company. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by officers and regular employees of the Company who will receive no additional compensation therefor. In addition, the Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies from brokers and nominees at a cost of $8,500 plus out-of-pocket expenses. The Company will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

REQUISITE VOTE

    APPROVAL OF THE REORGANIZATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF FOSTER WHEELER CORPORATION COMMON STOCK. ABSTENTIONS AND BROKER "NON-VOTES" WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION. IF YOU WISH TO VOTE IN FAVOR OF THE REORGANIZATION AND YOUR BROKER HOLDS YOUR SHARES IN STREET NAME, YOU MUST GIVE SPECIFIC INSTRUCTIONS ON HOW TO VOTE TO YOUR BROKER.

    Election of the nominees for director requires a plurality of the votes cast at the annual meeting, assuming there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

    Ratification of the Company's independent accountants requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares entitled vote thereon. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of the Company's independent accounts.

              ELECTION OF DIRECTORS OF FOSTER WHEELER CORPORATION

    The Restated Certificate of Incorporation divides the board of directors into three classes, with one class of directors elected each year for a three-year term. The term of directors in one class expires in 2001. The four directors in this class have been nominated for election for terms expiring in 2004. The proxy agents of the board of directors intend to vote for the election of the nominees named below, unless instructed otherwise. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the board of directors will either reduce the size of the board, or select substitute nominees after identifying suitable candidates. The Restated Certificate of Incorporation provides that the board of directors shall consist of not less than nine nor more than twenty directors as shall be fixed from time to time by the board. The number of directors has been fixed at ten.


    Following is the principal occupation, age and certain other information, as of March 1, 2001, for each director nominee and other directors serving unexpired terms.


NOMINEES FOR ELECTION AT THIS MEETING:

    EUGENE D. ATKINSON

    Mr. Atkinson is a Managing Partner with RHJ Industrial Partners, a private equity firm. He was previously a Limited Partner with Goldman, Sachs & Co. (investment banking) and Chairman of Goldman Sachs (International) from December 1990 to May 1999. Mr. Atkinson, who is 56 years old, became a director of the Company in 1995.

    E. JAMES FERLAND


    Mr. Ferland has been Chairman of the Board, President and Chief Executive Officer of Public Service Enterprise Group Incorporated and Chairman of the Board and Chief Executive Officer of Public Service Electric and Gas Company (utilities) since 1986. He is also a director of Public Service Enterprise Group Incorporated. Mr. Ferland, who is 58 years old, became a director of the Company in 1993.


    JOSEPH J. MELONE


    Mr. Melone is the former President and Chief Executive Officer of The Equitable Companies Inc. and the former Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States (Insurance and Financial Services). He is also a director of BISYS Group, Inc. and Horace Mann Educators Corporation. Mr. Melone, who is 69 years old, became a director of the Company in 1988.

    RICHARD J. SWIFT

    Mr. Swift has been Chairman, President and Chief Executive Officer of the Company since April 1994. He formerly held several executive positions with the Company and its subsidiaries. He is a director of Public Service Enterprise Group Incorporated and Ingersoll-Rand Company. Mr. Swift, who is 56 years old, became a director of the Company in 1993.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES.

SIMILAR INFORMATION ON CONTINUING DIRECTORS

    Similar information concerning the directors whose terms of office continue after the 2001 Annual Meeting is as follows:

    LOUIS E. AZZATO

    Mr. Azzato retired from the Company as the Chairman and Chief Executive Officer in 1994. Mr. Azzato, who is 70 years old, became a director of the Company in 1978. His current term will expire in 2002.

    JOHN P. CLANCEY

    Mr. Clancey is Chairman of Maersk Sealand, a transportation provider, and has held such office since December 1999. From August 1991 to December 1999, he was the President and Chief Executive Officer of Sea-Land Service Inc. (transportation). He is also a director of UST Inc. Mr. Clancey, who is 55 years old, became a director of the Company in 1999. His current term will expire in 2002.

    DAVID J. FARRIS


    Mr. Farris retired in June 1998 as Chief Operating Officer of Beneficial Corp. and President and Chief Executive Officer of Beneficial Management Corp., a financial services company. He held those positions since July 1987.
Mr. Farris, who is 65 years old, became a director of the Company in 1996. His current term will expire in 2002.


    MARTHA CLARK GOSS


    Ms. Goss is the former Chief Financial Officer of The Capital Markets Company, a provider of global business and technology solutions. From 1995 to 1999, she was Vice President and Chief Financial Officer of Booz, Allen & Hamilton Inc., a management consulting firm. Ms. Goss, who is 51 years old, became a director of the Company in 1994. Her current term will expire in 2003.


    CONSTANCE J. HORNER

    Ms. Horner has been a Guest Scholar at The Brookings Institution since 1993. Previously she was Commissioner, U.S. Commission on Civil Rights, from 1993 to 1998. From 1991 to 1993, she was Assistant to the President and Director of Presidential Personnel at the White House. She is a director of Ingersoll-Rand Company, Pfizer, Inc. and Prudential Insurance Company of America. Ms. Horner, who is 59 years old, became a director of the Company in 1996. Her current term will expire in 2002.

    JOHN E. STUART

    Mr. Stuart is the former Chairman and Chief Executive Officer of LogicStream, an internet managed services provider. From 1999 to June 2000 he was Chief Executive Officer of StorNet, a nationwide value added systems integrator. He previously was Chairman and Chief Executive Officer of IKON Office Solutions (office products) from January 1997 to July 1998. Prior to that time, he was Chairman, President and Chief Executive Officer of Alco Standard Company, from August 1993 to December 1996. Mr. Stuart, who is 57 years old, became a director of the Company in 1997. His current term will expire in 2003.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS



    The following table sets forth beneficial ownership of shares of Foster Wheeler Corporation common stock by each director, by each executive officer named in the Summary Compensation Table on page 43, and by all directors and executive officers as a group, as of March 1, 2001. These shares represent in the aggregate less than one percent of the outstanding shares.



                                              CURRENT
                                            BENEFICIAL    SHARES SUBJECT TO
NAME                                        HOLDINGS(1)      OPTIONS(2)       STOCK UNITS(3)     TOTAL
----                                        -----------   -----------------   --------------   ---------
Eugene D. Atkinson........................       5,000           16,000             1,678         22,678
Louis E. Azzato...........................      34,349           61,000            12,538        107,887
Henry E. Bartoli..........................      10,989          122,500                 0        133,489
John C. Blythe............................      12,274           44,133                 0         56,407
John P. Clancey...........................       3,500            6,000            12,728         22,228
David J. Farris...........................      20,000           14,000            16,049         50,049
E. James Ferland..........................       9,000           20,000            14,466         43,466
Martha Clark Goss.........................       1,568           18,000             1,678         21,246
Constance J. Horner.......................       1,176           14,000             1,678         16,854
Joseph J. Melone..........................       6,500           23,000            16,104         45,604
Thomas R. O'Brien.........................       6,573           71,667                 0         78,240
Gilles A. Renaud..........................      15,000          111,486                 0        126,486
John E. Stuart............................       3,000           12,000            23,385         38,385
Richard J. Swift..........................      55,615          317,500                 0        373,115
All directors and executive officers as a
  group (17 persons)......................     207,648          999,120           100,304      1,307,072


------------------------

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared
    investment or voting authority.       shares owned by the officers of the
    Company have restrictions on the sale of such shares.

(2) Represents shares that may be acquired currently or within 60 days after March 1, 2001 through the exercise of stock options pursuant to the Company's 1984 Stock Option Plan, the 1995 Stock Option Plan and/or The Directors' Stock Option Plan.

(3) Represents share units held under the Foster Wheeler Corporation Directors Deferred Compensation and Stock Award Plan for non-employee directors (referred to below under the caption "Compensation of Directors"). Only non-employee directors are eligible to participate in the Foster Wheeler Corporation Directors Deferred Compensation and Stock Award Plan.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP


    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of the Company's stock, to file reports of holdings and transactions in Foster Wheeler Corporation stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that in 2000 our directors and executive officers met all applicable Securities and Exchange Commission filing requirements.

    CERTAIN BENEFICIAL OWNERS



    We have been advised that as of December 31, 2000, the following entities are beneficial owners of more than five percent of our outstanding Common Stock.



                                                            AMOUNT AND NATURE
                                 NAME AND ADDRESS             OF BENEFICIAL
TITLE OF CLASS                 OF BENEFICIAL OWNER              OWNERSHIP       PERCENT OF CLASS
--------------                 -------------------          -----------------   ----------------
Common                  Wellington Management Company, LLP      4,208,000(1)          10.34%
                        75 State Street
                        Boston, MA 02109

Common                  Mellon Financial Corporation            3,332,498(2)           8.18%
                        One Mellon Center
                        Pittsburgh, PA 15258

Common                  Dimensional Fund                        3,154,000(3)           7.75%
                        Advisors Inc. ("Dimensional")
                        1299 Ocean Avenue, 11th Floor
                        Santa Monica, CA 90401

Common                  Hartford Mutual Funds, Inc. on          2,540,500(4)           6.24%
                        behalf of The Hartford Capital
                        Appreciation Fund ("Hartford")
                        200 Hopmeadow Street
                        Simsbury, CT 06089


------------------------


(1) As reported on a Schedule 13G filed with the Commission on January 10, 2001. Wellington Management Company, LLP, a registered investment adviser, is deemed to be the beneficial owner (with shared voting and dispositive power) of the reported shares as a result of acting as an investment advisor to various clients.



(2) As reported on a Schedule 13G filed with the Commission on January 17, 2001. Such filing indicates that Mellon Financial Corporation, a parent holding company, has (i) sole voting power as to 2,929,973 shares, (ii) shared voting power as to 325,700 shares, and (iii) sole dispositive power as to 3,332,498 shares, but has disclaimed beneficial ownership.



(3) As reported on a Schedule 13G filed with the Commission on February 2, 2001. Such filing indicates that Dimensional, a registered investment advisor, has sole voting and dispositive power as to 3,154,000 shares but has disclaimed beneficial ownership.



(4) As reported on a Schedule 13G filed with the Commission on February 14, 2001. Hartford, a registered investment company, is deemed to be the beneficial owner (with shared voting and dispositive power) of the reported shares.


COMPENSATION OF DIRECTORS


    Eleven meetings of the board of directors were held during the last fiscal year. Each director attended at least 75% of the total number of meetings of the board and the Board Committees on which he or she served. Directors who are employees of Foster Wheeler Corporation received no additional compensation for their services as directors. Non-employee directors receive an annual retainer of $26,000 and an annual deferred award of 300 share units in accordance with the Foster Wheeler Corporation Directors Deferred Compensation and Stock Award Plan (the "Director Deferral Plan") as set forth below. Each non-employee director receive $1,200 for each board meeting attended.

In addition, each non-employee director receives $1,200 for each meeting of a committee of the board attended; the Committee Chairman receives $2,000 for each such meeting.


    Under the Director Deferral Plan, each non-employee director receives a one time deferred award of 1,000 share units of the Company's common stock upon commencement of his or her board term and is credited annually with units representing 300 shares of the Company's common stock, such credit being made to an account maintained for each non-employee director (a "Deferred Compensation Account"). The Director Deferral Plan also permits non-employee directors to defer all or a portion of the retainer and meeting fees to which they are entitled. The Company makes a supplemental contribution equal to 15% of the retainer and meeting fees which are deferred and all such amounts are credited to the director's Deferred Compensation Account. Each director is fully vested in amounts credited to the director's Deferred Compensation Account, except that the one time deferred award shall not vest until cessation of service on the board (i.e., retirement or death) and the annual award shall vest upon cessation from the board or the one-year anniversary of the award. The share units in the Deferred Compensation Account or the equivalent cash amount, at the director's option, are delivered to the director upon retirement or cessation of service on the board for good cause.

    In addition, under the Deferred Compensation Plan for Directors, non-employee directors are permitted to defer all or part of their retainer or board and Committee fees until their retirement or other termination of status as a director. Deferred amounts accrue interest at an annual rate equal to the rate charged by First Union National Bank for prime commercial loans of 90-day maturity.

    Under The Directors' Stock Option Plan, as amended, which was previously approved by the shareholders, each director who is not an employee of the Company or one of its subsidiaries receives, following the Annual Meeting each year, a nonqualified option to purchase 3,000 shares of the Company's common stock. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.


    Effective October 15, 2000, for a term of one year, the Company has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Continental Casualty Corporation in respect of indemnification of directors and officers. The scope of these policies is similar to coverage under prior policies held by the Company. The annual premium for this coverage is $339,150.


COMPENSATION OF EXECUTIVE OFFICERS


    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


    The Executive Compensation Plan (the "Plan") for executives of the Company was approved and adopted by the Compensation Committee (the "Committee") and the board of directors. The Plan is intended to meet two primary objectives: to attract and retain highly qualified executives to manage the Company's business and to reward those executives if their performance and the Company's results so warrant. The Committee, subject to review by the board, is responsible for the implementation and administration of all aspects of the Plan. Any payments made under this Plan are ultimately at the discretion of the board. The Committee has considered the effects of certain provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding
$1 million. The Committee has determined that there is no material impact on the Company at this time as a result of these provisions.

    BASE SALARY


    The first component of each executive's compensation is base salary. As part of its consideration relative to salary, the Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Company's staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Committee a specific salary, within that range, for each executive. The Committee considers that proposal, and then recommends a salary for each executive to the board for its consideration and approval. The Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Company as a whole, are all taken into account. The Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.


    ANNUAL INCENTIVE


    The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business-unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Committee and, as proposed or modified, are recommended to the board for its consideration and approval. The actual incentive payment is solely determined by measurement of actual performance of the Company and each business unit against the established targets. This payment can range from 0 to 93.75 percent of annual salary in the case of the Chief Executive Officer and from 0 to 60 percent of annual salary in the case of other officers depending upon the extent to which earnings targets are missed, achieved, or exceeded.


    LONG-TERM INCENTIVES

    The Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of a long-term unit is performance-based and is determined by the growth in earnings and return on equity during the three-year period. The number of performance units were determined in a manner such that certain growth in earnings and returns on equity would result in an incentive payment to the executives which together with salary and annual incentives would provide competitive total compensation. The actual payout is determined by the achievement of considerable earnings growth combined with a reasonable return on equity over a three-year cycle.

    The Plan also provides for long-term incentives to executives in the form of annual grants of stock options. Such options are granted at the per-share market price of the Company's stock on the date of the award, vest in installments over a three-year period and only become valuable if the market price of the Company's stock increases.


    As outlined above, pursuant to the Plan, the 2000 base salary for Mr. Swift was determined by the Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Company's staff, and then recommended to the board for its consideration and approval. Mr. Swift did not receive a salary increase for 2000. With regard to incentive compensation, there was no payment to Mr. Swift under the annual bonus segment of the Plan. There was a payment awarded relative to performance under the long-term segment of the Plan for the three-year cycle ending December 31, 2001.

    In accordance with the Plan, the Committee recommended, and the board approved, a stock option grant to Mr. Swift of 50,000 shares at the market price on July 25, 2000 which vests in installments over a three-year period. In addition, the Committee recommended, and the board approved, a Performance Stock Option grant to Mr. Swift of 60,000 shares at a price of $10.00 per share which cannot be exercised until certain performance criteria are met. The terms of the Performance Stock Option grant are described under the section entitled "Options Granted".

                    COMPENSATION COMMITTEE:
Joseph J. Melone, Chairman
Eugene D. Atkinson                 Martha Clark Goss
David J. Farris                    John E. Stuart

    INCENTIVE PLANS


    As part of the long-term incentive portion of the Company's Executive Compensation Plan, "performance units", which may pay out in cash upon completion of a three-year cycle, are awarded annually to Corporate Officers. The following table sets forth awards in 2000 to the named individuals, along with the assumed values of the awards at the end of the three-year Plan cycle. The ultimate value of the award will be based upon the Company's earnings growth rate and return on equity. For a discussion of award criteria see the Long-Term Incentives section of the "Compensation of Executive Officers Report of the Compensation Committee on Executive Compensation" which appears earlier in this proxy statement/prospectus.



                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                                            NON-STOCK PRICE-BASED PLANS
                              NUMBER OF SHARES,   PERFORMANCE OR OTHER    -------------------------------
                               UNITS OR OTHER         PERIOD UNTIL        THRESHOLD    TARGET    MAXIMUM
                                 RIGHTS (#)       MATURATION OR PAYMENT      ($)        ($)        ($)
                              -----------------   ---------------------   ---------   --------   --------
R.J. Swift..................         335          3 Years                     0       $335,000   $670,000
G.A. Renaud.................         138          3 Years                     0       $138,000   $276,000
H.E. Bartoli................         150          3 Years                     0       $150,000   $300,000
J.C. Blythe.................         150          3 Years                     0       $150,000   $300,000
T.R. O'Brien................         150          3 Years                     0       $150,000   $300,000


AUDIT COMMITTEE REPORT


    The Foster Wheeler Corporation Audit Committee ("Audit Committee") consists of four directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are former employees of the Company or has a business relationship with the Company, or is a partner, controlling shareholder or executive officer of an entity that has a business relationship with the Company. In addition, there is no Audit Committee member who is employed as an executive of another company where any of the Company's executives serves on that company's compensation committee. No member of the Audit Committee is an immediate family member of an individual who is an executive officer of the Company or any of its affiliates.



    Each member of the Audit Committee is financially literate, in accordance with the qualifications set forth by the Company's board of directors in its business judgment. In addition, at least one member of the Audit Committee has accounting or related financial management expertise, as the board of directors interprets this qualification in its business judgment.



    The board of directors has adopted a written Charter for the Audit Committee which is attached as an Annex IV to this proxy statement/prospectus. The Charter sets forth the authority and responsibilities of the Audit Committee. In connection with those responsibilities, the Audit Committee has taken the following actions:


        (1) reviewed and discussed the consolidated audited financial statements with management and the independent auditors;

        (2) discussed with the independent auditors, PricewaterhouseCoopers LLP ("PwC"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);



        (3) received the written disclosures and the letter from PwC required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with PwC its independence from the Company and its management;



        (4) discussed with the Company's internal and independent auditors, PwC, the overall scope and plans of their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;



        (5) recommended, based on the reviews and discussions referred to above, to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2000, for filing with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to shareholder approval, the selection of the Company's independent accountants.



    AUDIT FEES



    PwC, Foster Wheeler Corporation's independent accountant, billed the Company $1,870,000 for professional services rendered for the audit of Foster Wheeler Corporation's annual financial statements for 2000 and the reviews of the financial statements included in its quarterly Forms 10-Q for 2000.



    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES



    PwC did not render any professional services to the Company for financial information systems design and implementation in 2000.



    ALL OTHER FEES



    The aggregate fees billed for services rendered in 2000 by PwC to the Company, other than the services covered in the two preceding paragraphs ("non-audit services"), were $3,361,000, which included services related to taxes and the Reorganization in the amount of $2,371,000. The Audit Committee considered the non-audit services provided by PwC to the Company and determined that the provision of those services is compatible with PwC maintaining its independence as the Company's principal accountant.


                              THE AUDIT COMMITTEE:

                            John E. Stuart, Chairman

John P. Clancey
                                David J. Farris
                                Joseph J. Melone

COMMITTEES OF THE BOARD

    The board of directors of the Company has established standing committees to consider various matters and to make recommendations to the full board as to proposed courses of action for the board. Among the standing committees that have been established are the Audit Committee, the Committee on Nominees for Directors and Officers, the Compensation Committee and the Finance Committee.

    The members of the Audit Committee are Mr. John E. Stuart, Chairman;
Mr. John P. Clancey, Mr. David J. Farris, and Mr. Joseph J. Melone. During fiscal 2000, this Committee held five meetings. The functions of this Committee are to review management's recommendations for the engagement or discharge of independent accountants; to review and monitor the progress of the audit plans prepared by the independent accountants and internal auditors; to review compliance with Company policies; to annually review the status of any significant litigation; to review with the independent accountants the results of the audit, the Company's financial statements and the Company's system of internal accounting control; to review fees of the independent accountants; to review with management and the outside auditors the Company's annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Forms 10-K or 10-Q with the Securities and Exchange Commission. This review includes the items required by SAS 61 as in effect at that time in the case of the quarterly statements; to receive from the outside auditors the report required by Independence Standards Board No. I as in effect at that time and discuss it with the outside auditors; and to prepare a report each year concerning compliance with its charter for inclusion in the Company's annual proxy statement.



    The Compensation Committee consists of Mr. Joseph J. Melone, Chairman;
Mr. Eugene D. Atkinson, Mr. David J. Farris, Ms. Martha Clark Goss and Mr. John
E. Stuart. During fiscal 2000, this Committee held five meetings. The functions of this Committee are to recommend to the board compensation arrangements for directors and executive officers, including approving specific benefits under such arrangements, to administer certain benefit plans for directors and officers and to review employee pension and welfare programs.



    Following are the members of the Finance Committee: Mr. E. James Ferland, Chairman; Mr. Eugene D. Atkinson, Mr. Louis E. Azzato, Ms. Martha Clark Goss and Ms. Constance J. Horner. four meetings of this Committee were held during fiscal 2000. This Committee reviews a range of financial policies and plans including the consolidated financial results of the Corporation, the dividend policy, proposed securities issuances, and financial risk management policies and practices. The Committee also oversees pension plan investments and periodically reviews investor relations activities.



    The members of the Committee on Nominees for Directors and Officers are Mr. David J. Farris, Chairman; Mr. Eugene D. Atkinson, Mr. E. James Ferland,
Ms. Constance J. Horner and Mr. Joseph J. Melone. During fiscal 2000, this Committee held four meetings. The functions of this Committee are to recommend to the board the nominees for election as directors and officers, and to consider performance of incumbent directors and officers to determine whether to nominate them for re-election. The Committee will consider director nominees recommended by shareholders in accordance with the procedure set forth in this proxy statement/prospectus under the caption "Proposals of Shareholders."

SUMMARY COMPENSATION TABLE

    The following table sets forth information showing compensation paid or accrued by the Company and its subsidiaries during each of the Company's last three fiscal years for the Chief Executive Officer ("CEO") and the four other most highly compensated executive officers of the Company.


                                                         ANNUAL
                                                      COMPENSATION                 LONG-TERM COMPENSATION
                                                   -------------------      -------------------------------------
                                                                                     AWARDS             PAYOUTS
                                                                            ------------------------   ----------
                                                                                         SECURITIES      LONG-
                                                                            RESTRICTED   UNDERLYING       TERM        ALL OTHER
NAME AND PRINCIPAL                                  SALARY     BONUS          STOCK       OPTIONS/     INCENTIVE    COMPENSATION
POSITION                                  YEAR       ($)        ($)         AWARDS(1)    SARS(#)(8)    PAYOUTS($)      ($)(7)
------------------                      --------   --------   --------      ----------   -----------   ----------   -------------
Richard J. Swift......................    2000     $775,000   $      0       $      0      110,000      $393,290       $ 5,250
Chairman, President & CEO                 1999     $775,000   $      0       $      0       50,000      $      0       $ 4,800
                                          1998     $725,000   $      0       $421,283       50,000      $      0       $ 4,800

Gilles A. Renaud(2)                       2000     $307,692   $255,975(3)    $ 95,625      111,486      $ 44,025       $     0
Senior Vice President & CFO...........

Henry E. Bartoli......................    2000     $350,000   $123,700       $      0       60,000      $176,100       $ 5,250
Senior Vice President                     1999     $350,000   $      0       $      0       25,000      $      0       $ 4,800
                                          1998     $330,000   $      0       $ 85,000       25,000      $133,807       $ 4,800

John C. Blythe........................    2000     $340,000   $116,720       $ 27,000       75,000      $223,250       $     0
Senior Vice President                     1999     $340,000   $150,000(4)    $ 50,000(4)    25,000      $      0       $     0
                                          1998     $287,500   $192,000(5)    $ 48,000       17,000      $      0       $46,000(6)

Thomas R. O'Brien.....................    2000     $312,000   $ 33,900       $      0       30,000      $176,100       $ 5,250
General Counsel &                         1999     $312,000   $      0       $      0       15,000      $      0       $ 4,800
Senior Vice President                     1998     $300,000   $      0       $ 10,000       15,000      $181,400       $ 4,800


------------------------------


(1) The amounts reported in the table represent the market value at the dates of grant, without giving effect to the diminution in value attributable to the restrictions on said stock. As of December 29, 2000, the aggregate number and market values (based on the closing stock price on December 29, 2000) of restricted stock held by the above individuals are as follows:
    (i) Mr. Swift: 43,115 shares with a value of $226,354; (ii) Mr. Renaud:
    15,000 shares with a value of $78,750; (iii) Mr. Bartoli: 10,493 shares with a value of $55,088; (iv) Mr. Blythe: 9,266 shares with a value of $48,647; and (v) Mr. O'Brien: 773 shares with a value of $4,058. Dividends are paid on restricted stock.


(2) Mr. Renaud became an executive officer of the Company on March 27, 2000.


(3) Mr. Renaud received a cash bonus upon commencement of employment and a guaranteed year-end cash bonus in accordance with the terms of his employment.



(4) Mr. Blythe was formerly the President and Chief Executive Officer of Foster Wheeler Limited (U.K.) and became an executive officer of the Company effective as of July 1, 1998. The bonus paid to Mr. Blythe was a transition bonus in connection with his former position in the United Kingdom.



(5) The bonus paid to Mr. Blythe in 1998 included a bonus earned in his position as President and Chief Executive Officer of Foster Wheeler Limited (U.K.).



(6) In October, 1998, the Company made a four-year interest-free loan to Mr. Blythe in the amount of $144,600 to assist him with unreimbursed relocation expenses. The interest for the term of the loan using the current market interest rate would be approximately $46,000.



(7) Company match on employee 401(k) contribution.



(8) The number of stock options reported in the table includes the following options to the named individuals which are conditioned upon certain performance criteria being met as set forth in this proxy statement/prospectus under the caption "Performance Stock Options":
    Mr. Swift--60,000 stock options; Mr. Bartoli--35,000 stock options;
    Mr. Blythe--50,000 stock options; and Mr. O'Brien--15,000 stock options.

OPTIONS GRANTED

    Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. The options were granted pursuant to the terms of the Company's Executive Compensation Plan and the 1995 Stock Option Plan, as amended, (the "1995 Stock Option Plan"), which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of the options become exercisable after one year, two-thirds after two years and all of the options are exercisable after three years. Mr. Renaud's options however, are all exercisable after one year.


                                      NUMBER OF      % OF TOTAL
                                      SECURITIES      OPTIONS                                  GRANT DATE
                                      UNDERLYING     GRANTED TO     EXERCISE OR                 PRESENT
                                       OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION    VALUE(1)
NAME                                  GRANTED(#)   IN FISCAL YEAR    ($/SHARE)       DATE         ($)
----                                  ----------   --------------   -----------   ----------   ----------
R.J. Swift..........................    50,000           7.76%       $8.15625       7/25/10     $233,500

G.A. Renaud.........................   111,486          17.30%       $  6.375       3/27/10     $318,850

H.E. Bartoli........................    25,000           3.88%       $   9.00        1/3/10     $ 90,750

J.C. Blythe.........................    25,000           3.88%       $   9.00        1/3/10     $ 90,750

T.R. O'Brien........................    15,000           2.33%       $   9.00        1/3/10     $ 54,450


------------------------


(1) Based on the Black-Scholes options pricing model, using the following assumptions: 1) the option exercise price as shown in the table is the average of the high and low price of the stock on the date that the option was issued, 2) the dividend yield of the stock was based upon the payout per share divided by the share price on the date the option was issued, 3) the expected term of the options is five years from the date of issue, 4) the risk free rate of return for each option was determined as the interest rate on the date that the option was issued, on Treasury securities with a maturity equal to the expected term of the option, 5) the expected volatility of the stock was calculated empirically for each option using Foster Wheeler stock pricing data for the 90 trading days immediately preceding the date that the option was issued.


PERFORMANCE STOCK OPTIONS

    The following table sets forth Performance Stock Option grants which were made to the named individuals during the last completed fiscal year. The options were recommended and approved by the Compensation Committee and the board of directors. The options become exercisable after one year if the market price of Foster Wheeler Corporation common stock reaches $20.00 per share for three consecutive trading days from the date of the award to December 31, 2001 and the earnings per share reaches $1.23 for the 2001 fiscal year. If the forgoing criteria is not met, the options become exercisable nine years and six months after the date of the award.


                                      NUMBER OF      % OF TOTAL
                                      SECURITIES      OPTIONS                                  GRANT DATE
                                      UNDERLYING     GRANTED TO     EXERCISE OR                 PRESENT
                                       OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION    VALUE(1)
NAME                                  GRANTED(#)   IN FISCAL YEAR    ($/SHARE)       DATE         ($)
----                                  ----------   --------------   -----------   ----------   ----------
R.J. Swift..........................    60,000           9.31%       $  10.00       7/25/10     $264,600
H.E. Bartoli........................    35,000           5.43%       $  10.00       2/29/10     $ 64,400

J.C. Blythe.........................    50,000           7.76%       $  10.00       2/29/10     $ 92,000

T.R. O'Brien........................    15,000           2.33%       $  10.00       2/29/10     $ 27,600


------------------------


(1) Based on the Black-Scholes options pricing model, using the following assumptions: 1) the option exercise price is as shown in the table, 2) the dividend yield of the stock was based upon the payout per share divided by the share price on the date the option was issued, 3) the expected term of the options is five years from the date of issue, 4) the risk free rate of return for each option was determined as the interest rate on the date that the option was issued, on Treasury securities with a maturity equal to the expected term of the option, 5) the expected volatility of the stock was calculated empirically for each option using Foster Wheeler stock pricing data for the 90 trading days immediately preceding the date that the option was issued.


AGGREGATE OPTIONS EXERCISES


    The following table sets forth, for the named individuals, the number of shares of Foster Wheeler Corporation common stock acquired upon option exercise during 2000, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 29, 2000.



                                                                  NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                                       UNDERLYING              IN-THE-
                                                                  UNEXERCISED OPTIONS      MONEY OPTIONS AT
                                        SHARES                       AT FY-END (#)            FY-END ($)
                                      ACQUIRED ON                 --------------------   --------------------
                                       EXERCISE        VALUE          EXERCISABLE/           EXERCISABLE/
NAME                                      (#)       REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
----                                  -----------   -----------   --------------------   --------------------
R.J. Swift..........................       0             0          284,167/160,000             $0/$0

G.A. Renaud.........................       0             0             0/111,486                $0/$0

H.E. Bartoli........................       0             0           97,500/85,000              $0/$0

J.C. Blythe.........................       0             0           27,466/95,834              $0/$0

T.R. O'Brien........................       0             0           56,667/45,000              $0/$0

DEFINED BENEFIT PLANS


    The following table illustrates annual retirement benefits under the Company's regular and supplementary pension plans but not including the 401(k) Plan for executive officers based on the average annual compensation and service shown.



        AVERAGE ANNUAL COMPENSATION             YEARS OF PENSION CREDITED SERVICE AFTER APRIL 1, 1976
IN FIVE HIGHEST YEARS OF THE LAST TEN YEARS   ---------------------------------------------------------
           PRECEDING RETIREMENT               10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS
-------------------------------------------   ---------   ---------   ---------   ---------   ---------
                $  500,000                    $100,000    $150,000    $200,000    $250,000    $300,000
                $  600,000                    $120,000    $180,000    $240,000    $300,000    $360,000
                $  700,000                    $140,000    $210,000    $280,000    $350,000    $420,000
                $  800,000                    $160,000    $240,000    $320,000    $400,000    $480,000
                $  900,000                    $180,000    $270,000    $360,000    $450,000    $540,000
                $1,000,000                    $200,000    $300,000    $400,000    $500,000    $600,000
                $1,100,000                    $220,000    $330,000    $440,000    $550,000    $660,000
                $1,200,000                    $240,000    $360,000    $480,000    $600,000    $720,000
                $1,300,000                    $260,000    $390,000    $520,000    $650,000    $780,000
                $1,400,000                    $280,000    $420,000    $560,000    $700,000    $840,000


             YEARS OF PENSION CREDITED SERVICE AFTER APRIL 1, 1976


    For service after April 1, 1976, the retirement benefit is based on average annual compensation (which would include amounts in the "Salary," "Bonus" and "Long-Term Incentive Payouts" columns in the Summary Compensation Table which appears earlier in this proxy statement/prospectus) during the five highest years in the last ten years of employment. The Company's pension is solely noncontributory. The benefits in the foregoing table are computed as a straight life annuity payable at normal retirement age and are subject to deduction for
(a) the annuity equivalent of the Company provided accumulated contributions under the Company's 401(k) Plan, and (b) one-half of the Supplemental Employee Retirement Plan ("SERP") participant's age 65 social security benefit determined as of the participant's date of retirement. The credited years of service after April 1, 1976, (limited to a maximum of 30 years) assuming retirement at the normal retirement age of 65 for those individuals named in the Summary Compensation Table are as follows: R.J. Swift--30 years; G.A. Renaud--11 years; H.E. Bartoli--18 1/2 years and T.R. O'Brien--10 years. J.C. Blythe is not a participant in this pension plan.

PERFORMANCE GRAPH



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN



    The following line graph compares the five-year cumulative total stockholder return of (i) Foster Wheeler Corporation Common Stock, (ii) the S&P Small Cap 600 Index, and (iii) an industry peer group index that consists of several companies (the "Peer Group")(1). Also, in accordance with the proxy rules, we included a comparison of the S&P 500 Index since it is the broad equity market index used in last year's proxy statement. We now use the S&P Small Cap 600 Index since Foster Wheeler was removed from the S&P 500 Index and placed in the S&P Small Cap 600 Index on January 28, 2000.



    In the preparation of the line graph, we used the following assumptions:
(i) $100 was invested on December 29, 1995 in Foster Wheeler Common Stock, the S&P Small Cap 600 Index, the S&P 500 Index, and the Peer Group, (ii) dividends were reinvested, and (iii) the investment is weighted on the basis of market capitalization.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   DEC. 95  DEC. 96  DEC. 97  DEC. 98  DEC. 99  DEC. 2000
Foster Wheeler         100    90.87    66.68    33.84    23.76      14.64
S&P Small Cap 600      100   121.96   147.17   143.55   168.03     187.85
S&P 500 Index          100   125.41   160.94   211.55   254.97     231.76
Peer Group (1)         100    93.84    76.03    76.44    64.62      66.09


                                                                               YEARS ENDING
                                                     DEC. 95    DEC. 96    DEC. 97    DEC. 98    DEC. 99    DEC. 2000
                                                     --------   --------   --------   --------   --------   ---------
Foster Wheeler.....................................    100        90.87      66.68      33.84      23.76      14.64
S&P Small Cap 600..................................    100       121.96     147.17     143.55     168.03     187.85
S&P 500 Index......................................    100       125.41     160.94     211.55     254.97     231.76
Peer Group(1)......................................    100        93.84      76.03      76.44      64.62      66.09


------------------------

(1) The following companies comprise the Peer Group: Fluor Corporation, Foster Wheeler Corporation, Jacobs Engineering Group Inc., Washington Group International, Inc. (formerly Morrison Knudsen), and McDermott International, Inc. This group consists of companies that were compiled by the Corporation in 1996 and have been used since that time. Stone & Webster, Inc., which was previously included as a peer group member, has been excluded for the 5 year period due to its Chapter 11 Bankruptcy filing in June 2000.


CHANGE OF CONTROL ARRANGEMENTS

    On September 26, 1995, the board of directors authorized Foster Wheeler Corporation to enter into change of control employment agreements (the "Agreements") with its top executive officers, which includes the officers listed in the preceding tables and three other individuals (the "Executives"). The Agreements provide that if, within three years of a "change of control", as defined in the Agreements, Foster Wheeler Corporation terminates an Executive's employment other than for "cause" (defined as failure to perform the Executive's duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for "good reason," (defined as diminution of duties or responsibilities, Foster Wheeler Corporation's failure to compensate the Executive, a change in workplace, Foster Wheeler Corporation's purported termination of the Agreements or failure to comply with the Agreements), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive's base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) three times the sum of the Executive's base salary, the highest annual bonus and the highest long-term bonus for any of the most recent three cycles completed before the change of control, plus
(d) unpaid deferred compensation and vacation pay. The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under Foster Wheeler Corporation's qualified and supplemental retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive's termination. Foster Wheeler Corporation will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreements or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Foster Wheeler Corporation will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements will be paid by Foster Wheeler Corporation.


    In addition to the Agreements, there are other contracts and arrangements whereunder the Executives listed in the foregoing tables will receive payments from Foster Wheeler Corporation in the event of a change of control. Under the Executive Compensation Plan, which is discussed in detail in the Report of the Compensation Committee on Executive Compensation set forth in this proxy statement/prospectus, individual participant accruals are paid to the participants within ten days after a change of control. This plan also provides that transfer restrictions on Foster Wheeler Corporation common stock received by an Executive, at the Executive's option in lieu of a cash incentive payment, lift upon a change of control. "Units" (limited stock appreciation rights) which may have been granted under the 1984 Stock Option Plan of Foster Wheeler Corporation become exercisable upon a change in control. Under the 1995 Stock Option Plan of Foster Wheeler Corporation, the Executive has the right to surrender his or her option to Foster Wheeler Corporation and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option. The Management Incentive Life Insurance Program ("Incentive Program") and the Supplemental Employee Retirement Plan ("SERP") are annuity contracts between the Company and employees that contain change of control provisions. If a participant in the Incentive Program is terminated within three years after a change of control, the participant may continue in the program until the later of (i) three years from such termination date; or (ii) attainment of age 56. A participant in the SERP receives the equivalent actuarial value of his or her benefit if the participant's employment terminates following a change of control.



    The board of directors of Foster Wheeler Corporation has approved the transfer of the sponsorship of the plans and programs referred to above to a subsidiary of Foster Wheeler Ltd. Such transfer will become effective at the time of the Reorganization. The 1984 Stock Option Plan and the Incentive Program will be amended so that the Reorganization will not be a "change of control" as defined in that plan or program. The Incentive Program, SERP, Executive Compensation Plan and outstanding options and awards under the 1995 Stock Option Plan, 1984 Stock Option Plan and Foster Wheeler Corporation Executive Stock Ownership Plan will be amended to provide that they will continue to apply on the same terms for the Executive's employment with Foster Wheeler Ltd. and/or its subsidiaries, except that common shares of Foster Wheeler Ltd. will be substituted for the common stock of Foster Wheeler Corporation under the applicable plans and programs. The board of directors of Foster Wheeler Corporation expects that the Executives will enter into new change of control employment agreements with a subsidiary of Foster Wheeler Ltd. Such new change of control employment agreements are expected to be substantially similar to the Agreements, except that the new agreements will refer to the Executive's employment with that subsidiary of Foster Wheeler Ltd., and the definition of "change of control" in the new agreements will refer to Foster Wheeler Ltd. rather than Foster Wheeler Corporation.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    The following directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman; Eugene D. Atkinson, David J. Farris, Ms. Martha Clark Goss and John E. Stuart. None of the members of the Compensation Committee are former or current officers or employees of Foster Wheeler Corporation.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


    The board of directors, in accordance with the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of Foster Wheeler Corporation for the fiscal year ending December 28, 2001, subject to ratification by the shareholders. PricewaterhouseCoopers LLP has been acting as independent accountants for Foster Wheeler Corporation and its subsidiaries since 1977. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if he/she so desires.



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.


                                    EXPERTS


    The consolidated financial statements of Foster Wheeler Corporation incorporated by reference in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 29, 2000 have been so included in reliance on the report by PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

    Certain legal matters in connection with the Foster Wheeler Ltd. common shares have been passed upon for the Company by its Bermuda counsel, Conyers Dill & Pearman. Conyers Dill & Pearman has also rendered an opinion regarding Bermuda tax consequences of the Reorganization referred to in "Income Tax Considerations". White & Case LLP, New York, New York, has rendered an opinion regarding the United States federal income tax consequences of the Reorganization to shareholders referred to in "Income Tax Considerations".

                           PROPOSALS OF SHAREHOLDERS


    Under the by-laws of Foster Wheeler Corporation, shareholders who wish to nominate persons for election to the board of directors must submit their nominations to Foster Wheeler Corporation no later than November 9, 2001 to be considered at the 2002 Annual Meeting of Stockholders. Nominations must include certain information concerning the nominee and the proponent's ownership of common stock of Foster Wheeler Corporation. Nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary of Foster Wheeler Corporation should be contacted in writing at Perryville Corporate Park, Clinton, New Jersey 08809-4000 to submit a nomination or to obtain additional information as to the proper form of a nomination.



    In addition, any other proposal by a shareholder intended to be presented or for consideration at the 2002 Annual Meeting of Shareholders must be received by the Secretary of Foster Wheeler Corporation no later than November 9, 2001, to be included in the proxy materials relating to that meeting. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Foster Wheeler Corporation for the Annual Meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement/prospectus. In any event, all shareholder proposals to be presented for consideration at the 2002 Annual Meeting of Shareholders must be received by the Secretary of Foster Wheeler Corporation no later than January 23, 2002.


    The board of directors of Foster Wheeler Corporation is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement/ prospectus. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.


    If the Reorganization is approved by the shareholders, Foster
Wheeler Ltd.'s bye-laws will require that shareholders who wish to nominate persons for election to the board of directors must submit their nominations to Foster Wheeler Ltd. no later than November 9, 2001 to be considered at the 2002 Annual Meeting of Shareholders. Nominations must include certain information concerning the nominee and the proponent's ownership of common shares of Foster Wheeler Ltd. Nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary of Foster Wheeler Ltd. can be contacted at the same address listed above for the Secretary of Foster Wheeler Corporation. Any other shareholder proposals intended to be presented or for consideration at the 2002 Annual Meeting of Shareholders must also be received by the Secretary of Foster Wheeler Ltd. no later than November 9, 2001, to be included in the proxy materials relating to that meeting. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Foster Wheeler Ltd. for the Annual Meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement/prospectus. In any event, all shareholder proposals to be presented for consideration at the 2002 Annual Meeting of Shareholders must be received by the Secretary of Foster Wheeler Ltd. no later than January 23, 2002.


                      WHERE YOU CAN FIND MORE INFORMATION

    Foster Wheeler Ltd. has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/ prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

    Foster Wheeler Corporation is, and after the Reorganization, Foster
Wheeler Ltd. will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files and will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including Foster Wheeler Corporation) are available on the Commission's Web Site at http://www.sec.gov.


    Upon completion of the Reorganization, Foster Wheeler Ltd. common shares will be traded on the New York Stock Exchange. At the time of commencement of such trading, Foster Wheeler Corporation common stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have converted into shares of Foster Wheeler Ltd. and Foster Wheeler Ltd. will be registered pursuant to Section 12 of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Foster Wheeler Corporation with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:


        (1) Annual Report on Form 10-K for the fiscal year ended December 29, 2000 (File No. 1-286-2); and



        (2) The description of the Foster Wheeler Corporation Rights to Purchase Series A Junior Participatory Preferred Stock in the Registration Statement on Form 8-A dated October 2, 1987 filed on October 2, 1987 and the amendment to such Form 8-A dated October 1, 1997 filed on October 1, 1997 under Section 12 of the Exchange Act (File No. 1-286-2).


    Each document filed by Foster Wheeler Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the annual meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.


    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. WRITTEN REQUESTS SHOULD BE DIRECTED TO FOSTER WHEELER CORPORATION, PERRYVILLE CORPORATE PARK, CLINTON, NEW JERSEY 08809, ATTENTION: OFFICE OF THE SECRETARY.

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. FOSTER WHEELER LTD. IS PROHIBITED FROM MAKING ANY INVITATION TO THE PUBLIC IN BERMUDA TO SUBSCRIBE FOR ANY OF ITS SHARES.

    Neither delivery of this proxy statement/prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Foster Wheeler Corporation and Foster
Wheeler Ltd. since the date of this proxy statement/prospectus.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER


    AGREEMENT AND PLAN OF MERGER dated as of June   , 2001 among Foster Wheeler
Corporation, a New York corporation ("FWC"), Foster Wheeler Ltd., a Bermuda company ("FW Ltd.") owned by a trust, the beneficial owners of which are the class of stockholders of FWC, and Foster Wheeler LLC, a Delaware limited liability company ("Foster Wheeler LLC") and a newly formed, indirect wholly-owned subsidiary of FW Ltd.


    WHEREAS, the respective Boards of Directors of FWC and FW Ltd. and the Manager of Foster Wheeler LLC deem it advisable and in the best interests of their respective stockholders and member to reorganize so that FWC will effectively change its domicile from New York to Bermuda by merging with and into Foster Wheeler LLC, and having all current shareholders of FWC becoming shareholders of FW Ltd. by operation of this Agreement and by operation of law (the "Reorganization");

    WHEREAS, the respective Boards of Directors of FWC and FW Ltd. and the Manager of Foster Wheeler LLC have approved the merger of FWC with and into Foster Wheeler LLC (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share of common stock, par value $1.00 per share ("FWC Common Stock"), of FWC (other than those shares held by FWC or any direct or indirect wholly-owned subsidiary of FWC), will be automatically converted into one common share, par value $1.00 per share ("FW Ltd. Common Share"), of FW Ltd.;


    WHEREAS, Foreign Holdings Ltd., a Bermuda company and wholly-owned subsidiary of FW Ltd. has, as sole member of Foster Wheeler LLC, approved the Merger and FW Ltd. has, as sole stockholder of Foreign Holdings Ltd., approved the Merger;


    WHEREAS, the Merger requires the approval of the holders of two-thirds of the outstanding shares of FWC Common Stock entitled to vote thereon at the annual meeting of holders of FWC Common Stock (the "FWC Stockholder Approval"); and


    WHEREAS, [40,711,560] shares of FWC Common Stock are outstanding on the date of this Agreement and Plan of Merger;


    NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                     MERGER

    1.1.  MERGER

    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Limited Liability Company Act (the "DLLCA") and the New York Business Corporation Law (the "NYBCL"), FWC shall be merged with and into Foster Wheeler LLC at the Effective Time of the Merger (as defined in Section 1.2). Following the Effective Time of the Merger, the separate corporate existence of FWC shall cease and Foster Wheeler LLC shall continue as the surviving entity (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of FWC in accordance with the DLLCA and the NYBCL.

    1.2.  EFFECTIVE TIME

    Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1, the parties shall duly prepare, execute and file (i) a certificate of merger (the "NEW YORK CERTIFICATE OF MERGER") in accordance with Section 907 of the NYBCL with the Department of State of New York, and (ii) a certificate of merger (the "DELAWARE

CERTIFICATE OF MERGER") in accordance with Section 18-209(c) of the DLLCA and with the Secretary of State of Delaware. The Merger shall become effective upon the filing of both the New York Certificate of Merger and the Delaware Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Foster Wheeler LLC and FWC). The date and time when the Merger shall become effective is hereinafter referred to as the "EFFECTIVE TIME."

    1.3.  EFFECTS OF THE MERGER

    (a)  GENERAL EFFECTS.  The Merger shall have the effects set forth in
Section 906 of the NYBCL and Section 18-209(g) of the DLLCA.

    (b) ASSUMPTIONS OF OBLIGATIONS. The Surviving Entity specifically assumes any obligation of FWC which require that such obligation is specifically assumed by the Surviving Entity.


                                   ARTICLE II
                        NAME, CERTIFICATE OF FORMATION,
                  AND OPERATING AGREEMENT OF SURVIVING COMPANY


    2.1.  NAME OF SURVIVING CORPORATION

    The name of the Surviving Entity shall be "Foster Wheeler LLC".

    2.2.  CERTIFICATE OF FORMATION

    The Certificate of Formation of Foster Wheeler LLC, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the certificate of formation of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

    2.3.  OPERATING AGREEMENT

    The Operating Agreement of Foster Wheeler LLC as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Operating Agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

    2.4.  MANAGER


    The Manager or Managers of Foster Wheeler LLC immediately prior to the Effective Time shall be the Manager or Managers of the Surviving Entity, until the earlier of such Manager's death, resignation or removal in accordance with the Foster Wheeler LLC Operating Agreement, or as otherwise provided by applicable law.


    2.5.  OFFICERS


    The officers, if any, of Foster Wheeler LLC immediately prior to the Effective Time shall be the officers of the surviving Entity, until the earlier of their death, resignation or removal in accordance with the Foster Wheeler LLC Operating Agreement, or as otherwise provided by applicable law.


                                  ARTICLE III
                        CONVERSION AND EXCHANGE OF STOCK

    3.1.  CONVERSION

    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

    (a) FWC COMMON STOCK. Each issued and outstanding share of FWC Common Stock shall be converted into and become one fully paid and nonassessable FW Ltd. Common Share.

    (b) CANCELLATION OF FWC-OWNED STOCK. Each outstanding share of FWC Common Stock that is owned by FWC or by any direct or indirect wholly-owned subsidiary of FWC prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no FW Ltd. Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of FWC Common Stock.


    (c) STOCK OPTION AND AWARD PLANS. Foster Wheeler LLC shall cause its subsidiary Foster Wheeler US Holdings, Inc., a Delaware corporation ("FW US Holdings"), to assume all the rights and obligations of FWC under the 1984 Stock Option Plan of FWC, the 1995 Stock Option Plan of FWC, the Directors' Stock Option Plan of FWC, the FWC Executive Compensation Plan, the FWC Directors Deferred Compensation and Stock Award Plan, the FWC Executive Stock Ownership Plan and any other plan or agreement providing for the grant or award to employees or directors of options or other rights to purchase or receive FWC Common Stock or any payment in respect thereof as each such plan or agreement has been or may be amended to the Effective Time of the Merger (collectively, the "Incentive Plans"). The outstanding options and other awards assumed by FW US Holdings shall be exercisable or issuable upon the same terms and conditions as under the Incentive Plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, FW Ltd. Common Shares shall be issuable in lieu of shares of FWC Common Stock. The number of FW Ltd. Common Shares issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued pursuant to the Incentive Plans after the Effective Time shall entitle the holder thereof to purchase FW Ltd. Common Shares in accordance with the terms of the Incentive Plans.



    (d) RIGHTS. Each right issued and attached pursuant to the Amended and Restated Rights Agreement, dated as of September 30, 1997 between FWC and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services L.L.C.), as Rights Agent, shall be converted into one attached right issued and attached
pursuant to the Rights Agreement dated as of [            ] between FW Ltd. and
Mellon Investor Services LLC, as Rights Agent.


    3.2.  EXCHANGE OF STOCK


    (a) EXCHANGE PROCEDURES. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of FWC Common Stock may, but shall not be required to, surrender the same to FW Ltd. for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of FW Ltd. Common Shares as the shares of FWC Common Stock previously represented by the stock certificates surrendered. If any certificate representing FW Ltd. Common Shares is to be issued in a name other than that in which the certificate theretofore representing FWC Common Stock surrendered is registered, it shall be a condition to such issuance that the certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such issuance shall either: (i) pay FW Ltd. or its agents any taxes or other governmental charges required by reason of the issuance of certificates representing FW Ltd. Common Shares in a name other than that of the registered holder of the certificate so surrendered; or (ii) establish to the satisfaction of FW Ltd. or its agents that such taxes or governmental charges have been paid. Until so surrendered or presented for transfer each outstanding certificate which, prior to the Effective Time, represented FWC Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of FW Ltd. Common Shares as though such surrender or transfer and exchange had taken place.



    (b) NO FURTHER OWNERSHIP RIGHTS IN FWC COMMON STOCK. All FW Ltd. Common Shares issued upon the surrender for exchange of certificates in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of FWC

Common Stock theretofore represented by such certificates, subject, however, to the Surviving Entity's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by FWC on such shares of FWC Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of FWC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Entity they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.


                                   ARTICLE IV
                    EMPLOYEE BENEFIT AND COMPENSATION PLANS

    4.1.  PLANS.


    At the Effective Time, each employee and director benefit and deferred compensation plan and program to which FWC is then a party (the "Benefit Plans") and each Incentive Plan shall be assumed by, and continue to be the plan of, FW US Holdings. To the extent any Benefit Plan or Incentive Plan provides for the issuance or purchase of, or otherwise relates to, FWC Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, FW Ltd. Common Shares. FW US Holdings shall offer to enter into change of control employment agreements (the "New Change of Control Agreements") with each executive officer of FWC who, on the date hereof, is a party to a change of control employment agreement with FWC (each a "FWC Change of Control Agreement") and the terms and conditions of the New Change of Control Agreements shall be substantially similar to those of the FWC Change of Control Agreements.


                                   ARTICLE V
                              CONDITIONS PRECEDENT

    5.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

    (a) STOCKHOLDER APPROVAL. The FWC Stockholder Approval shall have been obtained.

    (b) FORM S-4. The registration statement on Form S-4 filed with the Securities and Exchange commission by FW Ltd. in connection with the issuance of the FW Ltd. Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stock order or proceedings seeking a stop order.

    (c) NYSE APPROVAL. The New York Stock Exchange shall have confirmed that the shares of FW Ltd. may trade on the NYSE and succeed to the ticker symbol "FWC".

    (d) US TAX OPINION. FW Ltd. shall have received an opinion from White & Case LLP confirming, as of the Effective Time, certain matters discussed under the heading "Income Tax Considerations--United States Federal Income Taxation--Receipt of Foster Wheeler Ltd. Common Shares" in the Form S-4 filed by FW Ltd.

    (e) BERMUDA TAX OPINION. FW Ltd. shall have received an opinion from Conyers Dill & Pearman confirming, as of the Effective Time, the matters discussed under the heading "Material Tax Considerations--Bermuda Tax Consequences" in the Form S-4 filed by FW Ltd.

    (f) GOVERNMENTAL, REGULATORY AND OTHER CONSENTS. All filings required to be made prior to the Effective Time of the Merger with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

    (g) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.


    (h) GUARANTEES. Foster Wheeler LLC and its subsidiary, Foster Wheeler International Holdings, Inc., shall have agreed in writing to unconditionally guarantee the performance of the obligations of FW US Holdings under each of the Benefit Plans, Incentive Plans and the New Change of Control Agreements.
FW Ltd. shall have agreed in writing to (i) guarantee such obligations of Foster Wheeler LLC and Foster Wheeler International Holdings, Inc. as they relate to the New Change of Control Agreements and (ii) directly assume, or cause its affiliate to assume, the obligations of FW US Holdings under each of the New Change of Control Agreements in the event FW US Holdings ceases to be an affiliate of FW Ltd. and the executive party to such New Change of Control Agreement is thereafter an employee of FW Ltd. or an affiliate of FW Ltd.


                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

    6.1.  TERMINATION

    This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of FWC of matters presented in connection with the Merger, by action of the Board of Directors of FWC or of FW Ltd.

    6.2.  EFFECT OF TERMINATION

    In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of FWC, Foster Wheeler LLC or FW Ltd., other than the provisions of this Article VI and Article VII.

    6.3.  AMENDMENT

    This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of FWC PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    6.4.  WAIVER

    At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    6.5.  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER.


    A termination of this Agreement pursuant to Section 6.1, an amendment of this Agreement pursuant to Section 6.3 or a waiver pursuant to Section 6.4 shall, in order to be effective, require in the case of FWC or FW Ltd., action by its Board of Directors or in the case of Foster Wheeler LLC, action by its Managers.


                                  ARTICLE VII
                               GENERAL PROVISIONS

    7.1.  NOTICES
    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to FWC
               Foster Wheeler Corporation
               Perryville Corporate Park
               Clinton, New Jersey 08809

           (b) if to FW Ltd.
               Foster Wheeler Ltd.
               c/o Conyers Dill & Pearman
               Clarendon House
               Church Street
               P.O. Box HM666
               Hamilton HM CX, Bermuda


           (c) if to Foster Wheeler LLC
               Foster Wheeler LLC
               c/o Foster Wheeler Corporation
               Perryville Corporate Park
               Clinton, New Jersey 08809


    7.2.  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

    This Agreement (including the documents and instruments referred to herein)
(a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, are not intended to confer upon any person other than the parties any rights or remedies.

    7.3.  GOVERNING LAW

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    IN WITNESS WHEREOF, FWC and Foster Wheeler LLC have caused this Agreement to be signed in New York, New York, and FW Ltd. has caused this Agreement to be signed in Hamilton, Bermuda, by their respective officers thereunto duly authorized, all as of the date first written above.


                                                       FOSTER WHEELER CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            TITLE: CHAIRMAN, CEO & PRESIDENT

                                                       FOSTER WHEELER LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            TITLE: MANAGER

                                                       FOSTER WHEELER LTD.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            TITLE: SECRETARY

                                                                        ANNEX II

                                     [SEAL]

                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                              FOSTER WHEELER LTD.
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.  We, the undersigned, namely,


                                                          BERMUDIAN
                                                           STATUS                               NUMBER OF
NAME                                 ADDRESS              (YES/NO)          NATIONALITY         SUBSCRIBED
----                            -----------------         ---------         -----------         ----------

ALISON R. GUILFOYLE             2 CHURCH STREET             NO               BRITISH             ONE
                                HAMILTON HM 11
                                BERMUDA

JAMES M. MACDONALD                                         YES               BRITISH             ONE

ALEC R. ANDERSON                                           YES               BRITISH             ONE


    do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.  The Company is to be an EXEMPTED Company as defined by the Companies Act
    1981.

4.  The Company, with the consent of the Minister of Finance, has power to hold
    land situated in Bermuda not exceeding       in all, including the following
    parcels:--

    N/A

5. The authorised share capital of the Company is US$12,000.00 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.00.


6.  The objects for which the Company is formed and incorporated are--

    1. TO ACT AND OR TO PERFORM ALL THE FUNCTIONS OF A HOLDING COMPANY IN ALL ITS BRANCHES AND TO CO-ORDINATE THE POLICY AND ADMINISTRATION OF ANY SUBSIDIARY COMPANY OR COMPANIES WHEREVER INCORPORATED OR CARRYING ON BUSINESS OR OF ANY GROUP OF COMPANIES OF WHICH THE COMPANY OR ANY SUBSIDIARY COMPANY IS A MEMBER OR WHICH ARE IN ANY MANNER CONTROLLED DIRECTLY OR INDIRECTLY BY THE COMPANY OR WHICH ARE IN ANY MANNER CONTROLLED DIRECTLY OR INDIRECTLY BY THE SAME ENTITY IN ANY MANNER CONTROLLING DIRECTLY OR INDIRECTLY THE COMPANY;

    2. TO RAISE OR SECURE THE PAYMENT OF MONEY IN SUCH MANNER AS THE COMPANY MAY THINK FIT AND FOR THAT PURPOSE TO AUTHORISE, ISSUE, OFFER, SELL AND DELIVER, COMMON SHARES, PREFERRED SHARES AND OTHER SECURITIES OF THE COMPANY, NOTES, OR OTHER EVIDENCES AND TO TRANSFER, REDEEM, AND PURCHASE ANY SUCH SECURITIES, NOTES OR EVIDENCES OF INDEBTEDNESS AS AFORESAID;

    3. TO PROVIDE AND OR PROCURE FINANCING AND FINANCIAL INVESTMENT, MANAGEMENT AND ADVISORY SERVICES AND ADMINISTRATIVE SERVICES TO ANY ENTITY IN WHICH THE COMPANY OWNS, DIRECTLY OR INDIRECTLY AN EQUITY INTEREST (REGARDLESS OF WHETHER THE SAME CARRIES ANY VOTING RIGHTS OR PREFERRED RIGHTS OR RESTRICTIONS); AND, IN CONNECTION WITH ANY OF THE FOREGOING, TO PROVIDE AND OR PROCURE CREDIT, FINANCIAL ACCOMMODATION, LOANS AND OR ADVANCES WITH OR WITHOUT INTEREST OR BENEFIT TO THE COMPANY TO ANY SUCH ENTITY AND TO LEND TO AND OR DEPOSIT WITH ANY FINANCIAL INSTITUTION, FUND AND OR TRUST, ALL OR ANY PROPERTY OF THE COMPANY AND OR ANY INTEREST THEREIN TO PROVIDE COLLATERAL FOR LOANS OR OTHER FORMS OF FINANCING PROVIDED TO ANY SUCH ENTITY;

    4. TO ACT AS AN INVESTMENT COMPANY AND FOR THAT PURPOSE TO ACQUIRE AND HOLD UPON ANY TERMS AND, EITHER IN THE NAME OF THE COMPANY OR THAT OF ANY NOMINEE, SHARES, STOCK, DEBENTURES, DEBENTURE STOCK, OWNERSHIP INTERESTS, ANNUITIES, NOTES, MORTGAGES, BONDS, OBLIGATIONS AND SECURITIES, FOREIGN EXCHANGE, FOREIGN CURRENCY DEPOSITS AND COMMODITIES, ISSUED OR GUARANTEES BY ANY COMPANY OR PARTNERSHIP WHEREVER INCORPORATED, ESTABLISHED OR CARRYING ON BUSINESS, OR BY ANY GOVERNMENT, SOVEREIGN, RULER, COMMISSIONERS, PUBLIC BODY OR AUTHORITY, SUPREME, MUNICIPAL, LOCAL OR OTHERWISE, BY ORIGINAL SUBSCRIPTION, TENDER, PURCHASE, EXCHANGE, UNDERWRITING, PARTICIPATION IN SYNDICATES OR IN ANY OTHER MANNER AND WHETHER OR NOT FULLY PAID UP, AND TO MAKE PAYMENTS THEREON AS CALLED UP OR IN ADVANCE OF CALLS OR OTHERWISE AND TO SUBSCRIBE FOR THE SAME, WHETHER CONDITIONALLY OR ABSOLUTELY, AND TO HOLD THE SAME WITH A VIEW TO INVESTMENT, BUT WITH THE POWER TO VARY ANY INVESTMENTS, AND TO EXERCISE AND ENFORCE ALL RIGHTS AND POWERS CONFERRED BY OR INCIDENT TO THE OWNERSHIP THEREOF, AND TO INVEST AND DEAL WITH THE MONEYS OF THE COMPANY NOT IMMEDIATELY REQUIRED UPON SUCH SECURITIES AND IN SUCH MANNER AS MAY BE FROM TIME TO TIME DETERMINED;

    5.  BUYING, SELLING AND DEALING IN GOODS OF ALL KINDS;

    6. ACQUIRING BY PURCHASE OR OTHERWISE AND HOLDING AS AN INVESTMENT INVENTIONS, PATENTS, TRADE MARKS, TRADE NAMES, TRADE SECRETS, DESIGNS AND THE LIKE;

    7.  BUYING, SELLING, HIRING, LETTING AND DEALING IN CONVEYANCES OF ANY SORT;

    8. TO ACQUIRE BY PURCHASE OR OTHERWISE HOLD, SELL, DISPOSE OF AND DEAL IN REAL PROPERTY SITUATED OUTSIDE BERMUDA AND IN PERSONAL PROPERTY OF ALL KINDS WHERESOEVER SITUATED; AND

    9. TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR CONFIDENCE.

7.  Powers of the Company

    1. THE COMPANY SHALL, PURSUANT TO THE SECTION 42 OF THE COMPANIES ACT 1981, HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH ARE, AT THE OPTION OF THE HOLDER, LIABLE TO BE REDEEMED.

    2. THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES ACT 1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

    Signed by each subscriber in the presence of at least one witness attesting the signature thereof


------------------------------------------         ------------------------------------------

       (signed) Alison R. Guilfoyle                               L. Avanthay
------------------------------------------         ------------------------------------------

       (signed) James M. MacDonald                                L. Avanthay
------------------------------------------         ------------------------------------------

        (signed) Alec R. Anderson                                 L. Avanthay
------------------------------------------         ------------------------------------------
              (SUBSCRIBERS)                                       (WITNESSES)



SUBSCRIBED this 15th day of December, 2000

                                                                       ANNEX III


                                    BYE-LAWS
                                       OF
                              FOSTER WHEELER LTD.

 1.  Interpretation..............................................    1
 2.  Board of Directors..........................................    5
 3.  Management of the Company...................................    5
 4.  Power to authorise specific actions.........................    5
 5.  Power to appoint attorney...................................    5
 6.  Committees; Executive Committee.............................    6
 7.  Power to appoint and dismiss employees......................    6
 8.  Power to borrow and charge property.........................    6
 9.  Exercise of power to purchase shares of or discontinue the
     Company.....................................................    6
10.  Nomination of Directors.....................................    7
11.  Defects in appointment of Directors.........................    8
12.  Alternate Directors.........................................    8
13.  Removal of Directors........................................    9
14.  Vacancies on the Board......................................    9
15.  Meetings of the Board.......................................    9
16.  Quorum at meetings of the Board.............................   10
17.  Attendance at meetings of the Board.........................   10
18.  Unanimous written resolutions...............................   10
19.  Contracts and disclosure of Directors' interests............   10
20.  Remuneration of Directors...................................   11
21.  Officers of the Company.....................................   11
22.  Appointment and Authority of Officers.......................   11
23.  Duties of Officers..........................................   13
24.  Chairman of meetings........................................   13
25.  Register of Directors and Officers..........................   13
26.  Obligations of Board to keep minutes........................   13
27.  Indemnification of Directors and Officers of the Company....   13
28.  Annual General Meeting......................................   14
29.  Special general meetings....................................   15
30.  Accidental omission of notice of general meeting............   15
31.  Meeting called on requisition of Members....................   15
32.  Short notice................................................   15
33.  Postponement of meetings....................................   15
34.  Quorum for general meeting..................................   15
35.  Adjournment of meetings.....................................   15
36.  Attendance at meetings......................................   16
37.  Written resolutions.........................................   16
38.  Attendance of Directors.....................................   16
39.  Presiding Officer at meetings...............................   16
40.  Voting at meetings..........................................   16
41.  Joint holders voting........................................   17
42.  Instrument of proxy.........................................   17
43.  Representation of companies at meetings.....................   17


                                     III-i

44.  Authorized share capital....................................   17
45.  Power to issue shares.......................................   21
46.  Variation of rights, alteration of Capital and purchase of
     Shares......................................................   22
47.  Registered holder of Shares.................................   22
48.  Death of a joint holder.....................................   22
49.  Share certificates..........................................   23
50.  Calls on Shares.............................................   23
51.  Forfeiture of Shares........................................   23
52.  Contents of Register of Members.............................   24
53.  Right of inspection of register.............................   24
54.  Transactions with Interested Members........................   24
55.  Record dates................................................   27
56.  Scrutineers.................................................   27
57.  Instrument of transfer......................................   27
58.  Restriction on transfer.....................................   28
59.  Transfers by joint holders..................................   28
60.  Representative of deceased Member...........................   28
61.  Registration on death or bankruptcy.........................   28
62.  Dividend Entitlement of Transferee..........................   28
63.  Declaration of dividends by the Board.......................   29
64.  Issue of bonus shares.......................................   32
65.  Records of account..........................................   33
66.  Fiscal year.................................................   33
67.  Financial statements........................................   33
68.  Appointment of Auditor......................................   33
69.  Remuneration of Auditor.....................................   34
70.  Vacancy of office of Auditor................................   34
71.  Access to books of the Company..............................   34
72.  Report of the Auditor.......................................   34
73.  Notices to Members of the Company...........................   34
74.  The corporate seal..........................................   36
75.  Manner in which seal is to be affixed.......................   36
76.  Winding-up/distribution by liquidator.......................   36
77.  Alteration of Bye-laws......................................   36


                                     III-ii

                                 INTERPRETATION

1.  INTERPRETATION

    (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

        (a) "Act" means the Companies Act 1981 as amended from time to time;
        (b) "Alternate Director" means an alternate director of the Company appointed in accordance with these Bye-laws;

        (c) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person;

        (d) "Announcement date", when used in reference to any Business Combination, means the date of the first public announcement of the final, definitive proposal for such Business Combination;

        (e) "Annual General Meeting" means the Annual General Meeting of the Members held in accordance with Section 71 of the Act and Bye-law 28;

        (f) "Associate", when used to indicate a relationship with any Person, means (A) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent or more of any class of voting shares, (B) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person;

        (g) "Auditor" means the auditor of the Company for the time being appointed under Bye-law 69 and includes any individual or partnership;

        (h) "Beneficial owner" means a Person:

           (i) that, individually or with or through any of its Affiliates or Associates, beneficially owns such shares, directly or indirectly; or

           (ii) that, individually or with or through any of its Affiliates or Associates, has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of shares tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered shares are accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of any shares if the agreement, arrangement or understanding to vote such shares (X) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act and (Y) is not then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

           (iii) that has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of clause (B) of this subparagraph), or disposing of such shares with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares;

                                     III-1

        (i) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

        (j) "Business Combination", when used in reference to the Company and any Interested Member of the Company, means:

           (i) any amalgamation or consolidation of the Company or any Subsidiary of the Company with (i) such Interested Member or (ii) any other corporation with (i) such Interested Member or (ii) any other corporation (whether or not itself an Interested Member of the Company) which is, or after such amalgamation or consolidation would be, an Affiliate or Associate of such Interested Member;

           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with such Interested Member or any Affiliate or Associate of such Interested Member of assets of the Company or any Subsidiary of the Company (i) having an aggregate Market Value equal to ten percent or more of the aggregate Market Value of all the assets, determined on a consolidated basis, of the Company, (ii) having an aggregate Market Value equal to ten percent or more of the aggregate Market Value of all the outstanding Shares of the Company, or (iii) representing ten percent or more of the earning power or net income, determined on a consolidated basis, of the Company;

           (iii) the issuance or transfer by the Company or any Subsidiary of the Company (in one transaction or a series of transactions) of any Shares of the Company or any shares of a Subsidiary of the Company which has an aggregate Market Value equal to five percent or more of the aggregate Market Value of all the outstanding Shares of the Company to such Interested Member or any Affiliate or Associate of such Interested Member except pursuant to the exercise of warrants or rights to purchase Shares offered, or a dividend or distribution paid or made, pro rata to all Members of the Company;

           (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, such Interested Member or any Affiliate or Associate of such Interested Member;

           (v) any reclassification of securities (including, without limitation, any shares split, shares dividend, or other distribution of Shares or capital, or any reverse split of the Shares), or recapitalization of the Company, or any amalgamation or consolidation of the Company with any Subsidiary of the Company, or any other transaction (whether or not with or into or otherwise involving such Interested Member), proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, such Interested Member or any Affiliate or Associate of such Interested Member, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding Shares of any class or series of voting Shares or securities convertible into voting Shares of the Company or any Subsidiary of the Company which is directly or indirectly owned by such Interested Member or any Affiliate or Associate of such Interested Member, except as a result of immaterial changes due to fractional share adjustments; or

           (vi) any receipt by such Interested Member or any Affiliate or Associate of such Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Company.

        (k) "Bye-laws" means these Bye-laws in their present form or as supplemented or amended from time to time;

                                     III-2

        (l) "Capital" means the share capital of the Company authorized for issuance in accordance with the Act from time to time;

        (m) "Common Shares" means common shares of Capital;

        (n) "Company" means Foster Wheeler Ltd.;

        (o) "Consummation date", with respect to any Business Combination, means the date of consummation of such Business Combination, or, in the case of a Business Combination as to which a Member vote is taken, the later of the business day prior to the vote or twenty days prior to the date of consummation of such Business Combination;


        (p) "Control", including the terms "controlling", "controlled by" and under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise. A Person's beneficial ownership of ten percent or more of a corporation's outstanding voting shares shall create a presumption that such Person has control of such corporation. Notwithstanding the foregoing, a Person shall not be deemed to have control of a corporation if such Person holds voting shares, in good faith and not for the purpose of circumventing
    Section 54 of the Bye-laws, as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group have control of the Company;


        (q) "Designated Stock Exchange" means a stock exchange upon which Shares are listed or quoted;

        (r) "Director" means a director of the Company and shall include an Alternate Director;

        (s) "Exchange Age" means the Act of United States Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time;

        (t) "Executive Committee" means an executive committee of the Board established pursuant to Bye-law 6;

        (u) "Interested Member" means any Person (other than the Company or any Subsidiary of the Company) that:

           (i) A. is the Beneficial Owner, directly or indirectly, of twenty percent or more of the outstanding voting Shares of the Company; or

              B. is an Affiliate or Associate of the Company and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of twenty percent or more of the then outstanding voting Shares of the Company;

              provided that:

           (ii) for the purpose of determining whether a Person is an Interested Member, the number of Shares of voting Shares of the Company deemed to be outstanding shall include shares deemed to be beneficially owned by the Person through application of the provisions contained in definition of "Beneficial Owner" above but shall not include any unissued voting Shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

        (v) "Market Value", when used in reference to shares or property of the Company, means:

           (i) in the case of Shares, the highest closing sale price during the thirty-day period immediately preceding the date in question of a Share on the composite tape for New York Stock Exchange-Listed Shares; and

                                     III-3

           (ii) in the case of property other than cash or Shares, the fair market value of such property on the date in question as determined by the Board in good faith;

        (w) "Member" means the Person registered in the Register of Members as the holder of Shares and, when two or more Persons are so registered as joint holders of Shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

        (x) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

        (y) "Officer" means any Person appointed by the Board to hold an office in the Company pursuant to Bye-law 22;

        (z) "Person" means any individual, general or limited partnership, corporation, association, trust, estate, company (including a limited liability company) or any other entity or organization including a government, a political subdivision or agency or instrumentality thereof;

        (aa) "Preferred Share" means any class or series of Shares of the Company which under the Bye-laws are entitled to receive payment of dividends prior to any payment of dividends on some other class or series of Share, or is entitled in the event of any voluntary liquidation, dissolution or winding up of the company to receive payment or distribution of a preferential amount before any payments or distributions are received by some other class or series of Shares;

        (bb) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

        (cc) "Register of Members" means the Register of Members referred to in these Bye-laws;

        (dd) "Registration Office" means, in respect of any class or series of Shares, such place as the Board may from time to time determine to keep a branch register of Members in respect of that class or series of Shares and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class or series of Shares are to be delivered for registration;

        (ee) "Resident Representative" means any Person appointed to act as resident representative of the Company under the Act and includes any deputy or assistant resident representative;

        (ff) "Secretary" means the Person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

        (gg) "Shares" means shares in the Capital and includes the Common Shares or the Preferred Shares of the Company as the case may be;

        (hh) "Share Acquisition Date" means the date that a Person first becomes an Interested Member of the Company;

        (ii) "Subsidiary" means any other corporation of which a majority of the voting shares are owned, directly or indirectly, by the Company;

    (2) In these Bye-laws, where not inconsistent with the context:

        (a) words denoting the plural number include the singular number and vice versa;

        (b) words denoting a gender include every gender;

        (c) the word:

           (i) "may" shall be construed as permissive; and

                                     III-4

           (ii) "shall" shall be construed as imperative;

        (d) expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography, facsimile, computer generated and other modes of representing words or figures in a visible form;

        (e) references to any act, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;
        (f) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws; and

        (g) headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction of these Bye-laws.

    (3) Any rights or power of the Company under the Act or the Company's Memorandum of Association or these Bye-laws which is not expressly subject to approval by the Members in a general meeting shall be exercisable by the Board.

2.  BOARD OF DIRECTORS

    The business of the Company shall be managed and conducted by the Board.

3.  MANAGEMENT OF THE COMPANY

    (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute, or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

    (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

4.  POWER TO AUTHORISE SPECIFIC ACTIONS

    The Board may from time to time and at any time authorise any company, firm, Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

5.  POWER TO APPOINT ATTORNEY

    The Board may from time to time and at any time by power of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's Personal seal with the same effect as the affixation of the seal of the Company.

                                     III-5

6.  COMMITTEES; EXECUTIVE COMMITTEE

    (1) The Board, by resolution adopted by a majority of the Board, may establish an Executive Committee to serve at the pleasure of the Board. Such Committee shall be comprised of not less than three nor more than seven Directors as shall be determined by the Board and shall include the Chairman of the Board and President.

    (2) Any vacancy occurring in the Executive Committee, from whatever cause, may be filled by resolution of a majority of the Board.

    (3) Each member of the Executive Committee shall hold office, so long as such member remains a Director, until a successor for such Director is duly appointed, or a majority of the Board establishes a new Executive Committee.

    (4) During the intervals between meetings of the Board, the Executive Committee shall have and may exercise all of the powers of the Board, except as restricted by law, in all cases in which specific directions have not been given by the Board.

    (5) The Executive Committee shall fix its own rules of procedure and meet at such times and places as the Chairman of the Board may direct. At all meetings of the Executive Committee, the presence of a majority of its members shall be necessary to constitute a quorum, and the concurrence or consent of a majority of the members present shall be necessary for action on any matter.

    (6) The Board may from time to time, by resolution passed by a majority of the entire Board, designate one or more committees of the Board in addition to the Executive Committee and delegate to any of them such powers and duties, not inconsistent with law or these Bye-laws, as the Board may determine.

    (7) Each committee of the Board shall keep complete, accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly distribute all such minutes and records to each member of the Board at the meeting of the Board next ensuing.

    (8) The notice provisions applicable to meetings of the Board described in Bye-law 15 shall apply to meetings of any committee described in this Bye-law 6.

    (9) Each member of the Executive Committee and other committees of the Board shall be entitled to receive such compensation and expense allowance for attendance at meetings of their respective committees as the Board from time to time may fix and determine.

7.  POWER TO APPOINT AND DISMISS EMPLOYEES

    The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

8.  POWER TO BORROW AND CHARGE PROPERTY

    The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled Capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

9.  EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

    (1) The Board may exercise all the powers of the Company to purchase all or any part of the Shares pursuant to Section 42A of the Act and the applicable rules of any Designated Stock Exchange, provided that, the Board may not purchase or agree to purchase more than ten percent of the Shares from a Member for more than the Market Value of such Shares unless such purchase or agreement to

                                     III-6
purchase is approved by the affirmative vote of the Board and a majority of the votes of all outstanding Shares entitled to vote thereon at a meeting of Members.

    (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

10. NOMINATION OF DIRECTORS


    (1) The Board shall consist of not less than three and not more than twenty Directors. The number of Directors to be elected at any one time within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board then elected. No decrease of the number of Directors to be elected within such minimum and maximum shall change the term of any office of any Director in office at the time thereof. If the number of Directors is increased within such maximum allowed, the additional Director or Directors shall be elected and shall serve a term of office to expire on the date of the third successive Annual General Meeting of Members following the date such additional Director or Directors were elected.



    (2) The Directors elected at the first special meeting of the Members shall be divided into three classes by the Board following their election at such meeting, as nearly equal in number as possible, with the term of office of the first class to expire at the 2002 Annual General Meeting, the term of office of the second class to expire at the 2003 Annual General Meeting and the term of office of the third class to expire at the 2004 Annual General Meeting or, in the case of each class, upon their office being otherwise vacated.


    (3) At each Annual General Meeting following the initial election and classification of the Board in 2001, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual General Meeting after their election.


    (4) Directors elected to the Board of Directors after July 1, 1995 must retire from the Board before reaching the age of 70. Directors elected before such date shall not serve as a Director once attaining the age of 72; PROVIDED, HOWEVER, that directors who were directors of Foster Wheeler Corporation shall, for the purposes of this paragraph, count the date of their election as a director of Foster Wheeler Corporation as the date of their election.


    (5) Each Director shall be the owner of at least 100 Common Shares at the time of the Director's election to the Board and at least 1000 Common Shares by the third anniversary of such election.

    (6) Only individuals who are nominated in accordance with the following procedures shall be eligible for election as Directors and no individual shall be elected as a Director unless nominated in accordance with these procedures:


        (a) The Committee on Nominees for Directors and Officers shall recommend to the Board, in writing, individuals to be nominated for election as Directors.


        (b) The Board shall thereafter by resolution adopted at least 20 days before the Annual General Meeting select nominees for election as Directors. Such resolution shall be reflected in the minutes of the Board as of the date of its adoption.

        (c) Nominations of individuals for election to the Board at the Annual General Meeting may be made by any Member entitled to vote for the election of Directors at the Annual General Meeting who complies with the following notice procedures. A Member's notice to nominate an individual for election as a Director shall be received by the Secretary at the Company's principal executive offices not less than 120 calendar days in advance of the Company's proxy statement released to Members in connection with the previous year's annual meeting of Members. Such Member's notice shall set forth (a) as to each individual whom the Member proposes to nominate

                                     III-7
    for election or re-election as a Director, (i) the name, age, business address and residence address of such individual, (ii) the principal occupation or employment of such individual, (iii) the class and number of shares of the Company which are beneficially owned by such individual and
    (iv) any other information relating to such individual that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to Regulation 14A under the Exchange Act (including without limitation such individual's written consent to being named as a nominee in the Company's proxy statement delivered to Members in connection with the Annual General Meeting at which the individual is to be nominated and to serving as Director, if elected); and (b) as to the Member giving the notice (i) the name and address, as they appear on the books of the Company, of such Member, (ii) the class and number of Shares which are beneficially owned by such Member, and (iii) the period of time such Shares have been owned.

        (d) At the request of the Board, any individual nominated by the Board for election as a Director shall furnish to the Secretary of the Company the information required to be set forth in a Member's notice of nomination which pertains to the nominee, together with the required written consents.

    (7) The Chairman of an Annual General Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws, and if such determination is made, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

    (8) Ballots bearing the names of all the individuals nominated by the Board and by Members shall be provided for use at the Annual General Meeting. If the Board shall fail or refuse to act at least 20 days prior to the Annual General Meeting, nominations for Directors may be made at the Annual General Meeting by any Member entitled to vote and shall be voted upon.

11. DEFECTS IN APPOINTMENT OF DIRECTORS

    All acts done bona fide by any meeting of the Board or by a committee of the Board or by any individual acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or individual acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such individual had been duly appointed and was qualified to be a Director.

12. ALTERNATE DIRECTORS

    (1) Any general meeting of the Company may elect a Person or Persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorize the Board to appoint such Alternate Directors. Any Director may appoint a Person or Persons to act as a Director in the alternative to himself or herself as a member of the Board or as a member of a Committee duly constituted by the Board by notice in writing deposited with the Secretary. Any Person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such Person is appointed in the alternative provided that such Person shall not be counted more than once in determining whether or not a quorum is present.

    (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board or any relevant Committee Meeting and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not Personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

                                     III-8

    (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the Person appointed to fill the vacancy in accordance with these Bye-laws.

13. REMOVAL OF DIRECTORS


    (1) Subject to the rights of the holders of any series of Preferred Shares then outstanding, any Director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the holders of shares entitled to vote for the election of Directors, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intent to do so and be served on the Director fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the removal motion.


    (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled only pursuant to Bye-law 14.

14. VACANCIES ON THE BOARD

    (1) Subject to the rights of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office.

    (2) A vote of the Board pursuant to Bye-law 14(1) to replace a Director shall include an assignment of the Director so elected to the class of Directors established under Bye-law 10(2) of which the former Director was a member and any Director so chosen shall hold office for a term expiring when that class of Director's term of office expires.

    (3) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

    (4) The office of Director shall be vacated if the Director:

        (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

        (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

        (c) is or becomes of unsound mind or dies;

        (d) resigns by notice in writing to the Company; or

        (e) retires, changes employer or occupation, or materially changes employment or occupational responsibilities, unless the Board requests the Director to reconsider and continue to serve on the Board.

15. MEETINGS OF THE BOARD

    (1) The Board may hold meetings at such place or places within or without Bermuda as the Board may determine or as specified or fixed in the respective notices or waiver of notices thereof.


    (2) Regular meetings of the Board shall be held nine times per year, unless otherwise determined by the Board. Notice requirements for such meetings shall be as determined by the Board. Any


                                     III-9
business may be conducted at any regular meeting, except as may be otherwise specifically provided by law or by Bye-law 77 or any other provisions of these Bye-laws.


    (3) Special meetings of the Board shall be called by the Secretary when directed in writing to call such meetings by the Chairman of the Board or, if the Chairman is incapacitated, by the written request of a majority of Directors.

    (4) Notice of the time, date, place and purpose of each special meeting of the Board shall be mailed or sent electronically to each Director, addressed to the Director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be given to each Director verbally in Person or by telephone or otherwise electronically communicated or sent to such Director by facsimile or other mode of representing words in a legible and non-transitory form, including by electronic means, not later than the day before the day on which the meeting is to be held, at such Director's last known address or any other address given by such Director to the Company for this purpose. Notice of any meeting need not be given to any Director if waived by the Director in writing either before or after such meeting. At any meeting at which every member of the Board shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

    (5) At all meetings of the Board, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman, if one is elected, and if not the President shall preside and the Secretary shall act as secretary. In the absence of such officers, a chairman or secretary of the meeting, or both, as the case may be, shall be elected from those present.

16. QUORUM AT MEETINGS OF THE BOARD

    The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors provided, however, in the event that a quorum of Directors is not present at any two (2) consecutive duly re-convened and held meetings of the Board, the number of Directors necessary to constitute a quorum for the transaction of business at the second of such meetings shall be reduced to three (3). If a quorum is not present at a meeting, such meeting shall automatically be adjourned to the same time and place one week later unless otherwise specified in the notice of the original meeting.


17. ATTENDANCE AT MEETINGS OF THE BOARD


    (1) Directors may participate in any meeting of the Board by means of such telephone, electronic, video or other communication facilities as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in Person at such meeting.

    (2) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast.

18. UNANIMOUS WRITTEN RESOLUTIONS

    A resolution in writing signed by all the Directors or all the members of a committee of the Board, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board or committee of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution and to be filed with the minutes of the proceedings of the Board or committee of the Board.

19. CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

    (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's

                                     III-10
firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company to act as Auditor of the Company.

    (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

    (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

20. REMUNERATION OF DIRECTORS

    The remuneration (if any) of the Directors shall be determined, as the Board of Directors from time to time determine, by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally. Nothing herein shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

21. OFFICERS OF THE COMPANY

    The Officers of the Company shall consist of a Chairman of the Board, a Vice Chairman, a President, one or more Vice Presidents (the numbers thereof and variations in title to be determined by the Board of Directors), a Secretary, a Treasurer, a Director of Tax, a Controller, and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. Any two offices except those of Chairman of the Board and Vice Chairman or President and Secretary may be held by the same individual.

22. APPOINTMENT AND AUTHORITY OF OFFICERS

    (1) ELECTION OF OFFICERS. The Board shall elect, at its first meeting after its election by the members, a Chairman of the Board and a President from among its number and one or more Vice Presidents, a Secretary, a Treasurer, a Director of Tax and a Controller. The Board may elect a Vice Chairman from among its number and such other officers including one or more Assistant Secretaries, Assistant Controllers and Assistant Treasurers, as it shall deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board. Each officer so elected shall hold office until the first meeting of the Board following the next Annual General Meeting for the election of directors and until a successor for such officer is elected, except in the event of the earlier termination of an officer's term of office as a consequence of death, resignation or removal by the Board, in which events the Board may appoint a replacement for such officer.

    (2) CHAIRMAN OF THE BOARD. Except as otherwise provided in these Bye-laws, the Chairman of the Board shall preside at all meetings of the Members and of the Board; shall be the chief executive officer of the Company and shall perform all functions and duties incidental to that position, and shall have such additional powers and duties as may from time to time be assigned by the Board.

    (3) VICE CHAIRMAN. In the event of the absence or incapacity of the Chairman of the Board, the Vice Chairman shall preside at meetings of the Members and the Board, and shall have such other duties as the Chairman of the Board or the Board may assign from time to time.

                                     III-11

    (4) PRESIDENT. The President shall be the chief operating officer of the Company and shall supervise and administer all of the general business and affairs of the Company and shall perform all other functions and duties incidental to that position and such other duties as may from time to time be assigned by the Chairman of the Board or the Board.


    (5) VICE PRESIDENTS. Vice Presidents shall have such powers and perform such duties as may be assigned by the President or the Chairman of the Board. The Board in its discretion may assign to the titles of individual vice presidents terms such as "executive", "senior", "special", or others indicative of levels or areas of responsibility.


    (6) SECRETARY. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings of the Members, the Board, and all committees of the Board of which a secretary shall have been appointed. The Secretary shall be responsible for keeping the Register of Members, and shall give or cause to be given notice of all meetings of members, directors and committees. The Secretary shall have custody of the seal of the Company and shall perform such other duties as may from time to time be assigned by the Chairman of the Board or the President. The Secretary shall perform in general all duties incident to the office of Secretary.

    (7) ASSISTANT SECRETARIES. The Board may from time to time appoint additional Assistant Secretaries. In the event of the absence or disability of the Secretary, the duties and powers of the Secretary shall be performed and exercised by an Assistant Secretary.


    (8) CONTROLLER. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Company. The Controller shall see that adequate audits thereof are regularly made. The Controller shall render financial and accounting reports as required by the Chairman of the Board, the President or the Board or as necessary to the proper conduct of business.


    (9) ASSISTANT CONTROLLERS. The Board may from time to time appoint one or more Assistant Controllers, who shall perform the duties and exercise the powers of the Controller in the absence or disability of the Controller.


    (10) DIRECTOR OF TAX. The Director of Tax shall be responsible for the preparation, signature and filing of tax returns and the supervision of all matters relating to taxes.


    (11) TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Company and shall deposit all such funds to the credit of the Company in such depositories as may be designated from time to time by the Board. The Treasurer shall disburse the funds of the Company as may from time to time be ordered by the Chairman of the Board or the President. The Treasurer shall render to the Chairman of the Board, the President, the Board and the Members (the latter in response to a request made by a resolution of the Members), upon request, an account of all the Treasurer's transactions as Treasurer.

    (12) ASSISTANT TREASURERS. The Board may from time to time appoint one or more Assistant Treasurers, who shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer.

    (13) GENERAL COUNSEL. The General Counsel shall be the chief legal officer of the Company and shall perform all functions and duties incidental to that position and such other duties as may from time to time be assigned by the Chairman of the Board or by the Board.

    (14) SALARIES. The salaries of the officers of the Company elected by the Board, except for those officers who are designated as assistant officers, shall be fixed from time to time by the Board.

    (15) RETIREMENT; VACANCIES. Each officer shall retire on the first day of the month following attainment of age 65; however at the request of the Board, an officer may continue in that capacity after age 65 for a defined period. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board at any regular or special meeting thereof.

                                     III-12

23. DUTIES OF OFFICERS

    The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

24. CHAIRMAN OF MEETINGS

    Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such Person is present. In their absence the Vice Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those Members present at the meeting and entitled to vote.

25. REGISTER OF DIRECTORS AND OFFICERS

    The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                    MINUTES

26. OBLIGATIONS OF BOARD TO KEEP MINUTES

    (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

        (a) of all elections and appointments of Officers;

        (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and


        (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.


    (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                   INDEMNITY

27. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

    (1) The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 27 and 28, any Person appointed to any committee of the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, losses, actions damages or expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter that would render it void by the operation of any applicable law in respect of any fraud, dishonesty or wilful misconduct which may attach to any of said Persons. The indemnity in this Bye-law 27 shall extend to any Person acting as a Director, Secretary or other Officer in the reasonable belief that they have been appointed or elected, notwithstanding any defect in such appointment or election.

                                     III-13

    (2) Each Member and the Company agree to waive any claim or right of action such Member or the Company might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action, in the performance of such Director's duties, or supposed duties, with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. Any repeal or modification of this Bye-law 27 shall not adversely affect any right or protection of a Director or Officer of the Company existing immediately prior to such repeal or modification.


    (3) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director, Officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that the individual is entitled to be indemnified by the Company as authorized in these Bye-laws or otherwise pursuant to the laws of Bermuda.

                                    MEETINGS

28. ANNUAL GENERAL MEETING


    (1) The Annual General Meeting for the election of Directors and for the transaction of such other business as may properly come before the Annual General Meeting shall be held in each year at such time and place either within or outside Bermuda as the Board shall specify by resolution and specify in the notice of meeting. Notice of each Annual General Meeting shall be given to each Member entitled to vote at an Annual General Meeting as of the record date for the Annual General Meeting established by the Board. Such notice shall be given no more than sixty (60) days nor less than ten (10) days prior to the Annual General Meeting and each such notice shall state the date, place and time at which the Annual General Meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the Annual General Meeting. The record date for the Annual General Meeting shall be established by the Board and shall be no more than sixty
(60) days nor less than ten (10) days prior to the Annual General Meeting.



    (2) At any Annual General Meeting, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any Member of the Company who complies with the procedures set forth in this Bye-law 28(2). For business to be properly brought before an Annual General Meeting by a Member, the Member must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely for inclusion in the Company's proxy statement, a Member's notice must be received by the Secretary at the Company's principal executive offices not less than 120 calendar days in advance of the anniversary of the date of the Company's proxy statement released to Members in connection with the previous year's Annual General Meeting. To be timely for consideration at the Annual General Meeting, a Member's notice must be received by the Secretary at the Company's principal executive offices not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the U.S. Securities and Exchange Commission, in advance of the anniversary of the date of the Company's proxy statement released to Members in connection with the previous year's Annual General Meeting. To be in proper written form, a Member's notice to the Secretary shall set forth in writing as to each matter the Member proposes to bring before the Annual General Meeting (i) a brief description of the business desired to be brought before the Annual General Meeting and the reasons for conducting such business at the Annual General Meeting, (ii) the name and address, as they appear in the Register of Members, of the Member proposing such business, (iii) the class and number of Shares which are beneficially owned by the Member and (iv) any material interest of the Member in such business. Notwithstanding anything in these Bye-laws to the contrary, no business shall be conducted at an Annual General Meeting except in accordance with the procedures set forth in this Section 28(2). The chairman of an Annual General Meeting shall, if the facts warrant, determine and declare to the


                                     III-14
meeting that business was not properly brought before the meeting in accordance with the provisions of this Bye-law 28(2) and, if such determination is made, the Chairman shall so declare to the meeting and any such business not properly brought before the Annual General Meeting shall not be transacted.


29. SPECIAL GENERAL MEETINGS

    The Board may convene a special general meeting of the Company, by a resolution approved by a majority of the Board upon not less than thirty (30) nor more than sixty (60) days' written notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

30. ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

    The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

31. MEETING CALLED ON REQUISITION OF MEMBERS

    Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up Capital as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

32. SHORT NOTICE

    A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat.

33. POSTPONEMENT OF MEETINGS

    The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

34. QUORUM FOR GENERAL MEETING


    At any general meeting of the Company except as otherwise expressly required by the Act or by these Bye-laws one or more Persons present in Person and representing in Person or by proxy in excess of 50% of the total issued voting Shares throughout the meeting shall form a quorum for the transaction of any business. If within one hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.


35. ADJOURNMENT OF MEETINGS

    The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed by a majority of the Members participating in the meeting), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

                                     III-15

36. ATTENDANCE AT MEETINGS


    If provided in a Notice of General Meeting, Members may participate in such general meeting by means of such telephone, electronic or other communication facilities as will permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.


37. WRITTEN RESOLUTIONS
    (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

    (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

    (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

    (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

    (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

    (6) This Bye-law shall not apply to:

        (a) a resolution passed pursuant to Section 89(5) of the Act; or

        (b) a resolution passed for the purpose of removing a Director before the expiration of such Director's term of office under these Bye-laws.

38. ATTENDANCE OF DIRECTORS

    The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.


39. PRESIDING OFFICER AT MEETINGS


    At all meetings of Members, unless otherwise determined by the Board, the Chairman of the Board or, in the absence of the Chairman of the Board, the Vice Chairman, if one is elected and if not the President shall preside and the Secretary or an Assistant Secretary shall act as Secretary.

40. VOTING AT MEETINGS

    (1) Subject to these Bye-laws and to any special rights or other restrictions as to voting for the time being attached to any Shares by or in accordance with these Bye-laws or the act, at every general meeting of Members, each holder of Common Shares shall be entitled to one vote in Person or by

                                     III-16
proxy, for each Common Share registered in the name of such Member as of the record date fixed by the Board for the meeting.

    (2) Subject to these Bye-laws and to the Act, any matter submitted to the Members at any general meeting for consideration shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail and without limiting the generality of the foregoing, any matter submitted to the Members at a general meeting for approval which relates to the amalgamation, merger or consolidation of the Company with another company or the sale, lease or exchange of all or substantially all of the assets of the Company shall be approved by 66 2/3% of the votes cast in accordance with the provisions of these Bye-laws.

    (3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls, if any, on all Shares held by such Member.


    (4) The receipt and tabulations of all proxies and ballots shall be done by the scrutineers appointed in accordance with Bye-law 56.



41. JOINT HOLDERS VOTING



    In the case of joint holders of Shares, the vote of either holder, whether in Person or by proxy, shall be accepted with or without a corresponding vote of the other holder.


42. INSTRUMENT OF PROXY

    The instrument appointing a proxy shall be in writing or by electronic means in the form, or as near thereto as circumstances admit or as otherwise determined by the Board, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

43. REPRESENTATION OF COMPANIES AT MEETINGS

    A corporation which is a Member may, by written instrument, authorize such Person as it thinks fit to act as its representative at any meeting of the Members and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

44. AUTHORIZED SHARE CAPITAL

    (1) The authorized share capital of the Company is US$161,500,000 consisting of 160,000,000 common shares of the par value of $1.00 per share ("Common Shares") and 1,500,000 preferred shares of the par value of $1.00 per share ("Preferred Shares").

    (2) Subject to these Bye-laws, holders of the Common Shares shall:

        (a) at a general meeting of the Company, be entitled to one vote for each Common Share held by such holder on all matters submitted to a vote of the Members;

                                     III-17

        (b) be entitled to such dividends as the Board may from time to time declare;

        (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

        (d) generally be entitled to enjoy all of the rights attaching to the Common Shares.

    (3) The Preferred Shares shall be issuable in one or more classes or series, with such designations, rights, preferences, limitations and voting rights, if any, as the Board may determine upon issuance; provided that the Board shall fix such provisions as will, at a minimum, entitle the holders of such Preferred Shares, voting as a class, to elect at least two Directors upon default of the equivalent of six quarterly dividends on the Preferred Shares, such right to continue until cumulative dividends have been paid in full, or until non-cumulative dividends have been paid regularly for at least a year; and require the affirmative approval of at least two-thirds of the outstanding Preferred Shares as a prerequisite to any amendments to the Memorandum of Association or Bye-laws altering materially any existing provision of such Preferred Shares.


    (4) The Preferred Shares shall include 400,000 shares designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares") having the following rights and privileges;


        (a) Subject to the rights of the holders of any shares of any series of Preferred Shares (or any similar shares) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of shares of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate amount of all cash dividends or other distributions, other than a dividend payable in shares of Common Shares or a subdivision of the outstanding shares of Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share or Series A Preferred Share. In the event the Company shall at any time declare or pay any dividend on the Common Share payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount to which holders of shares or Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

        (b) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (a) immediately before it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                     III-18

        (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date. In either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed or the payment thereof.

        (d) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action. Holders of Series A Preferred Shares shall have the following voting rights:

           (i) Subject to the provisions for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the members of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into greater or lesser number of shares of Common Shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

           (ii) Except as otherwise provided herein, in any other amendment to these Bye-laws creating a series of Preferred Shares or any similar shares, the holders of shares of Series A Preferred Shares and the holders of shares of Common Shares and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of members of the Company.

           (iii) If, on the date used to determine members of record for any meeting of members of the Company at which directors are to be elected, dividends on the Series A Preferred Shares shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the number of the Board of the Company shall be increased by two as of the date of such meeting and the holders of Series A Preferred Shares (voting separately as a class with all other series of Preferred Shares of the Company upon which like voting rights have been conferred and are exercisable) will be entitled to vote for and elect such two additional directors of the Company. The right of the holders of Series A Preferred Shares to vote for such two additional Directors shall terminate when all accrued and unpaid dividends on the Series A Preferred Shares have been declared and paid or set apart for payment. The term of office of the Directors so elected shall terminate immediately upon the termination of the right of the holders of Series A Preferred Shares (and all other series of Preferred Shares of the Company) to vote for such two additional Directors. In connection with the right to

                                     III-19
       vote for such additional Directors, each holder of Series A Preferred Shares will have one vote for each share held.

        (e) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Company shall not: (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid rateably on the Series A Preferred Shares and all such parity stock on which dividends are payable or to arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any junior shares in exchange for shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (f) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under the preceding paragraph purchase or otherwise acquire such shares at such time in such manner.

        (g) Any shares of Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement or cancellation become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth herein, or in any amendment to these Bye-laws creating a series of Preferred Shares or any similar stock or as otherwise required by law.

        (h) Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of shares of Series A Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Shares, shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Shares, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made rateably on the Series A Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a

                                     III-20
    greater or lesser number of shares of Common Shares then in each such case the aggregate amount to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event under the provision in clause
    (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

        (i) In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, each share of Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Share payable in shares of Common Shares, or effect a subdivision or combination of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

        (j) The shares of Series A Preferred Shares shall not be redeemable.

        (k) The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Shares.

        (l) Neither the Memorandum of Association nor the Bye-laws of the Company shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Shares, voting together as a single class.

45. POWER TO ISSUE SHARES

    (1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing Shares, the Board shall have power to issue any unissued Shares of the Company on such terms and conditions as it may determine and any Shares or class of Shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

    (2) The Board shall, in connection with the issue of any Share, have the power to pay such commission and brokerage as may be permitted by law.

    (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

                                     III-21

    (4) The Company may from time to time do any one or more of the following things:

        (a) make arrangements on the issue of Shares for a difference between the Members in the amounts and times of payments of calls on their Shares;

        (b) accept from any Member the whole or a part of the amount remaining unpaid on any Shares held by such Member, although no part of that amount has been called up;

        (c) pay dividends in proportion to the amount paid up on each Share where a larger amount is paid up on some Shares than on others; and

        (d) issue its Shares in fractional denominations and deal with such fractions to the same extent as its whole Shares and Shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole Shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

46. VARIATION OF RIGHTS, ALTERATION OF CAPITAL AND PURCHASE OF SHARES

    (1) Subject to the provisions of Sections 42 and 43 of the Act any Preferred Shares may be issued or converted into Shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

    (2) If at any time the Capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the Shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking PARI PASSU therewith.

    (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its Capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of Capital, fractions of Shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of Shares and/or arranging for the sale or transfer of the fractions of Shares of Members.

47. REGISTERED HOLDER OF SHARES


    The Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such Share on the part of any other Person.


48. DEATH OF A JOINT HOLDER


    Where two or more Persons are registered as joint holders of a Share or Shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said Share or Shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.


                                     III-22

49. SHARE CERTIFICATES


    (1) The Shares of the Company may be represented by certificates or be uncertificated. Unless otherwise determined by the Board, each Member shall be provided with a certificate representing the number of shares owned by such Member. The Board shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of any uncertificated Shares or certificates for Shares of stock of the Company.



    (2) The certificates for Shares of the Company shall be in such form, not inconsistent with the Memorandum of Association or Bye-laws, as shall be approved by the Board and under the seal of the Company (or a facsimile thereof). The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Any or all of the signatures may be facsimiles unless the regulations of the Designated Stock Exchange then in effect shall require to the contrary. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.


    (3) Within two business days after uncertificated Shares have been registered, the Company or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such Shares are a part, the number of Shares registered, the date of registration and such other information as may be required or appropriate.


    (4) If the certificate for any Shares shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.


50. CALLS ON SHARES

    (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the Shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

    (2) The Board may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

51. FORFEITURE OF SHARES

    (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any Share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

    (2) If the requirements of such notice are not complied with, any such Share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

    (3) A Member whose Share or Shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such Share or Shares at the time of the forfeiture and all interest due thereon.

                                     III-23

                              REGISTER OF MEMBERS

52. CONTENTS OF REGISTER OF MEMBERS

    (1) The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars:

        (a) The name and address of each Member, the number and, where appropriate, the class or series of Shares held by such Member and the amount paid or agreed to be considered as paid on such Shares;

        (b) The date on which each Person was entered in the Register; and

        (c) The date on which any Person ceased to be a Member for one year after such Person so ceased.

    (2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

53. RIGHT OF INSPECTION OF REGISTER


    The Register of Members and any branch register of Members, as the case may be, shall be open to inspection on every business day by Members without charge or by any other Person, upon the maximum payment permitted under the Act, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspections, at the Registration Office or such other place in Bermuda at which the Register of Members is kept in accordance with the Act or, if appropriate, upon the maximum payment permitted under the Act at the Registration Office. The Register, including any overseas or local or other branch register of Members, may, after Notice has been given by advertisement in an appointed newspaper and, where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the aggregate thirty (30) days in each year as the Board may determine and either generally or in respect of any class or series of shares.


54. TRANSACTIONS WITH INTERESTED MEMBERS

    (1) Notwithstanding anything to the contrary contained in these Bye-laws, the Company shall not engage in any Business Combination with any Interested Member of the Company for a period of five years following such Interested Member's Share Acquisition Date unless such Business Combination or the purchase of Shares made by such Interested Member on such Interested Member's Share Acquisition Date is approved by the Board prior to such Interested Member's Share Acquisition Date. If a good faith proposal is made in writing to the Board regarding a Business Combination, the Board shall respond, in writing, within thirty days or such shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase Shares is made in writing to the Board, the Board, unless it responds affirmatively in writing within thirty days or such shorter period, if any, as may be required by the Exchange Act, shall be deemed to have disapproved such purchase of Shares.

    (2) Notwithstanding anything to the contrary contained in these Bye-laws (except the provisions of paragraphs (1) and (3) of this Section 54, the Company shall not engage at any time in any Business

                                     III-24

Combination with any Interested Member of the Company other than a Business Combination specified in any one of the following subparagraphs (a), (b) or (c):

        (a) A Business Combination approved by the Board prior to such Interested Member's Share Acquisition Date, or where the purchase of Shares made by such Interested Member on such Interested Member's Share Acquisition Date had been approved by the Board prior to such Interested Member's Share Acquisition Date;

        (b) a Business Combination approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by such Interested Member or any Affiliate or Associate of such Interested Member at a meeting called for such purpose no earlier than five years after such Interested Member's Share Acquisition Date; or

        (c) a Business Combination that meets all of the following conditions:

           (i) The aggregate amount of the cash and the Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of outstanding Common Shares of the Company in such Business Combination is at least equal to the higher of the following:

               (x) the highest per share price paid by such Interested Member at a time when such Interested Member was the Beneficial Owner, directly or indirectly, of five percent or more of the outstanding voting Shares, for any common shares of the same class or series acquired by it (1) within the five-year period immediately prior to the Announcement Date with respect to such Business Combination, or (2) within the five-year period immediately prior to, or in, the transaction in which such Interested Member became an Interested Member, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per common share since such earliest date, up to the amount of such interest; and

               (y) the Market Value per common share on the Announcement Date with respect to such Business Combination or on such Interested Member's Share Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per common share since such date, up to the amount of such interest.

           (ii) The aggregate amount of the cash and the Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of outstanding Shares, other than Common Shares, of the Company is at least equal to the highest of the following (whether or not such Interested Member has previously acquired any shares of such class or series of stock):

               (x) the highest per share price paid by such Interested Member at a time when such Interested Member was the Beneficial Owner, directly or indirectly, of five percent or more of the outstanding voting Shares of the Company, for any Shares of such class or series acquired by it (1) within the five-year period immediately prior to the Announcement Date with respect to such Business Combination, or
           (2) within the five-year period immediately prior to, or in, the transaction in which such Interested Member became an Interested Member, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition

                                     III-25
           price was paid through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of such class or series of shares since such earliest date, up to the amount of such interest;

               (y) the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary liquidation, dissolution or winding up of the Company, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of shares (unless the aggregate amount of such dividends is included in such preferential amount); and

               (z) the Market Value per share of such class or series of stock on the Announcement Date with respect to such Business Combination or on such Interested Member's Share Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of such class or series of shares since such date, up to the amount of such interest.

           (iii) The consideration to be received by holders of a particular class or series of outstanding shares (including Common Shares) of the Company in such Business Combination is in cash or in the same form as the Interested Member has used to acquire the largest number of shares of such class or series of Shares previously acquired by it, and such consideration shall be distributed promptly.

           (iv) The holders of all outstanding Shares not Beneficially Owned by such Interested Member immediately prior to the consummation of such Business Combination are entitled to receive in such Business Combination cash or other consideration for such Shares in compliance with clauses
       (i), (ii) and (iii) of this subparagraph.

           (v) After such Interested Member's Share Acquisition Date and prior to the Consummation Date with respect to such Business Combination, such Interested Member has not become the Beneficial Owner of any additional Shares except:

               A. as part of the transaction which resulted in such Interested Member becoming an Interested Member;

               B. by virtue of proportionate share splits, share dividends or other distributions of shares in respect of shares not constituting a Business Combination under clause (E) under the definition of "Business Combination" contained in Section 1 of these Bye-laws;

               C. through a Business Combination meeting all of the conditions of paragraph (1) of this Section 54; or

               D. through purchase by such Interested Member at any price which, if such price had been paid in an otherwise permissible Business Combination the Announcement Date and Consummation Date of which were the date of such purchase, would have satisfied the requirements of clauses (i), (ii) and (iii) of paragraph (c) of this subsection (2).

    (3) Notwithstanding anything to the contrary contained in this Bye-law, paragraphs (1) and (2) above shall not apply to any Business Combination with an Interested Member of the Company which became an Interested Member inadvertently, if such Interested Member (i) as soon as practicable, divests itself of a sufficient amount of the voting Shares so that it no longer is the Beneficial Owner, directly or indirectly, of twenty percent or more of the outstanding voting Shares, and (ii) would not at

                                     III-26
any time within the five-year period preceding the Announcement Date with respect to such Business Combination have been an Interested Member but for such inadvertent acquisition.

55. RECORD DATES

    (1) The Board of Directors may fix a record date not more than 60 days prior to the day of holding any meetings of the Members.

    (2) A list of Members as of the record date, certified by the company officer responsible for its preparation or by the transfer agent of the Company, shall be produced at any meeting of Members upon the request thereat or prior thereto of any Member.

56. SCRUTINEERS

    (1) One or more scrutineers may be appointed by the Board to act at any meeting of Members, or, if the Board fails to act, the chairman of the meeting may appoint a scrutineer or scrutineers. A scrutineer may or may not be a Member, but shall not be a candidate for the office of Director.

    (2) The scrutineer(s) shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members.


    (3) Each scrutineer, before entering upon the discharge of the duties described in Bye-law 56(2), shall be sworn faithfully to execute the duties of a scrutineer at such meeting with strict impartiality, and according to the best of such Person's ability.


                               TRANSFER OF SHARES

57. INSTRUMENT OF TRANSFER

    (1) Subject to these Bye-laws, any Member may transfer all or any Shares held by such Member by an instrument of transfer in a form consistent with these Bye-laws, however the transferor Member shall be deemed to be the holder of the Shares until the name of the transferee is entered in the Register of Members.

    (2) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid Share, the Board may accept the instrument signed by or on behalf of the transferor alone.

    (3) Upon surrender to the Company or the transfer agent of the Company of a certificate for Shares accompanied by an instrument of transfer, the Company may issue or cause to be issued uncertificated shares or, if requested by the appropriate Person or if otherwise appropriate, a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction in the Register of Members. Upon receipt of a proper instrument of transfer from the registered Member of uncertificated Shares, such uncertificated Shares shall be cancelled and issuance of new equivalent uncertificated Shares shall be made to the Person entitled thereto and the transaction shall be recorded in the Register of Members.

                                     III-27

58. RESTRICTION ON TRANSFER


    (1) The Board shall refuse to register the transfer of a Share unless:



        (a) such transfer is in accordance with the Bye-laws;


        (b) the transfer is accompanied by the certificate in respect of the Shares to which it related, if such certificate was issued; and

        (c) all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.


    (2) The Board may refuse to register the transfer of any share, or otherwise restrict the transfer of any Share where the Board believes such transfer would cause the Company to be in violation of the laws of a jurisdiction having legal authority over any part of the Company's affairs.



    (3) If the Board refuses to register a transfer of any Share the Secretary shall, within 120 days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.


59. TRANSFERS BY JOINT HOLDERS

    The joint holders of any Share or Shares may transfer such Share or Shares to one or more of such joint holders, and the surviving holder or holders of any Share or Shares previously held by them jointly with a deceased Member may transfer any such Share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

60. REPRESENTATIVE OF DECEASED MEMBER


    If a Member dies, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder of Shares, shall be the only Persons recognised by the Company as having any title to the deceased Member's interest in such Shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any Share which had been jointly held by such deceased Member with other Persons. Subject to the provisions of
Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.


61. REGISTRATION ON DEATH OR BANKRUPTCY

    Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such Share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board or transfer agent may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

62. DIVIDEND ENTITLEMENT OF TRANSFEREE


    A Person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he or she would be


                                     III-28
entitled if he or she were the registered holder of the share. However, the Board may determine to withhold the payment of any dividend payable or other advantages in respect of such share until such Person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of these Bye-laws being met, such a Person may vote at meetings.


                       DIVIDENDS AND OTHER DISTRIBUTIONS

63. DECLARATION OF DIVIDENDS BY THE BOARD
    (1) Subject to these Bye-laws and subject to Section 54 of the Act, the Board may declare dividends to be paid to the Members, in proportion to the number of Shares held by them.

    (2) The Board may declare and make such other distributions (in any currency or property including, without limitation, in Shares) to the Members as may be lawfully made out of the assets of the Company including, without limitation, out of contributed surplus (as ascertained in accordance with the Act).

    (3) Except in so far as the rights attaching to, or the terms of issue of, any Share otherwise provide:

        (a) all dividends shall be declared and paid according to the amounts paid; and

        (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

    (4) The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the Capital is divided into different classes, the Board may pay such interim dividends in respect of those Shares which confer on the holders thereof deferred or non-preferential rights as well as in respect of those Shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of Shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any Shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

    (5) The Board may deduct from any dividend or other monies payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

    (6) No dividend or other monies payable by the Company on or in respect of any share shall bear interest against the Company.


    (7) Any dividend, interest or other sum payable in cash to a Member may be paid by check or warrant sent through the mail addressed to the Member at the registered address or, at the written direction of the Member, by electronic transfer to an account of the Member at a financial institution approved by the Company or, at such address as the Member or joint holders may in writing direct or at the written direction of such Member and by electronic transfer to an account of such Member at a financial institution approved by the Company. Every such check; warrant or electronic transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder, to the account of the holder, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn or dispatch of the payment by electronic means to the financial institution specified by the Member shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged or the electronic transmission was not received. Any one of two or more joint holders may give


                                     III-29
effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.



    (8) All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company or shall escheat to a government of a jurisdiction having a valid legal claim to payment of such unclaimed dividend or bonus. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.


    (9) Whenever the Board has resolved that a dividend be declared or paid, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any Person to sign any requisite instruments of transfer and other documents on behalf of the Persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

    (10) Whenever the Board has resolved that a dividend be declared or paid on any class of the Capital of the Company, the Board may further resolve either:

        (a) that such dividend be satisfied wholly or in part in the form of an allotment of Shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

           (i) the basis of any such allotment shall be determined by the Board;

           (ii) the Board, after determining the basis of allotment, shall give not less than two (2) weeks' Notice to the holders of the relevant Shares of the right of election accorded to them, and shall send with such Notice, forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be delivered in order to be effective;

           (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

           (iv) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on Shares in respect whereof the cash election has not been duly exercised ("the non-elected Shares") and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account) as the Board may

                                     III-30
       determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected Shares on such basis; or

        (b) that the Members entitled to such dividend shall be entitled to elect to receive an allotment of Shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may determine. In such case, the following provisions shall apply:

           (i) the basis of any such allotment shall be determined by the Board;

           (ii) the Board, after determining the basis of allotment, shall give not less than fourteen (14) days' Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such Notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be delivered in order to be effective;

           (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

           (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on Shares in respect whereof the share election has been duly exercised ("the elected Shares") and in lieu thereof Shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account) as the Board may determine, such sum as may be required to pay up in full the appropriate number of Shares of the relevant class for allotment and distribution to and amongst the holders of the elected Shares on such basis.


    (11) The Shares allotted under paragraph (10) of this Bye-law shall rank pari passu in all respects with Shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal under paragraph (10) of this Bye-law in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the Shares to be allotted under paragraph (10) of this Bye-law shall rank for participation in such distribution, bonus or rights.



    (12) The Board may do all acts and things considered necessary or expedient to give effect to any capitalization under paragraph (10) of this Bye-law, with full power to the Board to make such provisions as it determines in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorize any Person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.



    (13) The Board may resolve in respect of any particular dividend of the Company that notwithstanding the provisions of paragraph (10) of this Bye-law such dividend may be satisfied wholly in the form of an allotment of Shares credited as fully paid up without offering any right to Members to elect to receive such dividend in cash in lieu of such allotment.



    (14) The Board may on any occasion determine that rights of election and the allotment of Shares under paragraph (10) of this Bye-law shall not be made available or made to any Members with


                                     III-31
registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.



    (15) Any resolution declaring a dividend on Shares of any class may specify that the same shall be payable or distributable to the Persons registered as the holders of such Shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such Shares. The provisions of this Bye-law shall, as the case may be, apply to bonuses, capitalization issues, distributions of realized capital profits or offers or grants made by the Company to the Members.


    (16) Before declaring any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time determine and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

                                 CAPITALISATION

64. ISSUE OF BONUS SHARES

    (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up (i) unissued Shares, debentures or other obligations to be allotted or distributed as fully paid pro rata to the Members or any class of Members or (ii) in full or partly paid Shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or other distribution. In addition, the Board may, subject to the Act, resolve to capitalize any part of the amount for the time being standing to the credit of the Company's share premium account by applying such sum in paying up unissued shares to be issued to the Members, or class of Members, as fully paid bonus Shares.

    (2) The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the preceding paragraph and in particular may issue certificates in respect of fractions of Shares or authorize any Person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any Person to sign on behalf of the Persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

    (3) Subject to the Act, a printed copy of the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient headings and a statement of income and expenditures, together with a copy of the Auditors' report, shall be sent to each Person entitled thereto at least twenty-one (21) days before the date of the Annual General Meeting and laid before the Company at such meeting in accordance with the requirements of the Act

                                     III-32
provided that this Bye-law shall not require a copy of those documents to be sent to any Person of whose address the Company is not aware or to more than one of the joint holders of any Shares or debentures.

                       ACCOUNTS AND FINANCIAL STATEMENTS

65. RECORDS OF ACCOUNT
    (1) The Board shall cause to be kept true records of account with respect to all transactions of the Company and in particular with respect to:

        (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

        (b) all sales and purchases of goods by the Company; and

        (c) the assets and liabilities of the Company.

    (2) Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member (other than a Director of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorized by the Board or the Company in a General Meeting.

66. FISCAL YEAR

    The fiscal year of the Company may be determined by resolution of the Board and failing such resolution the fiscal year shall be the 52 or 53-week annual accounting period ending the last Friday in December for domestic and US operations and December 31 for foreign operations.

67. FINANCIAL STATEMENTS

    Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

68. APPOINTMENT OF AUDITOR

    (1) Subject to the Act, at the Annual General Meeting or at a subsequent special general meeting in each year, the Members shall appoint an Auditor to audit the accounts of the Company and such Auditor shall hold office until the Members appoint another Auditor. Such Auditor may be a Member but no Director or Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

    (2) Subject to the Act, a Person, other than a retiring Auditor, shall not be capable of being appointed Auditor unless the notice of meeting at which such appointment is proposed states such proposal and such notice has been given to the Members in accordance with the Bye-laws not less than twenty-one (21) days before the meeting date and a copy of such notice has been delivered to the nominee and the retiring Auditor.

    (3) The Members, by a resolution passed by at least two thirds of the vote cast at a General Meeting at which notice specifying the intention to pass such resolution was given, may remove the Auditor at any time before the expiration of the Auditor's term of office and shall by ordinary resolution at that meeting appoint another Auditor in the Auditor's stead for the remainder of the retiring Auditor's term, provided that, not less than twenty-one (21) days before the date of the meeting, notice in writing of the proposed resolution is given to the incumbent auditor and to the auditor proposed to be appointed.

                                     III-33

                                     AUDIT

69. REMUNERATION OF AUDITOR

    The remuneration of the Auditor shall be fixed by the Board of Directors or in such manner as the Board may determine.


70. VACANCY OF OFFICE OF AUDITOR


    If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board or its designated agents shall appoint an interim auditor and the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

71. ACCESS TO BOOKS OF THE COMPANY

    The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72. REPORT OF THE AUDITOR

    (1) Subject to the Act, the accounts of the Company shall be audited at least once in every year.

    (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

    (3) The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                    NOTICES

73. NOTICES TO MEMBERS OF THE COMPANY


    (1) Any Notice from the Company to a Member shall be given in writing or by cable, telex, facsimile transmission message or electronic transmission and any such Notice and (where appropriate) any other document may be served or delivered by the Company on or to any Member either personally or by sending it through the mail or other courier service in a prepaid envelope addressed to such Member at the Member's registered address as appearing in the Register or at any other address supplied by the Member to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any cable, telex, facsimile transmission number or electronic mail address supplied by him or her to the Company for the giving of Notice to such Member or which the Person transmitting the Notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appointed newspapers (as defined in the Act) or in accordance with the requirements of any Designated Stock Exchange. In the case of joint holders of a Share all Notices shall be given to that one of the joint holders whose name stands first in the Register and Notice so given shall be deemed a sufficient service on or delivery to all the joint holders.


                                     III-34

    (2) Any Notice or other document:

        (a) if served or delivered by mail, shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the mail; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the Notice or document was properly addressed and put into the mail and a certificate in writing signed by the Secretary or other Officer of the Company or other Person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the mail shall be conclusive evidence thereof; and

        (b) if served or delivered in any other manner contemplated by these Bye-Laws, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant dispatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other Officer of the Company or other Person appointed by the Board as to the fact and time of such service, delivery, dispatch or transmission shall be conclusive evidence thereof.

        (c) Any Notice or other document delivered or sent by mail to or left at the registered address of any Member in pursuance of these Bye-Laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has Notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Member as sole or joint holder unless such Member's name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all Persons interested (whether jointly with or as claiming through or under the Member) in the Share.

        (d) A Notice may be given by the Company to the Person entitled to a Share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the mail in a prepaid letter, envelope or wrapper addressed to such Person by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the Person claiming to be so entitled, or (until such an address has been so supplied) by giving the Notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

        (e) Any Person who by operation of law, transfer or other means whatsoever shall become entitled to any Share shall be bound by every Notice in respect of such Share which prior to such Person's name and address being entered on the Register shall have been duly given to the Person from whom title to such Share is derived.

        (f) For the purposes of these Bye-Laws, a cable or telex or facsimile transmission or electronic transmission message purporting to come from a holder of Shares or, as the case may be, a Director or Alternate Director, or, in the case of a corporation which is a holder of Shares from a director or the secretary thereof or a duly appointed attorney or duly authorized representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the Person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or Alternate Director.

                                     III-35

                              SEAL OF THE COMPANY

74. THE CORPORATE SEAL

    The corporate seal of the Company shall be in circular form as the Board may from time to time approve, with the name of the Company in the circumference and "Bermuda" in the centre. The Board may adopt one or more duplicate seals for use outside Bermuda.

75. MANNER IN WHICH SEAL IS TO BE AFFIXED

    The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors or the Secretary and the Assistant Secretary, or any Person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

76. WINDING-UP/DISTRIBUTION BY LIQUIDATOR

    (1) A resolution that the Company be wound up by the court or be wound up voluntarily shall be adopted by the holders of Shares representing seventy-five percent of the voting Shares of the Company.

    (2) The Board may, in the name of and on behalf of the Company, present a petition to the court for the Company to be wound up.

    (3) If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the sanction of a resolution of the Members, and any other sanction required by the Act, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any Shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

77. ALTERATION OF BYE-LAWS

    No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members passed by a simple majority of the votes cast in accordance with the provisions of these Bye-laws, or by unanimous vote of the Members without prior approval of the Board, provided that any proposed amendment to Bye-law 13 shall be approved by the Board and by the affirmative vote of the holders of 75% of the Shares entitled to vote at a general meeting of the Company. If the rescission, alteration or amendment varies the rights attached to a class of Shares, Bye-law 46 must also be complied with.

                                     III-36

                          SCHEDULE--FORM A (BYE-LAW *)

P R O X Y

I/We

of
the holder(s) of             share(s) in the above-named company

hereby appoint ________________________ or failing him/her
________________________ or failing

him/her ________________________ as my/our proxy to vote on my/our behalf at the general meeting

of the Company to be held on the       day of             ,     , and at any
adjournment thereof.

Dated this       day of             ,

*GIVEN under the seal of the Company
*Signed by the above-named

_________________________________

_________________________________
Witness

*Delete as applicable.

                                     III-37

                          SCHEDULE--FORM B (BYE-LAW *)
           NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

    You have failed to pay the call of [amount of call] made on the   day of
          ,   last, in respect of the [number] share(s) [numbers in figures]
standing in your name in the Register of Members of the Company, on the   day of
          ,   last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the
rate of      per annum computed from the said   day of           ,   last, on or
before the   day of           ,   next at the place of business of the Company
the share(s) will be liable to be forfeited.

Dated this   day of           ,

[Signature of Secretary]
By order of the Board

                                     III-38

                          SCHEDULE--FORM C (BYE-LAW *)
                         TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED .................................................... [amount]
 .................................................................. [transferor]
hereby sell assign and transfer unto .............................. [transferee]
of ................................................................... [address]
 ............................................................ [number of shares]
shares of .................................................... [name of Company]

Dated........................................

                                               .............................................
                                                               (Transferor)

In the presence of:

 ............................................
                  (Witness)

                                               .............................................
                                                               (Transferee)

In the presence of:

 ............................................
                  (Witness)

                                     III-39

                          SCHEDULE--FORM D (BYE-LAW *)
           TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
                                  OF A MEMBER

    I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of Members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this   day of           ,

Signed by the above-named
[Person or Persons entitled]
in the presence of:

Signed by the above-named
[transferee]
in the presence of:

                                     III-40

                                                                        ANNEX IV

                           FOSTER WHEELER CORPORATION
                                AUDIT COMMITTEE
                                    CHARTER

    The Audit Committee is appointed by the Board of Directors of Foster Wheeler Corporation (the "Company") to assist the Board in fulfilling its responsibilities by overseeing (1) that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company, (2) that management has established and maintained an adequate system of internal controls within the Company, (3) that management has established and maintained processes to assure compliance by the Company with all applicable legal and regulatory requirements and Company policies, and (4) the independence and performance of the Company's independent auditors.

MEMBERSHIP

    The Board shall (1) establish the size of the Audit Committee, which shall consist of at least three directors, and (2) appoint the members of the Audit Committee on the recommendation of the Committee on Nominees for Directors and Officers. The members of the Audit Committee shall meet the independence and financial experience requirements of the New York Stock Exchange, as interpreted by the Board of Directors.

AUTHORITY

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management and the independent auditor, including a discussion of significant accounting issues regarding the accounting and auditing principles and practices as well as the adequacy of the internal controls.

     3. Review with management and the independent auditor significant financial reporting and accounting issues made in connection with the preparation of the Company's financial statements.

     4. Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit or the review of the quarterly financial statements as included in the 10-Q.

     5. Review any major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     6. Recommend to the Board the appointment of the independent auditor, subject to ratification by stockholders, which firm is ultimately accountable to the Audit Committee and the Board.

     7. Approve the fees to be paid to the independent auditor.

     8. Ensure that the Committee obtains an annual independence statement from the independent auditor and discusses any item that may impact the auditor's independence. The Committee shall take appropriate action or recommend that the Board take appropriate action, to satisfy itself of the independence of the auditor.

     9. Review the performance of the independent auditor and, if circumstances warrant, recommend that the Board replace the independent auditor, subject to ratification by stockholders.

    10. Maintain oversight of the appointment and the functions of senior internal auditing personnel.

    11. Review with the independent auditor and financial management of the Company the scope and staffing of the proposed audit for the current year and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditor or problems or difficulties which the auditor may have encountered.

    12. Review the audit scope of work planned for the current year by the Director of Corporate Audit Services and, thereafter, periodically review progress that has been made.

    13. Review the scope of work planned for the current year by the Director of Contract Performance Appraisal and, thereafter, periodically review progress that has been made.

    14. Review status reports prepared by Corporate Audit Services and Contract Performance Appraisal.

    15. Cause to be issued the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    16. Obtain periodic reports from the Chief Compliance Officer regarding the status of the Corporation's Compliance Program and ensure that the Chief Compliance Officer obtains annual compliance program certificates from Chief Executive Officers.

    17. Review with the Company's General Counsel any legal matters, including significant litigation and regulatory matters, which may have a material impact on the financial statements.

    18. Meet in a separate executive session at least annually with the chief financial officer, the Director of Corporate Audit Services, the Director of Contract Performance Appraisal, the Chief Compliance Officer and the independent auditor.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The foregoing is the responsibility of management and the independent auditor. The Audit Committee has no duty to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Ethics.

MINUTES AND REPORTING

    The Audit Committee shall make regular reports to the Board. Minutes of each Audit Committee meeting are to be prepared by the Secretary of the Corporation and copies sent to Committee Members with the original filed in the Corporate archives.

SCHEDULE

    The Committee shall meet a minimum of four times per year although additional meetings may be called at any time the Chairman desires.

Approved by the Board of Directors
March 28, 2000

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Seventh of the Foster Wheeler Corporation Restated Certificate of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for damages for any breach of duty in such director's capacity as a director except if a judgment or other final adjudication establishes that the director's acts or omissions were in bad faith, involved intentional misconduct, a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated section 719 of the New York Business Corporation Law.


    Section 6.6 of the Foster Wheeler Corporation Bye-laws, as amended, provides that an officer or director will be indemnified against any costs or liabilities, including attorney fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement in connection with any action, suit or proceeding, or appeal thereof, except for proceedings initiated by an officer or director without the authorization of the Board of Directors, to the fullest extent permitted under the New York Business Corporation Law.


    Foster Wheeler Corporation maintains liability insurance covering its directors and officers and those of its subsidiaries.

    Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of any other corporation served in any capacity at the request of the corporation, because he or she was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

    Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to
Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

    Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

    Foster Wheeler Ltd. is a Bermuda company. Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

    Foster Wheeler Ltd. has adopted provisions in its bye-laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


       EXHIBIT
         NO.                                    DESCRIPTION
       -------                                  -----------
          2             Form of Agreement and Plan of Merger, among Foster Wheeler
                        Corporation, Foster Wheeler LLC and Foster Wheeler Ltd.
                        (included as Annex I to the proxy statement/prospectus).

          3.1 Memorandum of Association of Foster Wheeler Ltd. (included as Annex II to the proxy statement/prospectus).

          3.2 Bye-Laws of Foster Wheeler Ltd. (included as Annex III to the proxy statement/prospectus).

          4             Foster Wheeler Ltd. hereby agrees to furnish copies of
                        instruments defining the rights of holders of long-term debt of Foster Wheeler Corporation and its consolidated
                        subsidiaries to the Commission upon its request.

          4.1           Amended and Restated Rights Agreement dated as of September
                        30, 1997, between Foster Wheeler Corporation and Chase
                        Mellon Shareholder Services, L.L.C., as Rights Agent (filed as Exhibit 1.2 to Foster Wheeler Corporation's Form 8-A
                        dated October 1, 1997 and incorporated herein by reference.)

          5.1           Opinion of Conyers Dill & Pearman as to the legality of the securities being issued.

          8.1           Opinion of White & Case LLP as to certain tax matters.

          8.2           Opinion of Conyers Dill & Pearman as to certain tax matters
                        (included in Exhibit 5.1).

         23.1           Consent of PricewaterhouseCoopers LLP.

         23.2           Consent of White & Case LLP (included in Exhibit 8.1).

         23.3           Consent of Conyers Dill & Pearman (included in
                        Exhibit 5.1).

         24 Powers of Attorney (included in the signature pages to the Registration Statement).


ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                       SIGNATURES AND POWERS OF ATTORNEY


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Clinton, state of New Jersey, on March 8, 2001.


                                                       FOSTER WHEELER LTD.
                                                       (Registrant)

                                                       By:            /s/ LISA FRIES GARDNER
                                                            -----------------------------------------
                                                                        Lisa Fries Gardner
                                                                   VICE PRESIDENT AND SECRETARY

    Each of the directors and officers of Foster Wheeler Ltd., whose signature appears below hereby authorizes each of Gilles A. Renaud and Lisa Fries Gardner, as attorney-in-fact and agent, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

    Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacity and on the dates indicated.

             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
       /s/ THOMAS R. O'BRIEN
----------------------------------   Director and Chief Executive
         Thomas R. O'Brien           Officer                              December 21, 2000
   (PRINCIPAL EXECUTIVE OFFICER)

       /s/ ROBERT D. ISEMAN
----------------------------------   Director and Chief Financial
         Robert D. Iseman            Officer                              December 21, 2000
   (PRINCIPAL FINANCIAL OFFICER)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.
                                                    FOR   AGAINST   ABSTAIN
Item 1.   To approve the proposed Reorganization
          and Agreement and Plan of Merger among
          Foster Wheeler Corporation, Foster
          Wheeler LLC and Foster Wheeler Ltd.
          whereby Foster Wheeler Corporation will
          effectively change its domicile from New
          York to Bermuda, with all shares of
          Foster Wheeler Corporation automatically converting into shares of Foster Wheeler
          Ltd.

Item 2.   Election of four directors.               FOR     WITHHOLD
          Nominees are:  Eugene D. Atkinson,
          E. James  Ferland,  Joseph J. Melone
          and Richard J. Swift
          TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK A LINE THOUGH THE NOMINEE'S NAME.

Item 3.   To ratify the appointment of independent
          accountants.                              FOR   AGAINST   ABSTAIN

-----------------
SHAREHOLDER
NAME AND ADDRESS
-----------------
                                                I WILL ATTEND THE ANNUAL MEETING




SIGNATURE_____________________ SIGNATURE_______________________  DATE___________
NOTE: PLEASE DATE YOUR PROXY AND SIGN EXACTLY AS THE NAME OR NAMES APPEAR ON YOUR STOCK CERTIFICATE. ALL JOINT OWNERS OF STOCK SHOULD SIGN ABOVE. SIGN YOUR FULL TITLE WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, ETC.


                              FOLD AND DETACH HERE


ADMISSION TICKET

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           FOSTER WHEELER CORPORATION

                             MONDAY, APRIL 23, 2001
                                   10:30 A.M.
                            HUNTERDON HILLS PLAYHOUSE
                                88 ROUTE 173 WEST
                               HAMPTON, NEW JERSEY


--------------------------------------------------------------------------------
                                  INSTRUCTIONS

1.   REVIEW AND COMPLETE THE PROXY CARD ABOVE; BE SURE TO SIGN AND DATE THE
     CARD.
2.   DETACH AND RETURN THE SIGNED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.
3.   IF YOU PLAN TO ATTEND THE MEETING, PLEASE RETAIN THIS ADMISSION TICKET
     AND MARK THE APPROPRIATE BOX ON THE PROXY CARD.  DIRECTIONS TO THE
     MEETING SITE ARE SHOWN ON THE REVERSE SIDE. THIS TICKET ADMITS THE SHAREHOLDER(S) WHOSE NAME(S) APPEAR ON IT.
--------------------------------------------------------------------------------

          YOU ARE URGED TO SIGN AND DATE THE ABOVE PROXY AND RETURN IT
           PROMPTLY TO ENSURE A PROPER REPRESENTATION AT THIS MEETING.


-----------------
SHAREHOLDER
NAME AND ADDRESS
-----------------

                           FOSTER WHEELER CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            FOR THE ANNUAL MEETING OF
                         SHAREHOLDERS ON APRIL 23, 2001


      The undersigned hereby appoints Richard J. Swift, Thomas R. O'Brien and Lisa Fries Gardner, each with power to act without the other and with full power of substitution, as proxies to represent and to vote, as indicated on the reverse side of this card, all shares of common stock of Foster Wheeler Corporation held of record in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey at 10:30 a.m. on Monday, April 23, 2001 or any adjournments thereof.

      THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED TO APPROVE THE PROPOSALS LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ADJOURNMENTS THEREOF.

      Please Vote on the reverse side hereof, Sign, Date and promptly return this Proxy Card using the enclosed envelope.

           (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

                             *FOLD AND DETACH HERE*

                   DIRECTIONS TO THE HUNTERDON HILLS PLAYHOUSE
                      88 ROUTE 173 WEST, HAMPTON, NJ 08827
                                 1-800-447-7313

FROM I-78 WEST: Take Exit 12. Coming off of ramp make a left onto Route 173. Go through traffic light and travel approximately 1/2 mile. Hunterdon Hills Playhouse is on your right.

FROM I-287 NORTH TO SOUTH: Follow Route 287 South to Exit 21B (Clinton) which will be Route 78 West. Follow the directions from I-78 West above.

FROM I-287 SOUTH TO NORTH: Follow Route 287 North and follow the signs for I-78 West, then follow the directions from I-78 West above.

FROM LIVINGSTON - FLORHAM PARK AREA: Take Route 24 West to the end (staying left) and follow signs for I-287 South-Somerville, then follow directions from Route I-287 North to South.

FROM GARDEN STATE PARKWAY NORTH OR SOUTH: Take the Garden State Parkway to Exit
142. Follow the signs for I-78 West, then follow the directions from I-78 West above.

FROM ALLENTOWN AND EASTON, PA: Take Route 22 East and go over the Phillipsburg Bridge, stay on Route 22 through Phillipsburg bearing right on Route 22 to I-78 East. Stay on I-78 East to Exit 12. Make a left turn at the end of the ramp, go to the traffic light and turn left. Make a left turn at the first light onto Route 173 and go approximately 1/2 mile. The Hunterdon Hills Playhouse is on your right.

                         THIS TICKET IS NOT TRANSFERABLE